Exhibit 10.2
SENIOR PRIORITY REVOLVING CREDIT AGREEMENT

dated as of April 24, 2026,

by and among,

Buzz BidCo L.L.C.,
as Holdings,

Buzz Finco L.L.C.,
as Borrower,

THE GUARANTOR SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LENDERS, L/C ISSUERS AND SWING LINE LENDERS FROM TIME TO TIME PARTY HERETO,

and

CITIBANK, N.A.,
as Administrative Agent
ALTER DOMUS (US) LLC,
as Collateral Agent

CITIGROUP GLOBAL MARKETS INC.,
RBC CAPITAL MARKETS LLC,
BARCLAYS BANK PLC,
HSBC SECURITIES (USA) INC.,
GOLDMAN SACHS BANK USA
as Joint Lead Arrangers and Bookrunners

Page

Section 1.01    Definitions    1
Section 1.02    Accounting and Other Terms    59
Section 1.03    Construction; Reclassification    60
Section 1.04    Time References    61
Section 1.05    Limited Condition Transaction    61
Section 1.06    UK Terms    62
Section 1.07    Irish Terms    62
Section 1.08    Cyprus Terms    62
ARTICLE II LOANS AND LETTERS OF CREDIT    63
Section 2.01    [Reserved]    63
Section 2.02    Revolving Credit Loans    63
Section 2.03    Issuance of Letters of Credit and Purchase of Participations Therein    64
Section 2.04    Pro Rata Shares; Availability of Funds    68
Section 2.05    Use of Proceeds    69
Section 2.06    Evidence of Debt; Register; Lenders’ Books and Records; Notes    69
Section 2.07    Interest on Loans and Letter of Credit Disbursements    70
Section 2.08    Conversion/Continuation    72
Section 2.09    Default Interest    72
Section 2.10    Fees    73
Section 2.11    [Reserved]    74
Section 2.12    Voluntary Prepayments and Commitment Reductions    74
Section 2.13    Mandatory Reductions of Revolving Credit Loans    75
Section 2.14    Application of Prepayments/Reductions    76
Section 2.15    General Provisions Regarding Payments    77
Section 2.16    Ratable Sharing    78
Section 2.17    Benchmark Replacement    79
Section 2.18    Increased Costs; Capital Adequacy; Illegality; Break Funding Payments    81
Section 2.19    Taxes; Withholding, etc    83
Section 2.20    Obligation to Mitigate    86
Section 2.21    Defaulting Lenders    86
Section 2.22    Removal or Replacement of a Lender    88
Section 2.23    [Reserved]    89
Section 2.24    Extension Amendments    89
Section 2.25    Swing Line Loans Commitments    91
Section 2.26    Borrowing Mechanics for Swing Line Loans    92
ARTICLE III CONDITIONS PRECEDENT    94
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(continued)
Page

Section 3.01    Conditions to Closing Date    94
Section 3.02    Conditions to Each Credit Extension    96
ARTICLE IV REPRESENTATIONS AND WARRANTIES    97
Section 4.01    Organization; Requisite Power and Authority; Qualification    97
Section 4.02    Capital Stock and Ownership    97
Section 4.03    Due Authorization    98
Section 4.04    No Conflict    98
Section 4.05    Governmental Consents    98
Section 4.06    Binding Obligation    98
Section 4.07    Historical Financial Statements    98
Section 4.08    [Reserved]    98
Section 4.09    No Material Adverse Effect    99
Section 4.10    Adverse Proceedings, etc.    99
Section 4.11    Payment of Taxes    99
Section 4.12    Properties    99
Section 4.13    Environmental Matters    99
Section 4.14    [Reserved]    100
Section 4.15    [Reserved]    100
Section 4.16    Investment Company Act    100
Section 4.17    Margin Stock    100
Section 4.18    Employee Matters    100
Section 4.19    Employee Benefit Plans    100
Section 4.20    [Reserved]    101
Section 4.21    Solvency    101
Section 4.22    [Reserved]    101
Section 4.23    [Reserved]    101
Section 4.24    Intellectual Property    101
Section 4.25    [Reserved]    101
Section 4.26    [Reserved]    102
Section 4.27    Insurance    102
Section 4.28    [Reserved]    102
Section 4.29    Permits, Etc.    102
Section 4.30    Bank Accounts and Securities Accounts    102
Section 4.31    Security Interests    102
Section 4.32    Anti-Money Laundering Laws    103
Section 4.33    Sanctions, Anti-Corruption Laws    103
Section 4.34    Disclosure    103
Section 4.35    Data Privacy    103
Section 4.36    Use of Proceeds    104

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(continued)
Page

ARTICLE V AFFIRMATIVE COVENANTS    104
Section 5.01    Financial Statements and Other Reports    104
Section 5.02    Existence    107
Section 5.03    Payment of Taxes and Claims    107
Section 5.04    Maintenance of Properties    108
Section 5.05    Insurance    108
Section 5.06    Inspections    108
Section 5.07    Lenders Conference Calls    109
Section 5.08    Compliance with Laws    109
Section 5.09    Compliance with Environmental Laws    109
Section 5.10    Subsidiaries    109
Section 5.11    Additional Material Real Estate Assets    110
Section 5.12    [Reserved]    111
Section 5.13    Further Assurances    111
Section 5.14    [Reserved]    112
Section 5.15    [Reserved]    112
Section 5.16    Post-Closing Matters    112
ARTICLE VI NEGATIVE COVENANTS    112
Section 6.01    Indebtedness    113
Section 6.02    Liens    113
Section 6.03    [Reserved]    113
Section 6.04    No Further Negative Pledges    113
Section 6.05    Restricted Payments    113
Section 6.06    Restrictions on Subsidiary Distributions    116
Section 6.07    Investments    117
Section 6.08    Financial Covenants    117
Section 6.09    Fundamental Changes; Disposition of Assets    118
Section 6.10    [Reserved]    121
Section 6.11    Securitizations and Receivables Facilities    121
Section 6.12    Transactions with Affiliates    121
Section 6.13    Conduct of Business    122
Section 6.14    Permitted Activities of Holdings    122
Section 6.15    Changes to Certain Agreements and Organizational Documents    123
Section 6.16    [Reserved]    123
Section 6.17    [Reserved]    123
Section 6.18    Prepayments of Certain Indebtedness    123
Section 6.19    Certain Transactions    123
Section 6.20    Anti-Money Laundering Laws & Sanctions    123

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(continued)
Page

ARTICLE VII GUARANTY    124
Section 7.01    Guaranty of the Obligations    124
Section 7.02    Contribution by Guarantors    124
Section 7.03    Payment by Guarantors    124
Section 7.04    Liability of Guarantors Absolute    125
Section 7.05    Waivers by Guarantors    127
Section 7.06    Guarantors’ Rights of Subrogation, Contribution, etc.    127
Section 7.07    Subordination of Other Obligations    128
Section 7.08    Continuing Guaranty    128
Section 7.09    Authority of Guarantors or Borrower    128
Section 7.10    Financial Condition of Borrower    128
Section 7.11    Bankruptcy, etc.    129
Section 7.12    Release of a Guarantor    130
Section 7.13    Irish Guarantee Limitations    130
ARTICLE VIII EVENTS OF DEFAULT    130
Section 8.01    Events of Default    130
ARTICLE IX ADMINISTRATIVE AGENT    133
Section 9.01    Appointment of Agents    133
Section 9.02    Powers and Duties    134
Section 9.03    General Immunity    134
Section 9.04    Agents Entitled to Act as Lender    136
Section 9.05    Lenders’ Representations, Warranties and Acknowledgment    136
Section 9.06    Right to Indemnity    137
Section 9.07    Successor Agent    138
Section 9.08    Collateral Documents and Guaranty    139
Section 9.09    Agency for Perfection    141
Section 9.10    First Lien Intercreditor Agreement    142
Section 9.11    Reports and Other Information; Confidentiality; Disclaimers    142
Section 9.12    Erroneous Payments    143
ARTICLE X MISCELLANEOUS    145
Section 10.01    Notices    145
Section 10.02    Expenses    145
Section 10.03    Indemnity    146
Section 10.04    Setoff    147
Section 10.05    Amendments and Waivers    148
Section 10.06    Successors and Assigns; Participations    150

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(continued)
Page

Section 10.07    Independence of Covenants    154
Section 10.08    Survival of Representations, Warranties, and Agreements    154
Section 10.09    No Waiver; Remedies Cumulative    154
Section 10.10    Marshalling; Payments Set Aside    155
Section 10.11    Severability    155
Section 10.12    Obligations Several; Independent Nature of Lenders’ Rights    155
Section 10.13    Headings    155
Section 10.14    APPLICABLE LAW    155
Section 10.15    CONSENT TO JURISDICTION    156
Section 10.16    WAIVER OF JURY TRIAL    157
Section 10.17    Confidentiality    157
Section 10.18    Usury Savings Clause    158
Section 10.19    Counterparts and Electronic Execution    159
Section 10.20    Effectiveness    159
Section 10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    159
Section 10.22    PATRIOT Act Notice    160
Section 10.23    Certain ERISA Matters    160
Section 10.24    Acknowledgment Regarding Any Supported QFCs    161

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APPENDICES:	A	Revolving Credit Commitments & L/C Commitments
	B	Notice Addresses

SCHEDULES*:	1.01(a)	Immaterial Subsidiaries
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.27	Insurance
	4.30	Bank Accounts and Securities Accounts
	5.01(a)	Report of Key Performance Indicators
	5.16	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.6	Certain Loans and Advances to Employees
	6.7	Certain Investments
	6.9	Certain Asset Sales
	6.12	Certain Affiliate Transactions

EXHIBITS*:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3 A-4	Issuance Notice Swing Line Notice
	B	Pledge Agreement
	C	Compliance Certificate
	D	Assignment Agreement
	E	Certificate Regarding Non-Bank Status
	F	Solvency Certificate
	G	Security Agreement
	H	Credit Agreement Joinder
	I J	First Lien Intercreditor Agreement Revolving Credit Note
* The exhibits, disclosure schedules, and other schedules, as applicable, have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such exhibits, disclosure schedules, and other schedules, as applicable, or any section thereof, to the SEC upon request.

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CREDIT AGREEMENT
This SUPER PRIORITY REVOLVING CREDIT AGREEMENT, dated as of April 24, 2026, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender,” as that term is hereinafter further defined), the L/C Issuers party hereto, CITIBANK, N.A., as administrative agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), ALTER DOMUS (US) LLC, as collateral agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), Buzz BidCo L.L.C., a Delaware limited liability company (“Holdings”), as a Guarantor, Buzz Finco L.L.C., a Delaware limited liability company (“Borrower”), and certain Subsidiaries of Holdings as Guarantors.
W I T N E S S E T H:
WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;
WHEREAS, Lenders have agreed to provide a Revolving Credit Facility in an aggregate principal amount of $50,000,000;
WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets (other than Excluded Assets); and
WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets (other than Excluded Assets),
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS AND INTERPRETATION
Section 1.01Definitions. As used in this Agreement, the following terms shall have the following definitions:
“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement, or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) or, if applicable, the SEC.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of the Capital Stock of any other Person that will become a Subsidiary as a result of such acquisition.
“Administrative Agent” has the meaning specified in the preamble hereto.
“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial, or otherwise), governmental investigation, or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Action) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of an Authorized Officer of Holdings or Borrower, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning specified in Section 2.18(c).
“Affected Loans” has the meaning specified in Section 2.18(c).
“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, that solely for purposes of Section 6.12 of this Agreement, (a) any Person which owns directly or indirectly 15% or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 15% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender be considered an “Affiliate” of any Loan Party.
“Agency Fee Letter” means that certain Administrative Agency Fee Letter, dated as of April 24, 2026, by and among the Borrower and Citibank, N.A., as Administrative Agent.
“Agent” means, each of Administrative Agent and Collateral Agent and any other Person appointed as an agent by the Lenders and Borrower in connection with the Loan Documents.
“Aggregate Amounts Due” has the meaning specified in Section 2.16.

“Aggregate Payments” has the meaning specified in Section 7.02.
“Agreement” means this Credit Agreement and any annexes, exhibits, and schedules attached hereto as it may be amended, supplemented, or otherwise modified from time to time.
“ALTA” means the American Land Title Association.
“Alter Domus” shall mean Alter Domus (US), LLC.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by Administrative Agent), (b) the Federal Funds Effective Rate (but not less than zero) in effect on such day, plus 1/2 of 1.00%, (c) Term SOFR for an Interest Period of one (1) month, plus 1.00%, and (d) 3.50%. Any change in the Alternate Base Rate due to a change in such Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, as the case may be.
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, the United Kingdom Proceeds of Crime Act 2002, the United Kingdom Economic Crime and Corporate Transparency Act 2023, the Irish Criminal Justice (Corruption Offences) Act 2018 and similar laws in jurisdictions in which any Loan Party or any of their respective Subsidiaries operate that concern or relate to bribery or corruption.
“Anti-Money Laundering Laws” means any applicable law in jurisdictions in which any Loan Party or any of their respective Subsidiaries operates that relate to money laundering, any predicate crime thereto, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act), as amended by the PATRIOT Act.
“Applicable Margin” means (a) with respect to Revolving Credit Loans that are Term SOFR Loans, 4.00% per annum, and (b) with respect to Revolving Credit Loans and Swing Line Loans that are Base Rate Loans, 3.00% per annum.
“Application Event” means the (a) occurrence of an Event of Default and (b) election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.15(g).
“Appropriate Lender” means, at any time, (a) with respect to Revolving Credit Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer (if applicable) and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.26, the Revolving Credit Lenders.
“Approved Counterparty” means (i) Administrative Agent, a Lender or any Affiliate of Administrative Agent or any Lender at the time it entered into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, notwithstanding whether such Approved Counterparty may cease to be Administrative Agent, a Lender or an Affiliate of Administrative Agent or a Lender thereafter and (ii) any other Person from time to time designated by Borrower and reasonably acceptable to Administrative Agent (such acceptance not to be unreasonably withheld, delayed or conditioned) and who has executed and delivered to Administrative Agent a customary joinder or acknowledgment agreement affirming the designation of Administrative Agent and Collateral Agent as its agent and the other terms applicable to Secured Hedge Agreements or Treasury Services Agreements.
“Asset Sale” means a sale, lease, or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license, or other disposition to (other than to or with a Loan Party which is not Holdings), or any exchange of property with, any Person, or divisive merger, in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets, or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Loan Party or the sale or issuance of Capital Stock of a Subsidiary, other than inventory sold, licensed in the ordinary course of business, or leased in the ordinary course of business or software non-exclusively licensed in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), or (c) any sale of receivables accounts (or any rights thereto, including, without limitation, any rights to any residual payment stream with respect thereto) by any Loan Party.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief legal officer, president, or one of its vice presidents (or the equivalent thereof), such Person’s chief financial officer or treasurer, assistant treasurer, controller or assistant controller, or other similar officer or any secretary or assistant secretary of and any officer or employee whose signature is included on an incumbency certificate or similar certificate reasonably satisfactory to Administrative Agent and in the case of any Person incorporated, organized or having its center of main interests in Ireland or Cyprus, one of its directors. Any document delivered hereunder that is signed by an Authorized Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Base Rate Loan” means a Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate.
“Base Rate Term SOFR Determination Day” shall have the meaning ascribed thereto in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Administrative Agent (as directed by the Required Lenders) for the applicable Benchmark Replacement Date the sum of: (i) the alternate benchmark rate that has been selected by Administrative Agent, the Required Lenders and Borrower that is generally accepted as one of the then prevailing market conventions for determining a rate of interest for similar syndicated loans in the United States at such time and (ii) the related Benchmark Replacement Adjustment, if any.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with a Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent, the Required Lenders and Borrower and that is generally accepted as one of the then prevailing market conventions for determining such spread, method, adjustment or modification.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Administrative Agent (at the direction of the Required Lenders) with the consent of Borrower (not to be unreasonably withheld or delayed), decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent decides (at the direction of the Required Lenders and with the consent of Borrower, not to be unreasonably withheld or delayed) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(1)     in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)     in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) of the definition of “Benchmark Transition Event” with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.
“Benefit Plan” means any (a) “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”
“Blackstone Funds” means, individually or collectively, Blackstone Inc. and its Affiliates and any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by Blackstone Inc. or one or more of its Affiliates, or any successors of any of the foregoing.
“Board” means (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning specified in the preamble hereto.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Business Day” means (a) any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (b) with respect to all notices, determinations, fundings, and payments in connection with Term SOFR or any Term SOFR Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a U.S. Government Securities Business Day.
“Canadian Dollar” means the lawful money of Canada.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Financing Leases) by Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of Borrower and its Subsidiaries.
“Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights, or options to purchase, or other arrangements or rights to acquire any of the foregoing.
“Captive Insurance Subsidiaries” means, collectively or individually, as of any date of determination, those regulated Subsidiaries primarily engaged in the business of providing insurance and insurance-related services to Borrower or any other Subsidiary.
“Cash” means money, currency, or a credit balance in any demand or Deposit Account.
“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars (or, if Administrative Agent and L/C Issuer agree in their sole discretion, other credit support), at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent and L/C Issuer (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as at any date of determination, (a) Dollars, (b) (i) cash in such local currencies held by Borrower or any Subsidiary from time to time in the ordinary course of business, (ii) Canadian Dollars or (iii) Sterling, euros or any national currency of any participating member state of the Economic and Monetary Union (EMU), (c) marketable securities (i) issued or directly and unconditionally guaranteed or insured by the United States Government or (ii) issued by any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within two years after such date, (d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (e) commercial paper and variable or fixed rate notes maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least P-2 by Moody’s, at least A-2 by S&P or at least F-2 by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency), (f) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the dollar equivalent thereof in foreign currencies as of the date of determination) in the case of non-U.S. banks, (g) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s, (h) marketable short-term money market and similar funds having a rating of at least P-2, A-2 or F-2 from Moody’s, S&P or Fitch, respectively (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency), (i) readily marketable direct obligations issued by, or unconditionally guaranteed by, any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case having an investment grade rating from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) with maturities of two years or less from the date of acquisition, (j) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) with maturities of two years or less from the date of acquisition, (k) Investments with average maturities of one year or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P, A-2 (or the equivalent thereof) or better by Moody’s or F-2 by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency), (l) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (f) above, (m) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P, “A-2” or higher from Moody’s or “F-2” or higher from Fitch with maturities of one year or less from the date of acquisition, (n) repurchase obligations for underlying securities of the types described in clauses (c), (f), (h) and (i) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (f) above and (o) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (n) above.
In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (a) through (i) and clauses (k), (l), (m), (n) and (o) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (o) and in the above paragraph.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.
“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to, or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries. “Casualty Event” shall include, but not be limited to, any taking of all or any part of any real estate of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any requirement of law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E.
“Change of Control” means that:
(a)any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) shall have acquired beneficial ownership, directly or indirectly, of Capital Stock of Parent (or other securities convertible into such Capital Stock) representing 50% or more of (i) the combined voting power or (ii) the combined economic power, in each case, of all Capital Stock of Parent,
(b)Parent fails to own and control, directly or indirectly, 100% of the Capital Stock of Holdings,
(c)Holdings fails to own and control, directly or indirectly, 100% of the Capital Stock of Borrower, or
(d)the shares of common stock of Parent cease to be listed on the NASDAQ Stock Market.
Notwithstanding the preceding or any provision of Section 13d-3 or 13d-5 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own Capital Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement and (ii) any veto power in connection with the acquisition or disposition of any voting Capital Stock will not cause a party to be a beneficial owner.
“Citi” means Citibank, N.A.
“Closing Date” means April 24, 2026.
“Collateral” means, collectively, all of the real, personal, and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to the Collateral Documents as security for the Obligations (and for the avoidance of doubt, excluding any Excluded Assets).
“Collateral Agent” has the meaning specified in the preamble hereto.
“Collateral Documents” means the Security Agreement, the Pledge Agreement, the Foreign Security Documents, the Mortgages, if any, any Control Agreement, and all other instruments, documents, and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal, or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.
“Commitment” means any Revolving Credit Commitment.
“Commitment Fee Rate” means:
    (i)     at any time at which the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 5.01(d) is greater than 0.55 to 1.00, a percentage per annum equal to 0.50%; and
    (ii)     at any time at which the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 5.01(d) is less than or equal to 0.55 to 1.00, a percentage per annum equal to 0.375%.
Any increase or decrease in the Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(d); provided that at the option of Administrative Agent or the Required Lenders, the highest Commitment Fee Rate (e.g., 0.50%) shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Commitment Fee Rate otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under

Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Commitment Fee Rate otherwise determined in accordance with this definition shall apply).
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Consolidated Amortization Expense” means, for any period, the amortization expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Current Assets” means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.
“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.
“Consolidated Depreciation Expense” means, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (a) adding thereto, in each case only to the extent deducted in determining such Consolidated Net Income (other than with respect to clauses (a)(xi)) and without duplication:
(i)Consolidated Interest Expense,
(ii)Consolidated Amortization Expense,
(iii)Consolidated Depreciation Expense,
(iv)Consolidated Tax Expense,
(v)(A) any reasonable and customary expenses, costs, or charges (other than depreciation or amortization expense) paid in cash related to any Permitted Acquisitions or other Permitted Investments (including, in each case, any such transaction undertaken but not completed), (B) the Transaction Costs and (C) any reasonable and customary expenses, costs, or charges related to any extension, waiver, forbearance, amendment, or other modification of the Loan Documents or the Term Loan Documents,
(vi)(A) the aggregate amount of all other non-cash charges, write-downs, expenses, losses, or items (including, without limitation, purchase accounting adjustments under ASC 805 or similar acquisition accounting under GAAP or similar provisions under GAAP) reducing Consolidated Net Income (including any non-cash expense relating to the vesting of warrants), (B) net non-cash exchange, translation, or performance losses relating to foreign currency transactions and currency fluctuations, and (C) cash charges resulting from the application of ASC 805 (including with respect to Earn-Out obligations incurred by Borrower or any of its Subsidiaries in connection with any Permitted Acquisition),
(vii)the amount of customary directors’ fees and expenses paid or accrued in such period,
(viii)charges, losses, expenses, and payments that are covered by indemnification, reimbursement, guaranty, or purchase price adjustment provisions in favor of Borrower or any of its Subsidiaries in any agreement entered into by Borrower or any of its Subsidiaries to the extent such expenses and payments have been reimbursed pursuant to the applicable indemnity, guaranty, or acquisition agreement in such period (or reasonably expected to be so paid or reimbursed within one year after the end of such period to the extent not accrued) or an earlier period if not added back to Consolidated EBITDA in such earlier period; provided, that (A) if such amount is not so reimbursed within such one-year period, such expenses or losses shall be subtracted in the subsequent calculation period and (B) if reimbursed or received in a subsequent period, such amount shall not be added back in calculating Consolidated EBITDA in such subsequent period,
(ix)any non-cash extraordinary, unusual, or non-recurring expenses, losses, or charges incurred,
(x)restructuring charges, carve out costs, severance costs, integration costs, retention, recruiting, relocation, signing bonuses and expenses, accruals or reserves (including restructuring costs related to Permitted Acquisitions and other Investments permitted hereunder and adjustments to existing reserves), transaction fees and expenses (including, any one-time expense relating to enhanced accounting function or other transaction costs) (in each case, to the extent documented), provided that the aggregate amount added back pursuant to this clause (a)(x), together with any amounts added back pursuant to clause (a)(xi) below and the Pro Forma Adjustments, shall not exceed in the aggregate (1) with respect to any four (4) consecutive fiscal quarter period ending on or prior to eighteen (18) month anniversary of the Closing Date (or, solely with respect to actual severance payments (including actual payroll taxes incurred by Borrower for such severance payments), the twenty-four (24) month anniversary of the Closing Date, 25% of Consolidated EBITDA or (2) 15% of Consolidated EBITDA in any four (4) consecutive Fiscal Quarter period ending thereafter (in each case, calculated before giving effect to any such adjustments and all other adjustments),
(xi)the amount of cost savings, operating expense reductions, other operating improvements and initiatives and cost synergies either (i) factually supportable and projected by Borrower in good faith to be reasonably anticipated to be realizable within twelve (12) months of the date thereof or (ii) determined on a basis consistent with Article 11 of Regulation S-X (as in effect prior to January 1, 2021) promulgated under the Exchange Act and as interpreted by the staff of the SEC (or any successor agency), in each case, which will be added to Consolidated EBITDA as so projected or determined until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and cost synergies had been realized on the first day of such period and will be net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount added back pursuant to this clause (a)(xi), together with any amounts added back pursuant to clause (a)(x) above and the Pro Forma Adjustments, shall not exceed in the aggregate (1) with respect to any four (4) consecutive fiscal quarter period ending on or prior to the eighteen (18) month anniversary of the Closing Date, 25% of

Consolidated EBITDA or (2) 15% of Consolidated EBITDA in any four (4) consecutive Fiscal Quarter period ending thereafter (in each case, calculated before giving effect to any such adjustments and all other adjustments),
(xii)(A) compensation expenses resulting from non-ordinary course repurchases of Capital Stock of Borrower or any of its parent companies from employees, directors, or consultants of Borrower or any of its Subsidiaries, in each case, to the extent permitted by this Agreement, (B) non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan of Borrower (or its direct or indirect parent company) or any of its Subsidiaries, and (C) compensation expense resulting from non-ordinary course payments to employees, directors, or officers of Borrower, any of its parent companies and its Subsidiaries paid in connection with dividends or distributions that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or a substitution for, ordinary salary or ordinary payroll payments,
(xiii)the unamortized fees, costs, and expenses paid in cash in connection with the repayment of Indebtedness to persons that are not Affiliates of Borrower or any of its Subsidiaries,
(xiv)letter of credit fees,
(xv)net realized losses from any Swap or embedded derivatives that require similar accounting treatment,
(xvi)any net loss included in Consolidated Net Income attributable to non-controlling interests in any non-Wholly Owned Subsidiary, and
(xvii)charges and expenses incurred in connection with litigation (including threatened litigation) or settlements that arise outside the ordinary course of business; provided that the aggregate amount added back pursuant to this clause (a)(xvii) shall not exceed $5,000,000 in any four (4) consecutive Fiscal Quarter period;
and (b) subtracting therefrom, in each case only to the extent (and in the same proportion) added in determining such Consolidated Net Income and, without duplication, the aggregate amount of (i) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue or recording of receivables in the ordinary course of business), (ii) any extraordinary, unusual, or non-recurring gains increasing Consolidated Net Income for such period, (iii) any net realized income or gains from any obligations under any Swap or embedded derivatives that require similar accounting treatment, and (iv) the amount of any minority interest net income attributable to non-controlling interests in any non-Wholly Owned Subsidiary.
For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period (and after the Closing Date), Borrower or any of its Subsidiaries shall have consummated (a) an acquisition permitted hereunder or (b) a material disposition permitted hereunder (including the termination or discontinuance of activities constituting the disposed of business) of business entities, properties, or assets, in each case, constituting one or more divisions or lines of business of any business entity, (i) Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including pro forma adjustments pursuant to clause (xi) above) and (ii) pro forma adjustments arising out of events which are directly attributable to such acquisition or disposition, are factually supportable and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrower and Administrative Agent as if any such acquisition or disposition occurred on the first day of such period (this clause (ii), the “Pro Forma Adjustments”); provided that the aggregate amount added back pursuant to this clause (ii), together with any amounts added back pursuant to clauses (a)(x) and (a)(xi) above, shall not exceed in the aggregate (1) with respect to any four (4) consecutive fiscal quarter period ending on or prior to the eighteen (18) month anniversary of the Closing Date, 25% of Consolidated EBITDA or (2) 15% of Consolidated EBITDA in any four (4) consecutive Fiscal Quarter period ending thereafter (in each case, calculated before giving effect to any such adjustments and all other adjustments).
“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Financing Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts, and other fees and charges owed with respect to letters of credit, but excluding, however, any amounts referred to in Section 2.10 payable on or before the Closing Date.
“Consolidated Liquidity” means, for any period, the sum of (a)(i) for the first 90 days after the Closing Date (or such later date to be determined by Administrative Agent), the aggregate amount of unrestricted Cash and Cash Equivalents of Borrower or any of its Subsidiaries organized or incorporated under the laws of the United States, England and Wales, or Ireland maintained in Deposit Accounts or Securities Accounts as of such date and (ii) thereafter, the aggregate amount of unrestricted cash or Cash Equivalents of Borrower and its Subsidiaries organized or incorporated under the laws of the United States, England and Wales or Ireland maintained in Deposit Accounts or Securities Accounts in the name of Borrower or any of Subsidiary Guarantor as of such date, which Deposit Accounts or Securities Accounts are subject to a perfected First Priority security interest in favor of Collateral Agent, for the benefit of Secured Parties; provided that, for the purposes of this clause (a), such unrestricted Cash and Cash Equivalents shall exclude any such Cash and Cash Equivalents transferred from the United States to England and Wales or Ireland solely to the extent such transfer was not made in the ordinary course of business or consistent with past practice and (b) the aggregate amount of any undrawn and available committed revolving credit commitments of Borrower or any of its Subsidiaries.
“Consolidated Net Income” means, for any period, (a) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) the sum of (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, plus (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries, plus (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary, plus (iv) any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, plus (v) (to the extent not included in clauses (b)(i) through (iv) above) any net extraordinary gains or net extraordinary losses.
“Consolidated Tax Expense” means, for any period, the tax expense (including federal, state, local, foreign, franchise, excise, and foreign withholding taxes) of Borrower and its Subsidiaries, including any penalties and interest relating to any tax examinations for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means, as of any date, the total property and assets of Borrower and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Borrower most recently delivered pursuant to Section 5.01(b) or Section 5.01(c), as applicable (on a pro forma basis after giving effect to any Permitted Acquisitions or any Investments or dispositions permitted hereunder or by the other Loan Documents).
“Consolidated Total Debt” means, as at any date of determination, the outstanding principal amount of all Indebtedness for borrowed money, purchase money Indebtedness, Indebtedness in respect of Financing Leases, Indebtedness obligations evidenced by promissory notes, bonds, debentures, loan agreements or similar instruments, Earn-Outs not paid within two (2) Business Days after the date due thereof and letter of credit obligations not reimbursed within two (2) Business Days as reflected on the balance sheet of Borrower and its Subsidiaries.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Control Agreement” means a springing control agreement, in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent, executed and delivered by Borrower or one of its Subsidiaries, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in Control of, is Controlled by, or is under common Control with such Person and is organized by such Person (or any Person Controlling such Person) primarily for making direct or indirect equity or debt investments in Borrower and/or other companies.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
“Covered Party” has the meaning specified in Section 10.24.
“Credit Agreement Joinder” means a joinder agreement substantially in the form of Exhibit H to this Agreement.
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means the making of a Revolving Credit Loan, Swing Line Loan or the issuing of a Letter of Credit (or the amending of a Letter of Credit at Borrower’s request to extend the term or increase the amount of such Letter of Credit).
“Cypriot Loan Party” means a Loan Party which is incorporated and registered under the laws of Cyprus.
“Cypriot Subsidiary” means a Subsidiary which is incorporated and registered under the laws of Cyprus.
“Cyprus” means the Republic of Cyprus.
“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administrative receivership, examinership, rescue process, insolvency, reorganization, scheme of arrangement, winding-up, administration, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect including, without any limitation the Bankruptcy Code and the Insolvency Act 1986 of the United Kingdom.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) was not subject to a Lender Default) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.
“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, or violation of Section 9.05(c), and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated, and/or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Loans or other payments the subject of a Funding Default of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Revolving Credit Loans in accordance with the terms of Section 2.12 or Section 2.13 or by a combination thereof), and

(ii) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, (c) the date on which Borrower, Administrative Agent, and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (d) the date on which Administrative Agent shall have waived all violations of Section 9.05(c) by such Defaulting Lender in writing.
“Default Rate” means any interest payable pursuant to Section 2.09.
“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”
“Deposit Account” means a demand, time, savings, passbook, or like account with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Borrower) of non-cash consideration received by Borrower or one of the other Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth such valuation (as determined in good faith by Borrower), less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration; provided that in no event shall the assumption or extinguishment of Indebtedness or other liabilities be designated and be deemed to constitute Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.09.
“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Revolving Credit Loans, termination of all Revolving Credit Commitments and Letters of Credit (unless the Revolving Exposure of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place) and all other Obligations that are accrued and payable, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Revolving Credit Loans, termination of all Revolving Credit Commitments and Letters of Credit (unless the Revolving Exposure of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place) and all other Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Revolving Credit Facility Maturity Date at the time of such issuance. Any Capital Stock in any Person that is issued to any director, officer, or other employee shall not constitute a Disqualified Capital Stock solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.
“Disqualified Institutions” means (a) those certain banks, financial institutions and other institutional lenders (or Related Funds of such institutional lenders) identified by Borrower to the Lead Arrangers in writing prior to March 13, 2026, (b) those Persons that are competitors of Parent, Holdings and its Subsidiaries to the extent identified by Borrower to Administrative Agent by name in writing from time to time; or (c) in the case of clauses (a) or (b), any of their respective Affiliates (other than, in the case of clause (b), bona fide debt funds or investment vehicles that are engaged in the making, purchasing, holding, or otherwise investing in commercial loans, bonds, and similar extensions of credit in the ordinary course of its business) that are (A) identified by Borrower to Administrative Agent by name in writing from time to time or (B) clearly identifiable as Affiliates on the basis of their name; provided, that the foregoing shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Revolving Credit Loans or Commitments to the extent such party was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia.
“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the purchase price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment, or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow, or profits (or the like) of the target of such Permitted Acquisition.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) in the case of the Revolving Credit Loans or Revolving Credit Commitments, (a) any Lender with Revolving Exposure or any Affiliate (other than a Natural Person) of a Lender with Revolving Exposure, (b) a commercial bank organized under the laws of the U.S. or any state thereof, and having total assets in excess of $100,000,000, (c) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and that has total assets in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the U.S., and (d) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $100,000,000, provided that with respect to subclauses (b), (c), and (d) of this clause (i), Administrative Agent’s consent shall be required for any such Person to become a Lender; (ii) in the case of any assignment of a Revolving Credit Commitment, each L/C Issuer and Swing Line Lender; and (iii) any other Person (other than a natural Person) approved by Borrower and Administrative Agent (each such consent not to be unreasonably withheld, delayed or conditioned); provided, that neither Borrower nor any Affiliate of Borrower shall, in any event, be an Eligible Assignee.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is or was sponsored, maintained, or contributed to, or required to be contributed, by Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates, or to which any such Person has (or would reasonably be expected to have) any liability.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower, any Subsidiary of Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, any Subsidiary of Borrower, or any of their predecessors in interest.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Equityholding Vehicle” means any direct or indirect parent entity of Holdings and any equityholder thereof through which Management Stockholders hold Capital Stock of Holdings or such parent entity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above, or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standards of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code), the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan, or the failure to make any required contribution to a Multiemployer Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries, or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of liability on Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) the withdrawal of Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates of notice from, or on behalf of, any Multiemployer Plan sponsor that such plan is in insolvency pursuant to Section  4245 of ERISA or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (h) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates of fines, penalties, taxes, or related charges under Chapter 43 of the Internal Revenue Code or under any of Section 409, Section 502(c), (i), or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan, (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412 of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means each of the conditions or events set forth in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Accounts” means (a) Deposit Accounts and Securities Accounts with an average monthly balance on deposit therein of not more than $5,000,000 in any single Deposit Account or Security Account and not more than $20,000,000 in the aggregate for all such Deposit Accounts or Securities Accounts, (b) Deposit Accounts and Securities Accounts exclusively used for payroll, payroll taxes, other employee wage and benefit payments to or for any Loan Party’s employees, taxes, third party escrow, customs, trust and other fiduciary purposes, (c) Deposit Accounts the balance of which is swept at the end of each Business Day into a Deposit Account subject to a Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such Deposit Account is swept into another Deposit Account subject to a Control Agreement) without the consent of Administrative Agent, (d) Deposit Accounts used exclusively for the purposes of compliance with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon and (e) Deposit Accounts or Securities Accounts maintained in any jurisdiction other than the United States; provided, that notwithstanding the foregoing, no Deposit Accounts or

Securities Accounts maintained in England and Wales, Ireland or Cyprus shall be excluded under this clause (e).
“Excluded Assets” means (a) (i) any fee-owned Real Estate Asset other than any Material Real Estate Asset and (ii) all leasehold interests in Real Estate Assets, (b) motor vehicles, airplanes and other assets subject to certificates of title to the extent a lien therein cannot be perfected by the filing of a UCC financing statement, (c) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (d) commercial tort claims with a claim value of less than $10,000,000 (other than to the extent perfection of the security interest therein is accomplished by the filing of a UCC financing statement), (e) pledges and security interests prohibited by applicable law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority or third party that is not an Affiliate, unless such consent has been obtained (it being understood that there shall be no obligation to obtain such consent)), (f) margin stock, (g) any lease, license or other agreement or any property subject to a purchase money security interest, Financing Lease Obligations or similar arrangements, in each case, to the extent permitted hereunder, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Financing Lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than Borrower or a Guarantor) or otherwise requires consent (other than from Borrower or a Guarantor) (unless such consent is obtained, it being understood that there shall be no obligation to obtain such consent) or violates the terms thereof after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (h) any assets to the extent a security interest in such assets would result in material adverse tax consequences as jointly determined by Borrower and Administrative Agent in their reasonable discretion, (i) those assets as to which Borrower and Administrative Agent jointly determine (in their reasonable discretion) that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (j) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (k) interests in Joint Ventures and non-Wholly Owned Subsidiaries which cannot be perfected without the consent of third parties (it being understood that there shall be no obligation to obtain such consent) (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law), (l) Capital Stock in any Person described in clauses (c) or (d) of the “Excluded Subsidiary” definition and (m) Excluded Accounts; provided that Excluded Assets shall not include (x) proceeds of any of the foregoing unless such proceeds otherwise qualify as Excluded Assets, (y) except to the extent excluded pursuant to clauses (e), (g) or (j) above, any Material Intellectual Property or (z) except to the extent excluded pursuant to clause (h) above, any Capital Stock of any Subsidiary that owns or exclusively licenses any Material Intellectual

Property. Notwithstanding anything to the contrary contained herein, in no event shall any Excluded Assets be excluded from the operation of any floating charge (or the equivalent) pursuant to a Foreign Security Agreement governed by English, Irish or Cypriot law.
“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Captive Insurance Subsidiary, (d) any not-for-profit Subsidiary, (e) any Subsidiary that is prohibited by applicable law, rule or regulation or by any Contractual Obligation existing on the Closing Date or at the time such Subsidiary is acquired (and not entered into in contemplation of such acquisition), as applicable, from guaranteeing the Revolving Credit Loans or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guaranty unless such consent, approval, license or authorization has been received (for the avoidance of doubt, such Subsidiary shall have no obligation to seek such consent, approval, license or authorization), (f) any Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder that has secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other permitted Investment and any Subsidiary thereof that guarantees such secured Indebtedness, in each case to the extent such secured indebtedness prohibits such Subsidiary from becoming a Guarantor, (g) any Foreign Subsidiary, so long as (i) the aggregate Consolidated EBITDA or Consolidated Total Assets attributable to such Foreign Subsidiary does not exceed 5.0% of the Consolidated EBITDA or Consolidated Total Assets of Borrower and all of its Subsidiaries in the aggregate and (ii) the aggregate Consolidated EBITDA or Consolidated Total Assets attributable to such Foreign Subsidiary, together with all other Foreign Subsidiaries organized or incorporated under the laws of the same jurisdiction as such Foreign Subsidiary, does not exceed 10% of the Consolidated EBITDA or Consolidated Total Assets of Borrower and all of its Subsidiaries; provided that, (1) notwithstanding the foregoing, any Foreign Subsidiary may be an “Excluded Subsidiary” pursuant to this clause (g) if (x) Administrative Agent otherwise agrees in its reasonable discretion or (y) material adverse tax consequences would result from the provision of a guaranty by such Foreign Subsidiary as jointly determined by Borrower and Administrative Agent in their reasonable discretion and (2) notwithstanding the foregoing, no Subsidiary organized or incorporated under the laws of England and Wales, Ireland or Cyprus shall be excluded under this clause (g) and (h) any Subsidiary for which Borrower and Administrative Agent jointly determine (in their reasonable discretion) that the costs of providing the Guaranty is excessive in relation to the value afforded to the Lenders thereby; provided that in no event shall any Subsidiary that owns or exclusively licenses any Material Intellectual Property be an “Excluded Subsidiary” hereunder.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Fair Share” has the meaning specified in Section 7.02.
“Fair Share Contribution Amount” has the meaning specified in Section 7.02.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement, any current regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.
“Financial Covenant” means each of those financial covenants set forth in Section 6.08.
“Financing Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease.
“Financing Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as a financing or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on January 1, 2015; provided that for all purposes hereunder the amount of obligations under any Financing Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP as in effect on January 1, 2015.
“First Lien Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of April 24, 2026, by and among Collateral Agent, Administrative Agent and Term Loan Administrative Agent, as the same may be amended, amended and restated, supplemented, modified or replaced from time to time substantially in the form of Exhibit I.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Lien permitted by Section 6.02.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31st of each calendar year.
“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Foreign Loan Party” any UK Loan Party, Irish Loan Party or Cypriot Loan Party, as applicable.
“Foreign Security Documents” means the Irish Law Security Documents and any security documents in favor of Collateral Agent or any of the Secured Parties, granted by, or over the assets of, a Foreign Loan Party as applicable.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Letters of Credit issued by L/C Issuer other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funding Default” has the meaning specified in Section 2.21.
“Funding Notice” means a notice substantially in the form of Exhibit A.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.
“Governmental Authority” means any federal, state, municipal, national, or other government, governmental department, commission, board, bureau, court, agency, or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, tax, regulatory, or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order, or consent decree of or from any Governmental Authority.
“Grantor” has the meaning specified in the Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.01; provided, that such term shall exclude Excluded Swap Obligations.
“Guarantor” means (a) Holdings, (b) each Subsidiary of Holdings (other than Borrower and any Excluded Subsidiary) that executes this Agreement or a Joinder hereto on or after the Closing Date, and (c) each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations.
“Guarantor Subsidiary” means each Guarantor other than Holdings.
“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to Administrative Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity,” (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“Historical Financial Statements” means, (a) the audited financial statements of Holdings (or a direct or indirect parent thereof) and its Subsidiaries, for the Fiscal Year ended December 31, 2025, consisting of balance sheets and the related consolidated statements of operations, changes in equity, and cash flows for such Fiscal Year, and (b)  unaudited consolidated financial statements for the period ended February 28, 2026, consisting of consolidated balance sheets and the related statements of income, changes in equity, and cash flows of Borrower (or a direct or indirect parent thereof).
“Holdings” has the meaning specified in the preamble hereto.
“Immaterial Subsidiary” shall mean any Subsidiary (other than Borrower) of Holdings with respect to which, as of the date of the last financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b), (a) the Consolidated Total Assets attributable to such

Subsidiary is not in excess of 2.5% of the Consolidated Total Assets of Holdings and its Subsidiaries on a consolidated basis as of such date, (b) the total revenues attributable to such Subsidiary is not in excess of 2.5% of the total revenues of Holdings and its Subsidiaries on a consolidated basis as of such date, (c) such Subsidiary does not own or exclusively license any Material Intellectual Property, (d) the Consolidated Total Assets attributable to all such Subsidiaries is not in excess of 5.0% of the Consolidated Total Assets of Holdings and its Subsidiaries on a consolidated basis as of such date and (e) the total revenues attributable to all such Subsidiaries is not in excess of 5.0% of total revenues of Holdings and its Subsidiaries on a consolidated basis as of such date; provided, that in each case, Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition. If the Consolidated Total Assets or total revenues of any Immaterial Subsidiary or all Immaterial Subsidiaries, as applicable, shall at any time exceed the limits set forth in the preceding sentence, then, Borrower shall designate one or more of such Subsidiaries to not be Immaterial Subsidiaries within thirty (30) days after delivery of the Compliance Certificate for such Fiscal Year or Fiscal Quarter. As of the Closing Date, the Immaterial Subsidiaries are listed on Schedule 1.01(a).
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Increased Cost Lenders” has the meaning specified in Section 2.22.
“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of Financing Lease Obligations that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) all obligations of such Person evidenced by notes, bonds, or similar instruments, (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any Earn-Outs or other deferred payment obligations in connection with an acquisition to the extent such Earn-Outs and deferred payment obligations are not paid within two (2) Business Days after becoming due and payable (excluding (i) any such obligations incurred under ERISA, accruals for payroll and other liabilities accrued in the ordinary course of business, and customary obligations under employment agreements and deferred compensation, (ii) trade payables and accrued expenses incurred in the ordinary course of business and (iii) deferred revenues and liabilities associated with customer prepayments and deposits in the ordinary course of business), (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether such indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds, and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (h) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse, or sale with recourse by such Person of the obligation of another Person, (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that an obligation of another Person will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income, or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above, and (k) all net obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes. For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited, (ii) in the case of Borrower and its Subsidiaries, exclude all unsecured intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, (iii) exclude contingent obligations incurred in the ordinary course of business or consistent with industry practice and obligations under or in respect of straight-line leases, operating leases, or sale lease-back transactions, (iv) exclude obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business and (v) exclude (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) accrued expenses and royalties, (E) in connection with the purchase by Borrower or any Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (F) any obligations in respect of workers’ compensation claims, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (G) any liability for taxes and (H) asset retirement obligations and other pension and other post-employment benefit related obligations (including pensions and retiree medical care). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (f) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness (not to exceed the maximum amount of such Indebtedness for which such Person could be liable) and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
“Indemnified Liabilities” means, collectively, any and all liabilities, losses, damages, claims (including Environmental Liabilities), and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable fees, disbursements and other charges of one counsel to the Indemnitees taken as a whole, and, if reasonably necessary, of one local counsel to the Indemnitees taken as a whole in each relevant material jurisdiction and, solely in the case of an actual or perceived conflict of interest and upon notice to Borrower of such conflict, one additional counsel to each group of similarly situated Indemnitees taken as a whole in each relevant material jurisdiction), whether direct, indirect, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)), (b) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement, or (c) any Environmental Liabilities or any Hazardous Materials relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.
“Indemnified Taxes” has the meaning specified in Section 2.19(a).
“Indemnitee” has the meaning specified in Section 10.03.
“Indemnitee Agent Party” has the meaning specified in Section 9.06.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.
“Intellectual Property” means all rights, priorities and privileges in or to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade names, domain names, processes, know-how, trade secrets, confidential information, and intellectual property rights in data and databases, algorithm, artificial intelligence, machine learning technology, software, and technology, whether registered or unregistered, and all registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing, including all income, fees, royalties, damages, and payment now and hereafter due and/or payable with respect to any of the foregoing, and rights to sue for past, present and future infringement, misappropriation or other violations of any of the foregoing.
“Intercompany License Agreement” means any cost-sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of Borrower and any Subsidiary thereof.
“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the date hereof, made by the Loan Parties and their Subsidiaries in favor of Collateral Agent, for the benefit of the Secured Parties, in form and substance satisfactory to Administrative Agent and Collateral Agent.
“Interest Payment Date” means with respect to (a) any Base Rate Loan, (i) the last day of each Fiscal Quarter, commencing with the first full Fiscal Quarter ending after the Closing Date, and (ii) the final maturity date of such Loan, and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, in connection with a Term SOFR Loan, an interest period of one (1), three (3), or six (6) months (or, if agreed by all relevant Lenders, twelve (12) months or a shorter period), as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (b)(iii) of this definition, end on the last Business Day of a calendar month, and (iii) no Interest Period with respect to any portion of the Revolving Credit Loans shall extend beyond the Revolving Credit Facility Maturity Date.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Investment” means, without duplication, (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities or all or substantially all of the assets of any other Person (other than a Guarantor

Subsidiary) (or of any division or business line of such other Person), (b) any direct or indirect redemption, retirement, purchase, or other acquisition for value by any Subsidiary of Borrower from any Person (other than any Guarantor Subsidiary), of any Capital Stock of such Person, (c) any direct or indirect loan, advance, or capital contributions by Borrower or any of its Subsidiaries to any other Person (other than Borrower or any Guarantor Subsidiary and excluding accounts receivable, trade credit, advances or extensions of credit to customers and vendors, commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business (and excluding, in the case of Borrower and its Subsidiaries, (i) unsecured intercompany advances arising from their cash management, tax, and accounting operations in the ordinary course of business and (ii) unsecured intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business)), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, and (d) any direct or indirect Guaranty of any obligations of any other Person; provided that, in the event that any Investment is made by Borrower or any Subsidiary in any Person through substantially concurrent interim transfers of any amount through Borrower or any Subsidiary, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.07. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs, or write offs with respect to such Investment, net of any cash returns (other than concurrent or substantially concurrent cash returns) with respect to such Investment.
“Ireland” means the island of Ireland exclusive of Northern Ireland.
“Irish Companies Act” means the Companies Act 2014 of Ireland.
“Irish Loan Party” means a Loan Party which is incorporated under the laws of the Ireland.
“Irish Subsidiary” means a Subsidiary which is incorporated under the laws of Ireland.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.
“Joinder” means a Joinder substantially in the form of Annex 1 to the Security Agreement delivered by a Loan Party pursuant to Section 5.10.

“Joint Venture” means a joint venture, partnership, or other similar arrangement, whether in corporate, partnership, or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“L/C Issuer” means, individually or collectively as the context requires, each of Citi, and any other legally authorized Person acceptable to Administrative Agent in its sole discretion that is appointed as “L/C Issuer” hereunder from time to time. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of similar creditworthiness to such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuer(s). Notwithstanding anything herein to the contrary, unless separately agreed with Borrower, Citi shall only be required to issue standby letters of credit denominated in Dollars.
“L/C Obligations” means, as at any date of determination, the aggregate principal amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(e). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or Rule 36 of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means, as of any time of determination, the latest possible maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time, as the case may be.
“LCT Election” means Borrower’s election to exercise its right to designate any specified transaction as a Limited Condition Transaction pursuant to the terms hereof.
“LCT Test Date” means the date on which the definitive agreement (or notice of irrevocable repayment or repurchase) for any such Limited Condition Transaction is entered into.
“Lead Arrangers” Citigroup Global Markets Inc., RBC Capital Markets LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., and Goldman Sachs Bank USA, if applicable, certain Affiliates of the foregoing, in their respective capacities as joint lead arrangers and joint bookrunners under this Agreement.
“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each lender listed on the signature pages hereto as a Lender or Swing Line Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.
“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified Borrower or Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility; or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender Related Distress Event or a Bail-In Action. Any determination by Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to Borrower, each L/C Issuer, each Swing Line Lender and each Lender.
“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.
“Letter of Credit” means a standby letter of credit issued or to be issued by L/C Issuer pursuant to this Agreement.
“Letter of Credit Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer pursuant to Section 2.03, as such commitment is set forth on Appendix A, or if the L/C Issuer has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by an L/C Issuer and not theretofore reimbursed by or on behalf of Borrower.
“Lien” means any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Financing Lease having substantially the same economic effect as any of the foregoing) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.
“Limited Condition Transaction” means (a) any Acquisition or other similar Investment by Borrower or one or more of its Subsidiaries permitted pursuant hereto whose consummation is not conditioned on the availability of, or on obtaining, third-party financing or (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment. Notwithstanding the foregoing, no such transaction shall constitute a “Limited Condition Transaction” if such transaction fails to close within ninety (90) days of the date the definitive acquisition agreements for such transaction are entered into.
“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office and with respect to Borrower, in which it will be charged with all Loans made to, and all other Obligations incurred by, the Loan Parties.
“Loan Document” means any of this Agreement, the Revolving Credit Notes, if any, the Collateral Documents, the Agency Fee Letter, any document or certificates executed by Borrower in favor of any L/C Issuer relating to Letters of Credit, any Guaranty, the Intercompany Subordination Agreement, the First Lien Intercreditor Agreement, and all other documents, instruments, or agreements executed and delivered by a Loan Party for the benefit of Administrative Agent or any Lender in connection herewith.
“Loan Party” means Borrower or any Guarantor.
“Loans” means any Revolving Credit Loan.
“Management Stockholders” means the future, present and former members of management, employees, directors, officers, managers, members or partners (and their Controlled Investment Affiliates and Immediate Family Members) of Holdings, Borrower or any of its Subsidiaries who are investors in Holdings, Borrower or any direct or indirect parent thereof including any such future, present or former employees, directors, officers, managers, members or partners owning through an Equityholding Vehicle.
“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Material Adverse Effect” means a material adverse effect on (a) the business operations, properties, assets, financial condition, liabilities, or prospects of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to fully and timely perform their payment obligations under any Loan Document to which they are a party, (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party, (d)  the validity, perfection, or priority of Collateral Agent’s Liens on the Collateral, other than as a result of an action or a failure to take an action required by this Agreement to be so taken by any Agent or (e) the rights and remedies available to, or conferred upon, any Agent and any Lender, L/C Issuer or any other Secured Party under any Loan Document.
“Material Indebtedness” means Indebtedness with an aggregate principal amount of $20,000,000 or more.
“Material Intellectual Property” means any Intellectual Property that is material to the business of Borrower and its Subsidiaries, taken as a whole (as reasonably determined by Borrower).
“Material Real Estate Asset” means any fee owned Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of Cash or Deposit Account balances, an amount equal to 103% of the amount of the Obligation with respect to which such Cash Collateral will be or has been provided and pledged and (ii) otherwise, an amount determined by Administrative Agent and L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investor Services, Inc.
“Mortgage” means a mortgage, deed of trust, or deed to secure debt, in form and substance satisfactory to Administrative Agent, made by a Loan Party in favor of Collateral Agent, for the benefit of the Secured Parties, securing the Obligations and delivered to Collateral Agent.
“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any costs incurred in connection with such Asset Sale, including (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs and other governmental charges or levies payable in connection with such Asset Sale, (B) payment of the outstanding principal amount of, premium or penalty and interest on, any Indebtedness (other than the Revolving Credit Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) a reasonable reserve for purchase price adjustments and any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser, and analogous items, in each case, in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided, that upon release of any such reserve, the amount released shall be considered Net Proceeds, (D) all fees and expenses attributable to such Asset Sale (including all transactions costs and expenses, attorneys’ fees and commissions, accountants’ fees, consultants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith) and (E) any costs associated with unwinding any related Swap Obligations in connection with such transaction, and (b) with respect to any insurance, condemnation, taking, or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (A) under any casualty insurance policies in respect of any covered loss thereunder or (B) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation, or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (B) any costs incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.22).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.24(e).
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“Non-US Lender” has the meaning specified in Section 2.19(d)(i).
“Notice” means a Funding Notice, a Conversion/Continuation Notice or Issuance Notice.

“Obligations” means all (a) loans (including the Revolving Credit Loans and Swing Line Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), liabilities, obligations (including indemnification obligations), fees (including the fees provided for in the Agency Fee Letter), expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement of amounts drawn under Letters of Credit, guaranties, and all covenants and duties of any other kind and description, in each case, owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents, by law, or otherwise in connection therewith and (b) obligations of Borrower or any Subsidiary arising under any Secured Hedge Agreement or any Treasury Services Agreement. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. Notwithstanding the foregoing, the obligations of Borrower or any Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents, the First Lien Intercreditor Agreement and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, or organization, as amended, its memorandum of association, as amended, its articles of association, as amended and its by-laws or constitutional documents, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, its memorandum of association, as amended, its articles of association, as amended, its certificate of incorporation, any change of name certificates and/or its operating agreement or constitutional documents, as amended.
“Other Taxes” has the meaning specified in Section 2.19(b).
“Parent” means Bumble Inc., a Delaware corporation.
“Participant Register” has the meaning specified in Section 10.06(h)(ii).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001).
“Payment” has the meaning specified in Section 9.12.
“Payment Notice” has the meaning specified in Section 9.12.
“Payment Office” means Administrative Agent’s office located at 388 Greenwich Street, New York, New York 10013 or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent to Borrower.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Periodic Term SOFR Determination Day” shall have the meaning ascribed thereto in the definition of “Term SOFR”.
“Permitted Acquisition” means any Acquisition by Borrower or any Subsidiary of Borrower; provided, that
(a)immediately prior to, and after giving effect thereto, except as otherwise provided in Section 1.05 in connection with a Limited Condition Transaction, no Event of Default shall have occurred and be continuing or would result therefrom,
(b)immediately after giving effect to such transaction, Borrower and its Subsidiaries shall be in compliance with Section 6.13,
(c)Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 5.10 and/or Section 5.11, as applicable,
(d)Borrower and its Subsidiaries shall be in compliance with the Financial Covenants on a pro forma basis after giving effect to such Acquisition as of the last day of the Fiscal Quarter most recently ended,
(e)in the case of an acquisition for which the purchase price is greater than $25,000,000, Borrower shall have delivered to Administrative Agent (i)  a quality of earnings report, prepared by any regionally or nationally recognized accounting firm or any other third party acceptable to Administrative Agent, with respect to the Persons to be acquired and the acquired assets, (ii)  in the form available, historical financial statements for the target of such acquisition or (audited if and to the extent available) and unaudited financial statements thereof for the most recent interim period, if any, which are reasonably available and in the form available and (iii) pro forma financial statements of Holdings after giving effect to such Acquisition for the most recently ended Fiscal Quarter for which financial statements are required to be delivered under Section 5.01 (which financial statement shall not be required to be compliant with Regulation S-X under the Securities Act,
(f)the Acquisition shall have been approved by the Board or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired, and
(g)the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) as to which the Person that is the subject of such Acquisition is not joined as a Guarantor under the Loan Documents, taken together with all assets that do not become Collateral, shall not exceed the Shared Investment Basket.
“Permitted Holders” means (a) the Blackstone Funds and any of their Affiliates (other than any portfolio companies), (b) the Management Stockholders (including any Management Stockholders holding Capital Stock through an Equityholding Vehicle), (c) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of Borrower or any of its direct or indirect parent companies, acting in such capacity and (d) any Permitted Plan.
“Permitted Indebtedness” means:
(a)the Obligations,
(b)(i) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, that all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement, (ii) Indebtedness of a Subsidiary of Borrower that is not a Loan Party to any other Subsidiary of Borrower that is not a Loan Party; provided, that all such Indebtedness shall be unsecured, (iii) Indebtedness of a Subsidiary of Borrower that is not a Loan Party to Borrower or to Guarantor Subsidiary to the extent such Indebtedness would constitute a Permitted Investment (other than pursuant to clause (d) of the definition of Permitted Investments) and (iv) Indebtedness of a Loan Party to a Subsidiary of Borrower that is not a Loan Party; provided, that (x) the aggregate principal amount of such Indebtedness does not exceed the Shared Debt Basket, (y) no Event of Default has occurred and is continuing or would result therefrom, and (z) such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement,
(c)[reserved],
(d)Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds, or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business or assets of Borrower or any of its Subsidiaries,
(e)Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, and licensees of Borrower and its Subsidiaries,

(f)obligations in respect of Treasury Services Agreements and other Indebtedness in respect of netting services, overdraft protections, and otherwise in connection with deposit accounts,
(g)Indebtedness described in Schedule 6.1 and any Permitted Refinancing thereof,
(h)Permitted Purchase Money Indebtedness,
(i)Indebtedness of any Person acquired or assumed in connection with a Permitted Acquisition or other similar Investment permitted hereunder so long as (i) such Indebtedness was not incurred in contemplation of the relevant Permitted Acquisition or Investment, (ii) if such Indebtedness is secured, is not secured by any property or asset other than the property or assets acquired on the date of such Permitted Acquisition or similar Investment and such Liens do not extend to any other material property of Borrower and its Subsidiaries unless otherwise permitted hereunder and (iii) the aggregate principal amount of all such Indebtedness incurred under this clause (i) shall not exceed $10,000,000.
(j)Indebtedness of, and in respect of, Joint Ventures and Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed the Shared Debt Basket,
(k)Letters of credit in an aggregate face amount not exceeding $5,000,000,
(l)earnouts and other deferred purchase price obligations with respect to Permitted Acquisitions and other Permitted Investments; provided that such obligations (x) shall be unsecured, (y) shall be subject to customary subordination provisions reasonably acceptable to Administrative Agent and (z) shall not exceed $5,000,000 in the aggregate,
(m)unsecured Indebtedness which does not require the payment of interest in cash in an aggregate amount for this clause (m) not to exceed $10,000,000,
(n)Indebtedness (i) evidenced by the Term Loan Financing Agreement to the extent that the aggregate principal amount thereof outstanding at any time does not exceed $475,000,000, and such Indebtedness is subject to the terms and conditions of the First Lien Intercreditor Agreement (and as the same may be refinanced to the extent permitted by the terms of the First Lien Intercreditor Agreement) and (ii) any Permitted Refinancing thereof,
(o)other Indebtedness of Borrower and its Subsidiaries, in an aggregate amount not to exceed at any time $30,000,000,
(p)guarantees by Borrower and any Subsidiary in respect of Indebtedness of Borrower or any Subsidiary otherwise permitted hereunder,
(q)Indebtedness in respect of any Swap Contract incurred in the ordinary course of business and not for speculative purposes,
(r)(i) Indebtedness representing deferred compensation or similar arrangements to any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of promissory notes issued by Borrower or any of its Subsidiaries to future, present or former officers, managers, members, independent contractors, consultants, directors and employees (or their transferees, spouses, ex-spouses, estates, or beneficiaries under their estates), in each case, to finance the purchase or redemption of Capital Stock of Borrower or Parent permitted by Section 6.05,
(s)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business,
(t)Indebtedness incurred by Borrower or any of its Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims,
(u)obligations in respect of self-insurance and obligations in respect of stays, customs, performance, bid, indemnity, appeal, judgment and other similar bonds or instruments and performance, bankers’ acceptance and completion guarantees and similar obligations provided by Borrower or any Subsidiary, in each case in the ordinary course of business,
(v)Indebtedness arising from Permitted Intercompany Activities, and
(w)all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges, indemnity or expense reimbursement or other additional or contingent interest on obligations described in clauses (a) through (v) above.
For the avoidance of doubt, any Indebtedness of a Loan Party to a Subsidiary of Borrower that is not a Loan Party shall be incurred solely pursuant to and in accordance with clause (b) of the definition of “Permitted Indebtedness”.
“Permitted Investments” means:
(a)Investments in Cash and Cash Equivalents,
(b)equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any Loan Party that is a Wholly Owned Subsidiary of Borrower,
(c)Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments, and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries,
(d)intercompany loans to the extent permitted under clause (b) or clause (c) of the definition of Permitted Indebtedness,
(e)loans and advances to future, present or former officers, directors, managers, members, partners, independent contractors, consultants and employees of Borrower and its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Capital Stock of Borrower or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to Borrower, as applicable, in cash as Capital Stock other than Disqualified Capital Stock) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $5,000,000 at any time outstanding,

(f)Permitted Acquisitions permitted pursuant to Section 6.09,
(g)Investments (i) by any Subsidiary of Borrower that is not a Loan Party in any Loan Party, (ii) by any Subsidiary of Borrower that is not a Loan Party in any other Subsidiary of Borrower that is not a Loan Party, (iii) by any Subsidiary of Borrower that is a Loan Party in any other Subsidiary of Borrower that is a Loan Party and (iv) by any Subsidiary of Borrower that is a Loan Party in any Subsidiary of Borrower that is not a Loan Party; provided that Investments under this clause (g)(iv) (measured at the time such Investment was made) shall not exceed the Shared Investment Basket;
(h)So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Investments by Borrower or any Subsidiary in any Similar Business; provided that Investments under this clause (h) (measured at the time such Investment was made) shall not exceed the Shared Investment Basket;
(i)So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Investments by Borrower or any Subsidiary in any Joint Venture; provided that Investments under this clause (i) (measured at the time such Investment was made) shall not exceed the Shared Investment Basket;
(j)Investments described in Schedule 6.7 and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by Section 6.07,
(k)other Investments not otherwise described above in an aggregate amount not to exceed at any time $25,000,000,
(l)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business,
(m)Investments consisting of transactions permitted under Sections 6.01 (other than clauses (b) and (p) of the definition of Permitted Indebtedness), 6.02, 6.05 (other than Sections 6.05(f) and 6.05(g)(iii)), 6.09 (other than Sections 6.09(a)(ii), (j) and (k)) and 6.18, respectively,
(n)Investments in Swap Contracts permitted under clause (q) of the Permitted Indebtedness definition,
(o)Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment,
(p)advances of payroll payments to employees in the ordinary course of business,
(q)Investments of Borrower or a Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 6.09 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation,
(r)the contribution, assignment, licensing, sub-licensing or other Investment of intellectual property rights or other general intangibles pursuant to any Intercompany License Agreement,
(s)Investments constituting promissory notes or the non-cash portion of consideration received in a sale or disposition permitted by Section 6.09,
(t)Guarantees by Borrower or any of its Subsidiaries of leases (other than Financing Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business,
(u)Investments constituting Permitted Intercompany Activities,
(v)earnest money deposits required in connection with Permitted Acquisitions (or similar Investments), and
(w)contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of Borrower.
“Permitted Intercompany Activities” means transactions between or among (a) Borrower and its Subsidiaries or (b) Borrower, its Subsidiaries and any captive insurance subsidiaries, in each case, that are (i) entered into in the ordinary course of business of Borrower and its Subsidiaries and, in the good faith judgment of Borrower, are necessary or advisable in connection with the ownership or operation of the business of Borrower and its Subsidiaries, and (ii) limited to (x) transfer pricing, cost plus or similar contractual arrangements, intercompany loans and other payments (provided that the aggregate amount of such intercompany loans and other payments (measured at the time such loan or other payment is made) by Subsidiaries of Borrower that are Loan Parties in any Subsidiary of Borrower that are not Loan Parties shall not exceed $7,500,000), cost allocations, royalties and service fees, (y) payroll, cash management, purchasing, insurance and hedging arrangements and (z) customer loyalty and rewards programs.
“Permitted Liens” means:
(a)Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document,
(b)Liens for Taxes (other than Liens for United States Taxes that have priority over Collateral Agent’s Liens) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made or that are not overdue for a period of more than sixty (60) days or not yet payable or subject to penalties for nonpayment,
(c)statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen, and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case for amounts not yet overdue or not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, that are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP,
(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security, or to secure appeal bonds or the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale, or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof,
(e)easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries,
(f)(i) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) leases, licenses, subleases or sublicenses (other than of Intellectual Property) granted to others in the ordinary course of business which do not interfere in any material respect with the business of Borrower and its Subsidiaries, taken as a whole, (iii) leases, licenses, subleases or sublicenses (other than of Intellectual Property) constituting an Asset Sale permitted under Section 6.09 and (iv) deposits of cash with the owner or lessor of premises leased and operated by Borrower or any of its Subsidiaries in the ordinary course of business of Borrower and such Subsidiary to secure the performance of Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises,
(g)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder,
(h)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business,
(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(j)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property,
(k)non-exclusive licenses and non-exclusive sublicenses of Intellectual Property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary,
(l)Liens described in Schedule 6.2 and any modifications, replacements, renewals, refinancings or extensions thereof; provided that the Lien does not extend to any additional property other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (ii) proceeds and products thereof,
(m)Liens (i) securing Permitted Purchase Money Indebtedness permitted pursuant to clause (h) of the definition of Permitted Indebtedness; provided that any such Lien shall encumber only the asset subject to such Financing Lease or the asset acquired with the proceeds of such Indebtedness and (ii) constituting the modification, replacement, renewal or extension of any Lien permitted by this clauses (m); provided that (y) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (z) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is Permitted Indebtedness (to the extent constituting Indebtedness),
(n)Liens held by Collateral Agent, for the benefit of itself and the other “Secured Parties” (or any similar term as used in the Term Loan Financing Agreement), to secure Indebtedness evidenced by the Term Loan Documents to the extent such Liens are subject to the terms and conditions of an First Lien Intercreditor Agreement and rank junior to the Obligations,
(o)Liens on assets of Subsidiaries that are not Loan Parties (excluding the Capital Stock of such Subsidiaries) securing Permitted Indebtedness;
(p)Liens on cash and Cash Equivalents securing Indebtedness permitted pursuant to clause (k) of the definition of Permitted Indebtedness in an aggregate amount not to exceed 105% of the face amount of such letters of credit; and
(q)other Liens on assets (other than Material Intellectual Property) securing obligations in an aggregate amount not to exceed $30,000,000 at any time outstanding,
(r)(i) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case, after the Closing Date (other than Liens on the Capital Stock of any Person that becomes a Subsidiary); provided that (x) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (y) such Lien does not extend to or cover any other assets or property of such Person (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) or the assets or property of any other Person, and (z) the Indebtedness secured thereby is Permitted Indebtedness and (ii) the modification, replacement, renewal or extension of any Lien permitted by this clause (r); provided that (y) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (z) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is Permitted Indebtedness (to the extent constituting Indebtedness),
(s)Liens in favor of Borrower or any Guarantor Subsidiary,
(t)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry,
(u)Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement and (ii) on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods,
(v)Liens that are contractual rights of set-off or rights of pledge relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower or any of its Subsidiaries or relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business,
(w)Liens (i) on cash advances or Cash Equivalents in favor of (x) the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment or (y) the buyer of any property in connection with an Asset Sale pursuant to Section 6.09 to secure obligations in respect of indemnification, termination fee or similar seller obligations and (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 6.09, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien,
(x)ground leases in respect of Real Property on which facilities owned or leased by Borrower or any of its Subsidiaries are located,
(y)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto,
(z)any Lien or set-off right arising by operation of law, in the ordinary course of trading or pursuant to bank standard terms and conditions,
(aa)Liens on cash or Cash Equivalents to secure Indebtedness permitted under clause (f) and clause (q) of the definition of Permitted Indebtedness, to the extent created in the ordinary course of business,
(ab)Liens securing any Permitted Refinancing directly or indirectly permitted under clause (g) and clause (h) of the definition of Permitted Indebtedness (other than any intercompany Indebtedness) that are secured by Liens on the same assets as the Liens securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended by such Permitted Refinancing, plus improvements, accessions, dividends, distributions, proceeds or products thereof and after-acquired property,
(ac)any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement,
(ad)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business, and
(ae)Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h).
“Permitted Plan” means any employee benefit plan of Holdings or any of its Affiliates (including any Equityholding Vehicle) and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Purchase Money Indebtedness” means, (a) as of any date of determination, Indebtedness (other than the Obligations, but including Financing Lease Obligations and purchase money Indebtedness), incurred at the time of, or within 180 days after, the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of a fixed or capital asset for the purpose of financing all or any part of the cost thereof, in an aggregate principal amount outstanding at any one time not in excess of (i) the amount of such Indebtedness outstanding on the Closing Date and described in Schedule 6.1 plus (ii) $10,000,000 and (b) any Permitted Refinancings thereof.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Permitted Purchase Money Indebtedness, at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Specified Indebtedness, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, unless otherwise permitted under any basket or exception under Section 6.01 (with such amounts being deemed utilization of the applicable basket or exception under Section 6.01), such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of, and shall have identical guarantors as, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) to the extent secured, shall be secured by Liens of the same priority as the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and Governmental Authorities.

“Personally Identifiable Information” means all information that identifies an individual or, in combination with any other information reasonably available to Holdings or its Subsidiaries, is reasonably capable of identifying an individual.
“Phase I Report” means, with respect to any Real Property, a report that (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (c) includes an assessment of asbestos containing materials at such Real Property, and (d) is accompanied by (i) an estimate of the reasonable worst case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Action and (ii) a current compliance audit setting forth an assessment of Holdings’, its Subsidiaries’, and such Real Property’s current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.
“Pledge Agreement” means the Pledge Agreement executed by Holdings as Pledgor in favor of Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit B, as it may be amended, supplemented, or otherwise modified from time to time.
“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.
“Priming Financing/Liability Management Transaction” means (1) any exchange, refinancing, amendment or extension transaction (or any transaction specifically designed to circumvent the restrictions set forth in this covenant) of any existing Indebtedness of Borrower or any Subsidiary (“Existing LMT Debt”) with any other indebtedness or preferred stock (the “New LMT Debt”) in a transaction that is designed to directly or indirectly “uptier,” or has the effect of, “uptiering,” holders of such Existing LMT Debt into contractually, effectively (including as to Lien priority or recourse to additional assets or through a “double dip” or “pari plus” structure), temporally (i.e., having a shorter maturity than the Existing LMT Debt) or structurally senior New LMT Debt (“Priming Debt”) or (2) the issuance of any Priming Debt in each case, other than: (a) the incurrence of Indebtedness to finance a Permitted Acquisition secured by the acquired assets and/or Guaranteed by an acquired entity, so long as such Indebtedness is permitted hereunder and any acquired assets that constitute Collateral are pledged to Administrative Agent and holders of Borrower’s other Indebtedness and any acquired entity that is or becomes a Subsidiary grants a guarantee of the Revolving Credit Loans and such other Indebtedness in each case to the extent required (and within the periods required) by Section 5.10; and (b) the refinancing of Financing Leases and Permitted Purchase Money Indebtedness incurred in the ordinary course or of other Indebtedness secured by non-Collateral assets with other Indebtedness permitted hereunder secured by such non-Collateral assets.
“Principal Office” means, for each of Administrative Agent, Swing Line Lender, each L/C Issuer and Collateral Agent, such Person’s “Principal Office” as set forth on Appendix B or such other office as such Person may from time to time designate in writing to Borrower, each Agent, and each Lender.
“Privacy Policies” means any internal or external policies published by Holdings or any of its Subsidiaries in respect of the processing of Personally Identifiable Information.
“Privacy Requirements” means any Requirements of Law, industry or self-regulatory standards and Privacy Policies, in each case, (i) relating to data privacy, data protection, or the processing (as defined in applicable Requirements of Law), collection or use of Personally Identifiable Information and (ii) applicable to and binding upon Holdings and its Subsidiaries.
“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Credit Commitments or Revolving Credit Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (i) an amount equal to the sum of the Revolving Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Revolving Exposure of all Lenders.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC Credit Support” has the meaning specified in Section 10.24.
“Qualified Capital Stock” means and refers to any Capital Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not Disqualified Capital Stock.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold, or otherwise) then owned by any Loan Party in any real property.
“Real Property” means any real property (including all buildings, fixtures, or other improvements located thereon) now, hereafter, or heretofore owned, leased, operated, or used by Holdings or any of its Subsidiaries.
“Refinancing” has the meaning specified in Section 3.01(d).
“Refunded Swing Line Loans” has the meaning specified in Section 2.26(d).
“Register” has the meaning specified in Section 2.06(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reimbursement Date” has the meaning specified in Section 2.03(d).
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed, serviced or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys, and representatives of such Person and of such Person’s Affiliates.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
“Replacement Lender” has the meaning specified in Section 2.22.
“Required Lenders” means, at any time of determination, for the Lenders having Revolving Exposure, Lenders whose Pro Rata Share aggregate to more than 50% of the aggregate Revolving Exposure of all Lenders; provided that the unused Commitments of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, national, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means, without duplication, (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, (c) any payment by Borrower or any of its Subsidiaries made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, and (d) management or similar fees (and related expenses) payable to any Permitted Holder or any of its Affiliates or any other Affiliates of any Loan Party.
“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Credit Facility Maturity Date.
“Revolving Credit Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Credit Loan and to acquire participations in Letters of Credit and Swing Line Loans, and “Revolving Credit Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Credit Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Credit Commitments as of the Closing Date is $50,000,000.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.
“Revolving Credit Facility Maturity Date” means the earliest to occur of (i) January 23, 2030, (ii) the date the Revolving Credit Commitments are permanently reduced to zero pursuant to Sections 2.12(b) or 2.14 and (iii) the date of the termination of the Revolving Credit Commitments pursuant to Section 8.01.
“Revolving Credit Lender” means a Lender having a Revolving Credit Commitment.
“Revolving Credit Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.02(a).
“Revolving Credit Note” means a promissory note of Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit J hereto, evidencing the aggregate Indebtedness of Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to Borrower.
“Revolving Exposure” means, with respect to any Lender or L/C Issuer as of any time of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender’s Revolving Credit Commitment; and (ii) after the termination of the Revolving Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender, (b) in the case of L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
“Sanctioned Jurisdiction” means a country, territory, or geographical region which is itself the subject or target of any comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Donetsk, and Luhansk regions of Ukraine).
“Sanctioned Person” means, any Person that is the target of any Sanctions, including (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or any other Sanctions-related list, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any Person owned 50% or more or controlled by any such Person or Persons described in clauses (a) through (b) above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced by: (a) the United States of America, including, without limitation, those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d)  the United Kingdom (including but not limited to His Majesty’s Treasury), or (d) any other Governmental Authority with jurisdiction over any Loan Party.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between Borrower or any Subsidiary and any Approved Counterparty (unless otherwise designated in writing by Borrower and the applicable Approved Counterparty to Administrative Agent as unsecured, which notice may designate all Swap Contracts under a specified Master Agreement as unsecured).
“Secured Parties” means, collectively, Agents, L/C Issuers, Swing Line Lender, Lenders and any Approved Counterparty to a Secured Hedge Agreement or Treasury Services Agreement.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase, or acquire, any of the foregoing.
“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Security Agreement” means the Security Agreement executed by Grantors in favor of Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit G, as it may be amended, supplemented, or otherwise modified from time to time.
“Shared Debt Basket” means, at any time, an amount equal to $50,000,000 less the aggregate amount of Indebtedness outstanding under clause (b)(iv) and (j) of the definition of “Permitted Indebtedness”.
“Shared Investment Basket” means, at any time, an amount equal to $45,000,000 less (i) the aggregate amount (measured at the time such Investment was made) of Investments made in reliance on clause (g) of the definition of “Permitted Acquisition”, (ii) the aggregate amount (measured at the time such Investment was made) of Investments made in reliance of clause (g)(iii) of the definition of “Permitted Investments”, (iii) the aggregate amount (measured at the time such Investment was made) of Investments made in reliance of clause (h) of the definition of “Permitted Investments”, and (iv) the aggregate amount (measured at the time such Investment was made) of Investments made in reliance of clause (i) of the definition of “Permitted Investments”.
“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.14 if the references to “Subsidiaries” in Section 6.14 were read to refer to such Person.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Revolving Credit Loan that bears interest at a rate based at Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.
“Solvent” means, with respect to Borrower and its Subsidiaries, that as of the date of determination, (a) the sum of Borrower and its Subsidiaries’ debt (including contingent liabilities), on a consolidated basis, does not exceed the present fair saleable value of Borrower’s and its Subsidiaries’ present assets, on a consolidated basis, (b) Borrower’s and its Subsidiaries’ capital, on a consolidated basis, is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual and matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Indebtedness” means any (i) unsecured Indebtedness, (ii) Indebtedness that is contractually subordinated in right of payment to the Obligations and (iii) Indebtedness secured by Liens on the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations, in each case, in an amount in excess of $10,000,000.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture, or other business entity of which more than 50% of the total shares of stock or other ownership interests; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding and, in respect of any Irish Loan Party, a Subsidiary shall include a “subsidiary” within the meaning of Section 7 of the Irish Companies Act and in respect of any Cypriot Loan Party, a Subsidiary shall include a “subsidiary” within the meaning of section 148 of the Cypriot Companies Law.
“Supported QFC” has the meaning specified in Section 10.24.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap Contract.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such

Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.26.
“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.25.
“Swing Line Lender” means Citi in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity or such other Lender mutually acceptable to Borrower and Administrative Agent, which has been agreed in writing to act as Swing Line Lender hereunder.
“Swing Line Loan” means a Loan made by the Swing Line Lender to Borrower pursuant to Section 2.25.
“Swing Line Sublimit” means the lesser of (i) $10,000,000 and (ii) the aggregate unused amount of Revolving Credit Commitments then in effect.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction, or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld, or assessed and all interest, penalties, additions to tax, or other liabilities with respect thereto.
“Term Loan Administrative Agent” means Guggenheim Credit Services, LLC.
“Term Loan Documents” means Term Loan Financing Agreement and the related “Loan Documents” (or similar term as defined in the Term Loan Financing Agreement).
“Term Loan Financing Agreement” means that certain Term Loan Credit Agreement, dated as of April 24, 2026, by and among the lenders from time to time party thereto, Guggenheim Credit Services, LLC, as administrative agent, Alter Domus (US), LLC as collateral agent, Buzz BidCo, L.L.C., as holdings and as a guarantor, Buzz Finco L.L.C., as Borrower, and other guarantors party thereto, as the same may be amended, amended and restated, supplemented, modified or replaced from time to time; provided that (i) the interest rate margin (excluding any post-Default Rate (as defined in the Term Loan Financing Agreement) (or similar defined term under the Term Loan Financing Agreement) interest not exceeding 2% per annum) in respect thereof does not exceed the level contemplated by the First Lien Intercreditor Agreement, (ii) no such Term Loan Financing Agreement shall have any obligor or guarantors that are not Loan Parties, (iii) no such Term Loan Financing Agreement shall be secured by Liens on any assets that do not constitute Collateral (other than Liens on Cash and Cash

Equivalents securing Letters of Credit (as defined in this Agreement), (iv) any obligations in respect of the Term Loan Documents shall be (x) pari passu or junior in right of payment (subject to the First Lien Intercreditor Agreement) and (y) junior in right to receive proceeds of Collateral to the Obligations pursuant to the First Lien Intercreditor Agreement and (v) the Term Loan Financing Agreement shall not (1) mature or be mandatorily redeemable or prepayable (other than pursuant to the mandatory prepayment provisions as in effect on the Closing Date), pursuant to a sinking fund obligation or otherwise or (2) provide for the scheduled payments of principal in excess of those contemplated by the Term Loan Financing Agreement on the Closing Date, in the case of each of (1) and (2), prior to the date that is 91 days after the Latest Maturity Date.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided that, Term SOFR shall be no less than the 0.00% per annum, and
(b)    for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Terminated Lender” has the meaning specified in Section 2.22.
“Title Company” means one or more title insurance companies reasonably satisfactory to Administrative Agent.
“Title Policy” has the meaning specified in Section 3.01(f).
“Total Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Total Debt as of such day, to (b) Consolidated EBITDA for the four-Fiscal Quarter period for which financial statements have been (or were required to be) delivered pursuant to Section 5.01(b).
“Total Utilization of Revolving Credit Commitments” means, as at any time of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans (other than Revolving Credit Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing L/C Issuer for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.
“Trade Announcements” has the meaning specified in Section 10.17.
“Transaction Costs” means the fees, costs, and expenses payable by Borrower or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.
“Treasury Services Agreement” means any agreement between Borrower or any Subsidiary and any Approved Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any overdraft or similar services.
“Type of Loan” means (i) with respect to Revolving Credit Loans, a Base Rate Loan or a Term SOFR Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Party” means a Loan Party which is incorporated under the laws of England and Wales.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Subsidiary” means a Subsidiary which is incorporated under the laws of England & Wales.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.
“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose Capital Stock (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person, and (b) any partnership, association, joint venture, limited liability company, or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable UK Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Accounting and Other Terms.
(a)All accounting terms not specifically defined herein shall be construed in accordance with GAAP, applied in a manner consistent with that used in preparing the Audited Historical Financial Statements, except as otherwise specifically prescribed herein; provided, that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. Until such time as such an amendment shall have been executed and delivered by Borrower and Administrative Agent, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with the previous accounting method (as determined in good faith by an Authorized Officer of Borrower) as if such change had not occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.
(b)Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC as in effect from time to time in the State of New York unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.
(c)All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine.
Section 1.03Construction; Reclassification.
(a)Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, legislation or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.02 or 10.03 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations, and (d) the termination of all of the Commitments of Lenders. Notwithstanding anything in the Agreement to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (z) all requests, rules, guidelines, or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in, or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in, or effective.
(b)Any Lien, Indebtedness, Asset Sale or other disposition, Restricted Payment, Investment, Affiliate transaction, burdensome agreement or prepayment, redemption, purchase, defeasance or other payment in respect of Specified Indebtedness need not be permitted solely by reference to one basket or exception set forth in the applicable negative covenant (or any applicable component definition used therein, including, for the avoidance of doubt, the definition of “Permitted Indebtedness”, “Permitted Investment” and “Permitted Lien”), and may instead be permitted in part in reliance on any combination thereof (without duplication).
Section 1.04Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including;” provided, that with respect to computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.
Section 1.05Limited Condition Transaction. Solely for the purpose of (i) measuring, testing availability under, or determining compliance with any provision that requires the calculation of, any applicable ratios and baskets with respect to the incurrence of any Indebtedness, Liens, the making of any Acquisitions or other Investments, Restricted Payments, prepayments or redemptions or offers to purchase any Indebtedness and Asset Sales or other dispositions, or (ii) determining compliance with the representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Transaction, if Borrower makes a LCT Election, the applicable date of determination in determining whether such transaction is permitted shall be deemed to be the LCT Test Date, and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred as of the applicable date of determination, ending prior to the LCT Test Date on a pro forma basis, Borrower could have taken such action on the relevant LCT Test Date in compliance with any such ratio, basket or other requirements, such ratio, basket or other requirements shall be deemed to have been complied with. For the avoidance of doubt, if Borrower has made an LCT Election and any of the financial ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such financial ratio or basket (including fluctuations of the target of any Limited Condition Transaction) solely as a result of fluctuations in Consolidated EBITDA or Consolidated Total Assets (as opposed to any incurrence, Asset Sale or Restricted Payment) or currency exchange rates, at or prior to the consummation of the relevant transaction or action, such baskets or financial ratios will not be deemed to have been exceeded as a result of such fluctuations. If Borrower has made a LCT Election for any Limited

Condition Transaction, then in connection with any subsequent calculation of any ratio or basket (other than in connection with availability to make a Restricted Payment) on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated and tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated.
Section 1.06UK Terms    In this Agreement, or any other Loan Document, if applicable, where it relates to a UK Loan Party a reference to (a) an insolvency event in respect of a UK Loan Party means any corporate action, legal proceedings or other procedure or step is taken in relation to (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of that UK Loan Party, (ii) a composition, compromise, assignment or arrangement with any creditor of that UK Loan Party (other than the Lenders or Administrative Agent in their capacities as such), (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory or interim manager or other similar officer in respect of that UK Loan Party or any of its assets, (iv) enforcement of any security over any of such UK Loan Party’s assets; or (v) in each case, any analogous procedure or step in any jurisdiction in each case, except for any winding-up petition which is frivolous or vexatious and is discharged, stayed, or dismissed within 15 Business Days of commencement.
Section 1.07Irish Terms. In each Loan Document, where it relates to a Person incorporated, organized or having its center of main interests in Ireland: (a) a reference to a composition, compromise, assignment or arrangement with any creditor, winding up, administration, insolvency or dissolution includes, without limitation, the appointment of an examiner (as defined in Section 2 of the Irish Companies Act) and examinership and shall be construed so as to include any equivalent or analogous proceedings; (b) “examiner” means an examiner or interim examiner appointed pursuant to Section 509 of the Irish Companies Act and “examinership” shall be construed accordingly; and (c) “process advisor” has the meaning given to that term in section 558A of the Irish Companies Act and “rescue process” shall be construed accordingly.
Section 1.08Cyprus Terms. In this Agreement, or any other Loan Document, if applicable, where it relates to a Cyprus Loan Party a reference to (a) an insolvency event in respect of a Cypriot Loan Party means any corporate action, legal proceedings or other procedure or step is taken in relation to (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, receivership, examinership, strike-off, or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of that Cypriot Loan Party, (ii) a composition, compromise, assignment or arrangement with any creditor of that Cypriot Loan Party (other than the Lenders or Administrative Agent in their capacities as such), (iii) the appointment of a liquidator, receiver, receiver-manager, examiner or other similar officer in respect of that Cypriot Loan Party or any of its assets, (iv) enforcement of any security over any of such Cypriot Loan Party’s assets; or (v) in each case, any analogous procedure or step in any jurisdiction in each case, except for any winding-up petition which is frivolous or vexatious and is discharged, stayed, or dismissed within 15 Business Days of commencement.

ARTICLE II

LOANS AND LETTERS OF CREDIT
Section 2.01[Reserved].

Section 2.02Revolving Credit Loans.
(a)Revolving Credit Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Credit Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Credit Commitment; provided, that after giving effect to the making of any Revolving Credit Loans in no event shall the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Credit Commitment shall expire on the Revolving Credit Facility Maturity Date and all Revolving Credit Loans and all other amounts owed hereunder with respect to the Revolving Credit Loans and the Revolving Credit Commitments shall be paid in full no later than such date.
(b)Borrowing Mechanics for Revolving Credit Loans.
(i)Except pursuant to Section 2.03(d), Revolving Credit Loans that are Term SOFR Loans or Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.
(ii)Subject to Section 3.02, whenever Borrower desires that Lenders make Revolving Credit Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than (a) 1:00 p.m. (New York City time) at least three (3) U.S. Government Securities Business Days in advance of the proposed Credit Date in the case of a Term SOFR Loan, and (b) 11:00 a.m. (New York City time) on the requested date in the case of a Revolving Credit Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Credit Loan that is a Term SOFR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith. Any Funding Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent (or in the case of an Issuance Notice, Administrative Agent and L/C Issuer). In lieu of delivering a Funding Notice, Borrower may give Administrative Agent (or in the case of an Issuance Notice, Administrative Agent and L/C Issuer) telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance, extension, or increase of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Funding Notice to Administrative Agent (or in the case of an Issuance Notice, Administrative Agent and L/C Issuer) on or before the close of business on the date that telephonic notice is given. In the event of a discrepancy between the telephonic notice and the written notice, the written notice shall govern. In the case of any Funding Notice that is irrevocable once given, if Borrower provides telephonic notice in lieu of such Funding Notice in writing, such telephone notice shall also be irrevocable once given. None of Administrative Agent, L/C Issuer, nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent or L/C Issuer, as applicable, believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.
(iii)Notice of receipt of each Funding Notice in respect of Revolving Credit Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, will be provided by Administrative Agent to each applicable Lender with reasonable promptness, but (if Administrative Agent received such notice by 11:00 a.m. (New York City time)) not later than 1:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower.
(iv)Each Lender shall make the amount of its Revolving Credit Loan available to Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Credit Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Credit Loans received by Administrative Agent from Lenders to be credited to the account as designated in writing to Administrative Agent on Funding Notice by Borrower.
Section 2.03Issuance of Letters of Credit and Purchase of Participations Therein.
(a)Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, each L/C Issuer may from time to time issue, in its sole discretion, Letters of Credit at the request of and for the account of Borrower in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $500,000 or such lesser amount as is acceptable to L/C Issuer; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) fifth Business Day prior to the Revolving Credit Facility Maturity Date unless (1) each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date and the Revolving Exposure of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped pursuant to arrangements reasonably satisfactory to such L/C Issuer, and (2) the date that is one year from the date of issuance of such Letter of Credit; (vi) in no event shall any Letter of Credit be issued if the issuance thereof would violate one or more provisions of any applicable law, rule, or regulation or one or more policies of L/C Issuer applicable to letters of credit; and (vii) each Letter of Credit shall be in form and substance reasonably satisfactory to L/C Issuer and issued in accordance with L/C Issuer’s standard operating procedures; provided, L/C Issuer shall not extend any such Letter of Credit if it has received written notice from Borrower, Administrative Agent, or any Lender that an Event of Default has occurred and is continuing at the time L/C Issuer must elect to allow such extension; provided, further, in the event any Lender is a Defaulting Lender, L/C Issuer shall not be required to issue any Letter of Credit or extend the expiry date or increase the amount of any outstanding Letter of Credit unless L/C Issuer has entered into arrangements satisfactory to it and Borrower to eliminate L/C Issuer’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage in an amount not less than the Minimum Collateral Amount.
(b)Notice of Issuance. Subject to Section 3.02, whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and L/C Issuer an Issuance Notice no later than 1:00 p.m. (New York City time) at least three (3) Business Days, or such shorter period as may be agreed to by L/C Issuer in any particular instance, in advance of the proposed date of issuance. At the request of L/C Issuer, Borrower shall also complete and submit to L/C Issuer the standard letter of credit application of L/C Issuer. Upon satisfaction or waiver of the conditions set forth in Section 3.02, L/C Issuer may issue the requested Letter of Credit in accordance with L/C Issuer’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment to a Letter of Credit, L/C Issuer shall promptly notify Administrative Agent and each Lender with a Revolving Credit Commitment of such issuance or amendment, which notice shall be accompanied by a copy of such Letter of Credit or amendment.

(c)Responsibility of L/C Issuer With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, L/C Issuer shall be responsible only to examine the documents delivered under such Letter of Credit so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Borrower and L/C Issuer, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by L/C Issuer or any proceeds thereof, by the respective beneficiaries, transferees, and assignees of proceeds of such Letters of Credit. In furtherance and not in limitation of the foregoing, L/C Issuer shall not be responsible to any Loan Party, any Agent, any Lender, or any other party hereto for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance (or amendment) of any Letter of Credit, any drawing under any Letter of Credit, or any consent to the amendment or cancellation of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary, transferee or assignee of letter of credit proceeds of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of L/C Issuer, including any Governmental Acts. Nothing in the previous sentence shall affect or impair, or prevent the vesting of, any of L/C Issuer’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by L/C Issuer under or in connection with any Letter of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith (i.e., honesty in fact), shall not give rise to any liability on the part of L/C Issuer to any Loan Party, any Agent, any Lender, or any other party hereto. Notwithstanding anything to the contrary contained in this Section 2.03(c), Borrower shall retain any and all rights it may have against L/C Issuer for any liability for direct damages (as opposed to punitive, exemplary, consequential, or punitive damages) arising solely out of the gross negligence or willful misconduct of L/C Issuer, as determined by a final non-appealable judgment of a court of competent jurisdiction.
(d)Reimbursement by Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event L/C Issuer has determined to honor a drawing under a Letter of Credit, it shall promptly notify Borrower and Administrative Agent, and Borrower shall reimburse L/C Issuer on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and L/C Issuer prior to 1:00 p.m. (New York City time) on the date such drawing is honored that Borrower intends to reimburse L/C Issuer for the amount of such honored drawing with funds other than the proceeds of Revolving Credit Loans, Borrower shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Credit Commitments to make Revolving Credit Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.02, Lenders with Revolving Credit Commitments shall, on the Reimbursement Date, make Revolving Credit Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse L/C Issuer for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Credit Loans are not received by L/C Issuer on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse L/C Issuer, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Credit Loans, if any, the proceeds of which are so received. Nothing in this Section 2.03(d) shall be deemed to relieve any Lender from its obligation to make Revolving Credit Loans on the terms and conditions set forth herein, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Credit Loans under this Section 2.03(d).
(e)Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Credit Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from L/C Issuer a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Credit Commitments) of the maximum amount that is or at any time may become available to be drawn thereunder. In the event that Borrower shall fail for any reason to reimburse L/C Issuer as provided in Section 2.03(d), L/C Issuer shall promptly notify each Lender with a Revolving Credit Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Credit Commitments (expressed in Dollars) (the “Unreimbursed Amount”). Each Lender with a Revolving Credit Commitment shall make available to L/C Issuer an amount equal to its respective participation, in Dollars and in same day funds, at the office of L/C Issuer specified in such notice, not later than 1:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of L/C Issuer is located) after the date on which it is so notified by L/C Issuer. In the event that any Lender with a Revolving Credit Commitment fails to make available to L/C Issuer on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.03(e), L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by L/C Issuer for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.03(e) shall be deemed to prejudice the right of any Lender with a Revolving Credit Commitment to recover from L/C Issuer any amounts made available by such Lender to L/C Issuer pursuant to this Section 2.03(e) in the event that it is determined by a final non-appealable judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of L/C Issuer. In the event L/C Issuer shall have been reimbursed by other Lenders pursuant to this Section 2.03(e) for all or any portion of any drawing honored by L/C Issuer under a Letter of Credit, such L/C Issuer shall distribute to each Lender that has paid all amounts payable by it under this Section 2.03(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by L/C Issuer from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.
(f)Obligations Absolute. The obligation of Borrower to reimburse L/C Issuer for drawings honored under the Letters of Credit issued by it and to repay any Revolving Credit Loans made by Lenders pursuant to Section 2.03(d) and the obligations of Lenders under Section 2.03(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right that Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), L/C Issuer, Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by L/C Issuer under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by L/C Issuer under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of L/C Issuer under the circumstances in question, as determined by a final non-appealable judgment of a court of competent jurisdiction.
(g)Indemnification. Without duplication of any obligation of Borrower under Section 10.02 or 10.03, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless L/C Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) that L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by L/C Issuer, other than as a result of (1) the gross negligence or willful misconduct of L/C Issuer, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (2) the wrongful dishonor by L/C Issuer of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of L/C Issuer to honor a drawing under any such Letter of Credit as a result of any Governmental Act.
(h)Resignation and Removal of L/C Issuer. An L/C Issuer may resign as L/C Issuer upon thirty (30) days prior written notice to Administrative Agent, Lenders and Borrower. An L/C Issuer may be replaced at any time by written agreement among Borrower, Administrative Agent, the replaced L/C Issuer (provided that the replaced L/C Issuer shall not be required to execute or deliver any written agreement if the replaced L/C Issuer has no Letters of Credit or reimbursement obligations with respect thereto outstanding; provided, further, that Borrower shall promptly notify L/C Issuer upon the execution and delivery of any such written agreement by the parties thereto) and the successor L/C Issuer. Administrative Agent shall notify the Lenders of any such replacement of such L/C Issuer. At the time any such replacement or resignation shall become effective, Borrower shall (A) pay all unpaid fees and other amounts accrued for the account of the resigning or replaced L/C Issuer and (B) Cash Collateralize or replace any existing Letters of Credit or cause a bank or other financial institution acceptable to the replaced L/C Issuer to issue backstop letters of credit (naming the replaced L/C Issuer as the beneficiary thereof and otherwise in form and substance satisfactory to the replaced L/C Issuer) in respect of existing Letters of Credit, in each case on terms satisfactory to the resigning or replaced L/C Issuer. From and after the effective date of any such replacement or resignation, (i) any successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement or resignation of an L/C Issuer hereunder, the resigning or replaced L/C Issuer shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.
Section 2.04Pro Rata Shares; Availability of Funds.

(a)Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Revolving Credit Loan requested hereunder or purchase a participation required hereby, nor shall any Revolving Credit Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Revolving Credit Loan requested hereunder or purchase a participation required hereby.
(b)Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date, and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Alternate Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.04(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.05Use of Proceeds. The proceeds of the Revolving Credit Loans and Letters of Credit, if any, made on the Closing Date shall be applied by Borrower to consummate the Refinancing, to pay Transaction Costs and for general corporate purposes and working capital. After the Closing Date, the proceeds of the Revolving Credit Loans, Letters of Credit and Swing Line Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
Section 2.06Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Revolving Credit Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Credit Commitments or Borrower’s Obligations in respect of any applicable Loans; provided further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Credit Commitments of, and the principal amount of the Revolving Credit Loans (and stated interest therein) owing to, and Letter of Credit Usage applicable to, each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Credit Commitments, the Revolving Credit Loans and each repayment or prepayment in respect of the principal amount of the Revolving Credit Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Credit Commitments or Borrower’s Obligations in respect of any Revolving Credit Loan. Borrower hereby designates the entity serving as Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.06, and Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents, and affiliates shall constitute “Indemnitees.”
(c)Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Revolving Credit Note or Revolving Credit Notes to evidence such Lender’s Revolving Credit Loans or Swing Line Loans, as the case may be.
Section 2.07Interest on Loans and Letter of Credit Disbursements.
(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i)if a Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin.
(ii)if a Term SOFR Loan, at Term SOFR plus the Applicable Margin.
(b)The basis for determining the rate of interest with respect to any Revolving Credit Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Term SOFR Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Revolving Credit Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
(c)In connection with Term SOFR Loans there shall be no more than five Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Term SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive, and binding upon all parties) the interest rate that shall apply to the Term SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof to Borrower and each Lender.
(d)Interest payable pursuant to Section 2.07(a) shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Credit Loan, the date of the making of such Revolving Credit Loan or the first day of an Interest Period applicable to such Revolving Credit Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Revolving Credit Loan or the expiration date of an Interest Period applicable to such Revolving Credit Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided, that if a Revolving Credit Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Revolving Credit Loan.
(e)Except as otherwise set forth herein, interest on each Revolving Credit Loan shall be payable in cash and in arrears on and to (i) each Interest Payment Date applicable to that Revolving Credit Loan, (ii) upon any prepayment of that Revolving Credit Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) at maturity, including final maturity.
(f)At any time that an Event of Default has occurred and is continuing, at the written election of Administrative Agent or the Required Lenders, Borrower no longer shall have the option to request that any portion of the Revolving Credit Loan bear interest at a rate based upon the Term SOFR Rate.
(g)Borrower agrees to pay to L/C Issuer, with respect to drawings honored under any Letter of Credit, interest on the amount paid by L/C Issuer in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Credit Loans that are Base Rate Loans, and (ii) thereafter, a rate that is the lesser of (y) two percent per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Credit Loans that are Base Rate Loans, and (z) the Highest Lawful Rate.
(h)Interest payable pursuant to Section 2.07(g) shall be computed on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by L/C Issuer of any payment of interest pursuant to Section 2.07(g), L/C Issuer shall distribute to each Lender, out of the interest received by L/C Issuer in respect of the period from the date such drawing is honored to but excluding the date on which L/C Issuer is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Credit Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event L/C Issuer shall have been reimbursed by Lenders for all or any portion of such honored drawing, L/C Issuer shall distribute to each Lender that has paid all amounts payable by it under Section 2.03(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by L/C Issuer in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which L/C Issuer was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower.
Section 2.08Conversion/Continuation.
(a)Subject to Section 2.17, Borrower shall have the option:
(i)to convert at any time all or any part of any Revolving Credit Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Term SOFR Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Loan unless Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion, or
(ii)upon the expiration of any Interest Period applicable to any Term SOFR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Term SOFR Loan.
(b)Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than noon (New York time) at least two (2) Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Term SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.
Section 2.09Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Revolving Credit Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), payable on demand at a rate that, with respect to principal, is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans and, in the case of any such interest, fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans; provided, that in the case of Term SOFR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Term SOFR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.09 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.
Section 2.10Fees.
(a)Without duplication of any other fees set forth in this Section 2.10, Borrower agrees to pay to Administrative Agent all fees payable by it in the Agency Fee Letter in the amounts and at the times specified therein.
(b)Borrower agrees to pay to Lenders having Revolving Exposure:
(i)commitment fees (the “Commitment Fee”) equal to (1) the average of the daily difference between (a) the Revolving Credit Commitments, and (b) the sum of (x) the aggregate principal amount of outstanding Revolving Credit Loans (but not any outstanding Swing Line Loans) plus (y) the Letter of Credit Usage, times (2) the Commitment Fee Rate; and
(ii)letter of credit fees equal to (1) the Applicable Margin for Revolving Credit Loans that are Term SOFR Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).
All fees referred to in this Section 2.10 shall be paid to Administrative Agent as set forth in Section 2.15(a) and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.
(c)Borrower agrees to pay directly to L/C Issuer, for its own account, the following fees:
(i)a fronting fee equal to 0.125%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and
(ii)such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with L/C Issuer’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
(d)All fees referred to in Section 2.10 and 2.10(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Credit Facility Maturity Date.
(e)In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.
Section 2.11[Reserved]
Section 2.12Voluntary Prepayments and Commitment Reductions
(a)Voluntary Prepayments.
(i)Any time and from time to time:
(A)with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount outstanding), and
(B)with respect to Term SOFR Loans, Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.18(d)) (in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount outstanding)).
(C)With respect to Swing Line Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000, and in integral multiples of $100,000 in excess of that amount.
(ii)All such prepayments shall be made:
(A)upon not less than one (1) Business Day’s prior written or telephonic notice in the case of Base Rate Loans, and
(B)upon not less than three (3) Business Days’ prior written notice in the case of Term SOFR Loans,
(C)upon written notice on the date of prepayment, in the case of Swing Line Loans.
in each case given to Administrative Agent or the Swing Line Lender, as the case may be, by 12:00 (noon) p.m. (New York time) on the date required (and Administrative Agent will promptly transmit such notice for Revolving Credit Loans to each Lender or Swing Line Lender, as the case may be). Upon the giving of any such notice, the principal amount of the Revolving Credit Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14(c) and shall be subject to the provisions of the First Lien Intercreditor Agreement (including Section 2.01(a)(2) thereof).
(b)[Reserved].
(c)Voluntary Commitment Reductions.
(i)Borrower may, upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Commitments exceed the Total Utilization of Revolving Credit Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.
(ii)Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Credit Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Credit Commitment of each Lender proportionately to its Pro Rata Share thereof.
Section 2.13Mandatory Reductions of Revolving Credit Loans.
(a)[Reserved];
(b)[Reserved];
(c)[Reserved].
(d)Issuance of Debt. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any

Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), Borrower shall prepay the Revolving Credit Facility and the Revolving Credit Commitments shall be permanently reduced as set forth in Section 2.14(c) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided it is understood that unless all outstanding indebtedness incurred under the Term Loan Documents are paid in full in cash, the incurrence of such Indebtedness shall nonetheless constitute an Event of Default.
(e)[Reserved]
(f)Revolving Credit Loans. Borrower shall from time to time prepay the Revolving Credit Loans to the extent necessary so that the Total Utilization of the Revolving Credit Commitments shall not at any time exceed the Revolving Credit Commitments then in effect.
(g)[Reserved].
(h)[Reserved].
(i)Prepayment Certificate. Concurrently with any prepayment of the Revolving Credit Facility and the reduction of Revolving Credit Commitments pursuant to Section 2.13(d), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Revolving Credit Facility and the Revolving Credit Commitments shall be permanently reduced in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.
Section 2.14Application of Prepayments/Reductions.
(a)Application of Voluntary Prepayments of Revolving Credit Loans. Any prepayment of any Revolving Credit Loans pursuant to Section 2.12 shall be applied to repay outstanding Revolving Credit Loans to the full extent thereof.
(b)[Reserved]
(c)Application of Prepayments of Revolving Credit Loans. Subject in all respects to the provisions of the First Lien Intercreditor Agreement, any prepayment of any Revolving Credit Loan pursuant to Section 2.12 shall be applied as follows:
first, on a pro rata basis, to the payment of all fees other than any premium, and all expenses specified in Section 10.02, in each case to the full extent thereof;
second, on a pro rata basis, to the payment of any accrued interest at the Default Rate, if any;
third, on a pro rata basis, to the payment of any accrued interest (other than Default Rate interest);
fourth, to repay outstanding Swing Line Loans to the full extent thereof;

fifth, on a pro rata basis, to prepay the Revolving Credit Loans and outstanding reimbursement obligations with respect to Letters of Credit to the full extent thereof and to further permanently reduce the Revolving Credit Commitments by the amount of such prepayment;
sixth, to Cash Collateralize Letters of Credit in an amount not less than the Minimum Collateral Amount and to further permanently reduce the Revolving Credit Commitments by the amount of such Cash Collateralization;
seventh, to further permanently reduce the Revolving Credit Commitments to the full extent thereof; and
eighth, to payment of any remaining Obligations then due and payable.
Section 2.15General Provisions Regarding Payments.
(a)All payments by Borrower of principal, interest, fees, and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff, or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than noon (New York time) to Administrative Agent’s Account or via wire transfer of immediately available funds to the address provided in Appendix B; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next Business Day; provided that payments required to be made directly to L/C Issuer shall be so made.
(b)[Reserved]
(c)Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.
(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Term SOFR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e)Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.
(f)Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to noon (New York time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice to Borrower and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.09 from the date such amount was due and payable until the date such amount is paid in full.
(g)Subject in all respects to the provisions of the First Lien Intercreditor Agreement, at any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited, to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:
(i)first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities, and other amounts then due and payable to Agents (other than principal and interest) until paid in full,
(ii)second, ratably to pay the Obligations in respect of any fees and indemnities then due and payable to Lenders (other than principal and interest) until paid in full,
(iii)third, interest then due and payable in respect of the Revolving Credit Loans and fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, until paid in full,
(iv)fourth, ratably to pay principal of the Revolving Credit Loans until paid in full,
(v)fifth, to the ratable payment of all other Obligations then due and payable until paid in full.
(h)For purposes of Section 2.15(g) “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including any interest that accrues after the commencement of an Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, regardless of whether the same would be or is allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding.
(i)In the event of a direct conflict between the priority provisions of Section 2.15(h) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.15(h) shall control and govern.
Section 2.16Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action, or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees, and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the

“Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off, or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
Section 2.17Benchmark Replacement. If prior to the commencement of any Interest Period for a Term SOFR Borrowing denominated in any currency:
(a)Borrower and Administrative Agent determine in good faith that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period; or
(b)Administrative Agent is advised by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period; then Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Conversion/Continuation Notice that requests the conversion of any Borrowing denominated in such currency to, or continuation of any Borrowing denominated in such currency as, a Term SOFR Borrowing in such currency that is requested to be continued shall be converted to an Base Rate Borrowing on the last day of the Interest Period applicable thereto plus the applicable percentage set forth in the definition of “Applicable Margin”; and (ii) if any Funding Notice requests a Term SOFR Borrowing denominated in such currency, such Borrowing shall be made as a Base Rate Borrowing.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent, the Required Lenders and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all affected Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.17 will occur prior to the applicable Benchmark Transition Start Date.
(d)In connection with the implementation and administration of a Benchmark Replacement, Borrower and Administrative Agent (at the direction of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)Administrative Agent (at the direction of the Required Lenders) will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Administrative Agent, Required Lenders or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17.
(f)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Administrative Agent (in consultation with the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 2.18Increased Costs; Capital Adequacy; Illegality; Break Funding Payments.
(a)Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include L/C Issuer for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty, or governmental rule, regulation, or order, or any change therein or in the interpretation, administration, or application thereof (including the introduction of any new law, treaty, or governmental rule, regulation, or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request, or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Indemnified Tax or Tax described in Section 2.19(a)(i)-(iv)) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees, or any other amount payable hereunder, (ii) imposes, modifies, or holds applicable any reserve (including any marginal, emergency, supplemental, special, or other reserve), special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Term SOFR Loans that are reflected in the definition of Term SOFR), or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or Term SOFR Loans made by such Lender; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, or maintaining Revolving Credit Loans hereunder or agreeing to issue, amend, or participate in, or issuing, amending or participating in Letters of Credit or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy Adjustment. In the event that any Lender (which term shall include L/C Issuer for the purposes of this Section 2.18(b)) shall have determined that the adoption, effectiveness, phase in, or applicability after the Closing Date of any law, rule, or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Revolving Credit Loans, Revolving Credit Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Revolving Credit Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change, or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(c)Illegality or Impracticability. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent)

that the making, maintaining, or continuation of its Term SOFR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline, or order (or would conflict with any such treaty, governmental rule, regulation, guideline, or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the Term SOFR market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender,” and it shall on that day give notice (by facsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter, (A) the obligation of the Affected Lender to make Revolving Credit Loans as, or to convert Revolving Credit Loans to, Term SOFR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a Term SOFR Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Revolving Credit Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender’s obligation to maintain its outstanding Term SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Term SOFR Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(d), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(c) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Term SOFR Loans in accordance with the terms hereof.
(d)Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses, and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Term SOFR Loans and any loss, expense, or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Term SOFR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Term SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term SOFR Loans occurs on any day other than the last day of an Interest Period applicable to that Revolving Credit Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), or (iii) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by Borrower.
Section 2.19Taxes; Withholding, etc.
(a)Withholding of Taxes. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than (i) Taxes imposed on or measured by the recipient’s net income (however denominated) and branch profits Taxes and franchise Taxes imposed on the recipient, in each case, (A) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) as the result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced any, Loan Document), (ii) in the case of a Lender, United States federal income withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender becomes a party hereto or such Lender changes its lending office, except that this clause (ii) shall not apply to the extent that, pursuant to this Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.19(d), and (iv) United States federal withholding Taxes imposed under FATCA (all such non-excluded Taxes, collectively or individually, “Indemnified Taxes”). If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax or Other Tax from any sum paid or payable by any Loan Party to any Agent or any Lender under any of the Loan Documents: (1) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it, (2) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on any Agent or such Lender, as the case may be) on behalf of and in the name of such Agent or such Lender, (3) the sum payable by such Loan Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding, or payment, such Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding, or payment been required or made, and (4) within thirty days after paying any sum for any deduction or withholding, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding, or payment, and of the remittance thereof to the relevant Governmental Authority.
(b)Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities any present or future stamp or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement, or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”), or at the option of Administrative Agent timely reimburse it for payments of, any Other Taxes. Within thirty days after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent and any Lender evidence satisfactory to Administrative Agent and Lenders that such Other Taxes have been paid to the relevant Governmental Authority.
(c)Tax Indemnification. The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and Lender harmless from and against all Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.19) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which any Agent or Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes, which shall be conclusive absent manifest error.
(d)Evidence of Exemption From U.S. Withholding Tax.
(i)Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall, to the extent it is legally entitled to do so, deliver to Administrative Agent (for transmission to Borrower upon Borrower’s written request), on or about the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or about the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent (in its reasonable exercise of its discretion), (i) two original copies of IRS Form W-8IMY (with appropriate attachments), IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Lender to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees, or other amounts payable under any of the Loan Documents, and (ii) if such Lender is claiming exemption from United States federal income tax under Section 871(h) or 881(c) of the Internal Revenue Code, a Certificate Regarding Non-Bank Status, properly completed and duly executed by such Lender. Each Lender required to deliver any forms or certificates with respect to United States federal income tax withholding matters pursuant to this Section 2.19(d) hereby agrees, from time to time after the initial delivery by such Lender of such forms or certificates, whenever a lapse in time or change in circumstances renders such forms or certificates obsolete or inaccurate in any material respect, that such Lender shall deliver to Administrative Agent (for transmission to Borrower upon Borrower’s written request) two new original copies of IRS Form W-8IMY (with appropriate attachments thereto), IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, and, if applicable, a Certificate Regarding Non-Bank Status (or any successor forms), as the case may be, properly completed and duly executed by such Lender, or notify Administrative Agent and Borrower of its inability to deliver any such forms or certificates. Notwithstanding the above, a Non-US Lender shall not be required to deliver any form pursuant to Section 2.19(d)(i) that such Non-US Lender is not legally able to deliver.
(ii)If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.19(d)(ii), FATCA shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding the above, a Lender shall not be required to deliver any form or other form of documentation pursuant to this Section 2.19(d)(ii) that such Non-US Lender is not legally able to deliver.
(iii)Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes shall deliver to Administrative Agent (for transmission to Borrower upon Borrower’s written request), on or about the Closing Date (in the case of each such Lender listed on the signature pages hereof on the Closing Date) or on or about the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent (in its reasonable exercise of its discretion), two original copies of IRS Form W-9 (or any successor forms) properly completed and duly executed by such Lender to establish that such Lender is not subject to United States backup withholding taxes with respect to any payments to such Lender of principal, interest, fees, or other amounts payable under any of the Loan Documents.

(iv)Administrative Agent shall deliver to Borrower on or about the Closing Date and at such other times as may be necessary in the determination of Borrower (in its reasonable exercise of its discretion) two original copies of IRS Form W-9 (or any successor forms) properly completed and duly executed by Administrative Agent.
(e)Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(f)Defined Terms. For purposes of this Section 2.19, the term “Lender” includes any L/C Issuer.
Section 2.20Obligation to Mitigate. Each Lender (which term shall include L/C Issuer for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18, or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund, or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18, or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding, or maintaining of such Revolving Credit Commitments, Revolving Credit Loans, or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Credit Commitments, Revolving Credit Loans, or Letters of Credit or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.
Section 2.21Defaulting Lenders.
(a)Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.05(c), or becomes a Defaulting Lender in its obligation to fund (a “Funding Default”), then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, and (ii) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Revolving Credit Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Revolving Credit Loans of other Lenders as if such Defaulting Lender had no Revolving Credit Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, (b) such Defaulting Lender’s Revolving Credit Commitments and outstanding Revolving Credit Loans and such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage shall be excluded for the purposes of calculating the Commitment Fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment fee pursuant to Section 2.10 with respect to such Defaulting Lender’s Revolving Credit Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Credit Commitments as of any

date of determination shall be calculated as if such Defaulting Lender was not subject to a Lender Default. No Revolving Credit Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.05(c).
(b)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(c)Cash Collateral. If the reallocation described in clause (b) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.21(e).
(d)New Letters of Credit. So long as any Lender is a Defaulting Lender, L/C Issuer shall not be required to issue, extend, increase or otherwise amend any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, increased or otherwise amended Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (b) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.21(e).
(e)Cash Collateralization. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or L/C Issuer (with a copy to Administrative Agent) Borrower shall Cash Collateralize L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(a) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of L/C Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent (and in any event no later than two (2) Business Days after such demand), pay or provide to

Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.21 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by Administrative Agent and L/C Issuer that there exists excess Cash Collateral; provided that, (x) subject to the other provisions of this Section 2.21, the Person providing Cash Collateral and L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations, and (y) Cash Collateral shall not be released during the continuance of a Default or Event of Default; provided further that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 2.22Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19, or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Borrower’s request for such withdrawal, (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) in each case, such Lender has declined or is unable to designate a new lending office in accordance with Section 2.20 and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Borrower’s request that it cure such default, or (c) in connection with any proposed amendment, modification, termination, waiver, or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained then, with respect to each such Increased Cost Lender, Defaulting Lender, or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased Cost Lender, only after receiving written request from Borrower to remove such Increased Cost Lender), by giving written notice to Borrower and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Revolving Credit Loans and its Revolving Credit Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06, and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, that (A) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Credit Loans of the Terminated Lender and (2) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10, (B) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to

Section 2.18 or 2.19, and (C) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, that Administrative Agent may not make such election with respect to any Terminated Lender that is also an L/C Issuer unless, prior to the effectiveness of such election, Borrower shall have caused (which Borrower shall be obligated to do upon any such election by Administrative Agent) each outstanding Letter of Credit issued thereby to be cancelled or Cash Collateralized in an amount equal to the Minimum Collateral Amount. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Credit Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.
Section 2.23[Reserved].
Section 2.24Extension Amendments.
(a)Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Loans (including any Extended Loans), each existing at the time of such request (the “Existing Loans”), be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Loans (the “Extended Loans”) and to provide for other terms consistent with this Section 2.23(d). In order to establish any Extended Loans, Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each Lender of the applicable Existing Loans) (an “Extension Request”) setting forth the proposed terms of the Extended Loans to be established, which terms (other than as provided in clause (c) below) shall be (taken as a whole) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by Borrower) to Lenders providing the Revolving Credit Loans that are being extended or replaced (in each case, other than for terms applicable only to periods after the Latest Maturity Date of the Existing Loans) to those applicable to the Existing Loans from which they are to be extended (the “Specified Existing Loans”), except (i) all or any of the final maturity dates of such Extended Loans may be delayed to later dates than the final maturity dates of the Specified Existing Loans, (ii) (A) the interest margins with respect to the Extended Loans may be higher or lower than the interest margins for the Specified Existing Loans, (B) the prepayment terms may be different, and/or (C) additional pricing and fees may be payable to Lenders providing such Extended Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), (iii) the commitment fee, if any, with respect to the Extended Loans may be higher or lower than the commitment fee, if any, for the Specified Existing Loans, and (iv) the provisions for optional and mandatory prepayments may provide for such payments to be directed first to the Specified Existing Loans prior to being applied to the Extended Loans, in each case to the extent provided in the applicable Extension Amendment; provided, that notwithstanding anything to the contrary in this Section 2.23(d) or otherwise, (1) such Extended Loan shall not be in an amount less than $1,000,000, (2) no Extended Loan shall be secured by or receive the benefit of any collateral, credit support, or security that does not secure or support the Existing Loan, (3) the mandatory prepayment or the commitment reduction of any of the Revolving Credit Facility or Commitments of the Extended Loan shall be made on a pro rata basis with all other outstanding Loans or Commitments, respectively; provided, that Extended Loans may, if the Extending Lenders making such Extended Loans so agree, participate on a less than a pro rata basis in any mandatory prepayment or commitment reductions hereunder, (4) the final maturity of any Extended Loans shall not be earlier than the applicable Specified Existing Loan, (5) each Lender holding an Existing Loan shall be permitted to participate in the Extended Loan in accordance with its pro rata share of the Existing Loans, and (6) assignments and participations of Extended Loans shall be governed by the same assignment provisions applicable to Loans and Commitments hereunder as set forth in Section 10.06. No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Loan converted into an Extended Loan pursuant to any Extension Request. Any Extended Loan shall constitute a separate Loan (and, if applicable,

Commitments) from the Specified Existing Loans and from any other Existing Loans (together with any other Extended Loans so established on such date).
(b)Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by Administrative Agent in its sole discretion) prior to the date on which Lenders under the applicable Existing Loan or Existing Loans are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Loan converted into an Extended Loan shall notify Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Loan that it has elected to convert into an Extended Loan. In the event that the aggregate amount of the Specified Existing Loan subject to Extension Elections exceeds the amount of Extended Loans requested pursuant to the Extension Request, the Specified Existing Loans subject to Extension Elections shall be converted to Extended Loans on a pro rata basis based on the amount of Specified Existing Loans included in each such Extension Election.
(c)Extended Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins, fees, or prepayments and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.24(c) and notwithstanding anything to the contrary set forth in Section 10.06, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans established thereby) executed by the Loan Parties, Administrative Agent, and the Extending Lenders. It is understood and agreed that each Lender has consented for all purposes requiring its consent and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.24(c) and the arrangements described above in connection therewith. This Section 2.24(c) shall supersede any provisions in Section 10.06 to the contrary.
(d)Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Loan is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Loan of each Extending Lender, the aggregate principal amount of such Specified Existing Loan shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Loan so converted by such Lender on such date, and such Extended Loan shall be established as a separate Revolving Credit Loan from the Specified Existing Loan and from any other Existing Loans (together with any other Extended Loans so established on such date).
(e)If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then Borrower may, on notice to Administrative Agent and the Non-Extending Lender, (i) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 2.22 (with the assignment fee and any other costs and expenses to be paid by Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided, that neither Administrative Agent nor any Lender shall have any obligation to Borrower to obtain a replacement Lender; provided further, that the applicable assignee shall have agreed to provide Revolving Credit Loans and/or a Commitment on the terms set forth in such Extension Amendment; provided further, that all obligations of Borrower owing to the Non-Extending Lender relating to the Revolving Credit Loans and participations so assigned shall be paid in full at par by the assignee Lender to such Non-Extending Lender concurrently with such Assignment Agreement or (ii) prepay the Revolving Credit Facility and accompanied by a permanent reduction in the Revolving Credit Commitments in a corresponding amount, and, at Borrower’s option, if applicable, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to breakage costs, without premium or penalty. In connection with any such replacement under this Section 2.23(d), if the Non-Extending Lender does not execute and deliver to Administrative Agent a duly completed Assignment Agreement and/or any other documentation necessary to reflect such replacement by the later of (A) the date on which the replacement Lender executes and delivers such Assignment Agreement and/or such other documentation and (B) the date as of which all obligations of Borrower owing to the Non-Extending Lender relating to the Revolving Credit Loans and participations so assigned shall be paid in full in Cash by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment Agreement and/or such other documentation as of such date, and Borrower shall be entitled (but not obligated) to execute and deliver such Assignment Agreement and/or such other documentation on behalf of such Non-Extending Lender. This Section 2.24(e) shall supersede any provisions in Section 10.06 to the contrary.
Section 2.25Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Borrower from time to time at Borrower’s request (in accordance with Section 2.06) in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Commitments then in effect. Amounts borrowed pursuant to this Section 2.05 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender’s Revolving Credit Commitment shall expire on the Revolving Credit Facility Maturity Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Credit Commitments shall be paid in full no later than such date.
Section 2.26Borrowing Mechanics for Swing Line Loans.
(a)Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.
(b)Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, Borrower shall deliver to the Swing Line Lender, with a copy to Administrative Agent, a Swing Line Notice no later than 1:00 p.m. (New York City time) on the proposed Credit Date.
(c)Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Borrower designated in writing to Administrative Agent by Borrower.
(d)With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to Section 2.12, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrower), no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Borrower) requesting that each Lender holding a Revolving Credit Commitment make Revolving Credit Loans that are Base Rate Loans to Borrower on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Credit Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by

Administrative Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Credit Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Credit Loan made by Swing Line Lender to Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans but shall instead constitute part of Swing Line Lender’s outstanding Revolving Credit Loans to Borrower and shall be due under the Revolving Credit Note issued by Borrower to Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.16.
(e)If for any reason Revolving Credit Loans are not made pursuant to Section 2.26(d), when due in accordance with such clause, in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third (3rd) Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Credit Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Credit Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Credit Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Credit Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.
(f)Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Credit Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Required Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Borrower to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.
ARTICLE III

CONDITIONS PRECEDENT
Section 3.01Conditions to Closing Date. The effectiveness of the obligations of each Lender or L/C Issuer, as applicable, to make Credit Extensions or to issue any Letter of Credit, as applicable is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Closing Date:
(a)Loan Documents. Administrative Agent shall have received copies of each Loan Document (other than the Foreign Security Documents, which shall be subject to Section 5.16) executed and delivered by each applicable Loan Party and the First Lien Intercreditor Agreement executed and delivered by each Loan Party, Collateral Agent and the Term Loan Administrative Agent.
(b)Organizational Documents; Incumbency. Administrative Agent shall have received (i)  copies of each Organizational Document of each Loan Party, as applicable, and, to the extent applicable and customary in the jurisdiction of the Loan Party, certified as of a recent date by the appropriate governmental official, (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (iii) resolutions of the Board or similar governing body of each Loan Party approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary, an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization, or formation (in each case to the extent such concept exists in the relevant jurisdiction) (for the avoidance of doubt, no such certificate shall be provided for companies incorporated in England and Wales or in Ireland), each dated a recent date prior to the Closing Date.
(c)[Reserved].
(d)[Reserved].
(e)On the Closing Date, Holdings and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness (as defined in the Term Loan Financing Agreement), (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness (as defined in the Term Loan Financing Agreement) or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the provision of cash collateral to support the obligations of Holdings and its Subsidiaries with respect thereto (collectively, the “Refinancing”). After giving effect to the Refinancing and the other transactions contemplated hereby, Holdings, Borrower, and its Subsidiaries shall have outstanding no Indebtedness or Disqualified Capital Stock other than the Obligations and obligations incurred pursuant to the Term Loan Financing Agreement.
(f)KYC. Each Loan Party shall have provided no less than three (3) Business Days prior to the Closing Date the documentation and other information to the Lenders that are reasonably requested by the Lenders in writing, no later than ten (10) Business Days prior to the Closing Date, to comply with applicable “know-your-customer” provisions of Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and the beneficial ownership certification required by 31 C.F.R. §1010.230.
(g)[Reserved].
(h)Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in personal property Collateral, Collateral Agent shall have received:
(i)appropriate financing statements on Form UCC-1 and short-form intellectual property security agreements in a form reasonably acceptable to Administrative Agent and Collateral Agent, in each case, duly filed or, in the case of intellectual property security agreements, in proper form for filing in such office or offices as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement; and
(ii)except as set forth on Schedule 5.16, original certificates (if any) with respect to all of the Capital Stock issued by any of the Loan Parties, together with undated powers executed in blank with respect thereto,
(i)Representations. As of the Closing Date, the representations and warranties contained herein and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification).
(j)[Reserved].
(k)Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.05 is in full force and effect.
(l)Opinions of Counsel to Loan Parties. Administrative Agent shall have received customary opinions of counsel from Simpson Thacher & Bartlett LLP, U.S. counsel to the Loan Parties, addressed to Administrative Agent, Collateral Agent, L/C Issuer and the Lenders.
(m)Fees; Expenses. All accrued costs, fees, and expenses (including, without limitation, legal fees and expenses and the fees and expenses of any other advisors) and other compensation due and payable to Administrative Agent, the Lead Arrangers, shall have been paid, in the case of expenses, to the extent a reasonably detailed invoice has been delivered to Borrower at least two (2) Business Days prior to the Closing Date (provided that the foregoing amounts may, at Borrower’s option, be offset against the proceeds of the Revolving Credit Loans funded on the Closing Date, if any).
(n)Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit F.
Each Lender, by delivering its signature page to this Agreement and holding a Revolving Credit Commitment on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders, or Lenders, as applicable, on the Closing Date.
Notwithstanding anything herein to the contrary, to the extent that any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the grant and perfection of security interests (i) in assets with respect to which a lien may be perfected by the filing of a financing statement under the UCC or by the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office or (ii) in Capital Stock (to the extent representing “certificated securities” (within the meaning of Article 8 of the UCC), with respect to which a lien may be perfected by the delivery of a stock (or equivalent) certificate)), in each case after the use of commercially reasonably efforts to do so, then the provision and/or perfection of such security interest shall not constitute a condition precedent to the availability or initial availability of the Revolving Credit Commitments and/or Revolving Credit Loans on the Closing Date but instead shall be required to be delivered and/or perfected not later than sixty (60) days (and within five (5) Business Days, solely with respect to Capital Stock which are evidenced by certificates and have not been timely provided on or prior to the Closing Date) (or such longer period as Administrative Agent may agree in its sole discretion) after the Closing Date or such longer period as may be agreed by Administrative Agent.
Section 3.02Conditions to Each Credit Extension. (a) The obligation of each Lender to make any Revolving Credit Loan, or L/C Issuer to issue any Letter of Credit (or, at Borrower’s request, to amend any Letter of Credit to extend its term or increase its amount), on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:
(i)Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;
(ii)With respect to the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Credit Commitments shall not exceed the Revolving Credit Commitments after giving effect to such Credit Extensions;
(iii)As of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof;
(iv)As of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;
(v)On or before the date of issuance of any Letter of Credit, Administrative Agent and L/C Issuer shall have received all other information required by the applicable Issuance Notice, and such other documents or information as L/C Issuer may reasonably require in connection with the issuance of such Letter of Credit;

    Each request for a borrowing of a Revolving Credit Loan by or for any issuance, extension or increase of a Letter of Credit for the account of Borrower hereunder shall constitute a representation and warranty by Borrower as of the applicable Credit Date that the conditions contained in Section 3.02(a) have been satisfied.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
In order to induce Agents, Lenders and L/C Issuer to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to each Agent, Lenders and L/C Issuer on the Closing Date and on each Credit Date, that the following statements are true and correct:
Section 4.01Organization; Requisite Power and Authority; Qualification. Each Loan Party and its Subsidiaries (a) is duly organized or incorporated, validly existing, and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1 (to the extent such concept exists in the relevant jurisdiction), (b) has all requisite corporate or limited liability (or similar authority relating to business entities) power and authority to (i) own and operate its properties, (ii) carry on its business as now conducted, (iii) enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (iv) in the case of Borrower, to make the borrowings hereunder, and (c) is qualified to do business and in good standing (to the extent such concept exists in the relevant jurisdiction) in every jurisdiction where its necessary to carry out its business and operations, except in the case of clause (a), (b)(i) and (ii) and clause (c), to the extent that failure to do so would not reasonably be expected to have, a Material Adverse Effect.
Section 4.02Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and (if applicable) non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment, or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for, or evidencing the right to subscribe for or purchase a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.
Section 4.03Due Authorization. The execution, delivery, and performance of the Loan Documents have been duly authorized by all necessary corporate or other organizational action on the part of each Loan Party that is a party thereto.
Section 4.04No Conflict. The execution, delivery, and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of any law or any governmental rule, or regulation applicable to the Loan Parties, any of the Organizational Documents of the Loan Parties, or any order, judgment, or decree of any court or other agency of government binding on the Loan Parties, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Indebtedness of the Loan Parties or (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Loan Parties (other than any Liens created under any of the Loan Documents in favor of Collateral Agent, on behalf of Secured Parties or any Permitted Lien); except with respect to any violation, conflict, breach or default referred to in clause (a) (other than violations of any Organizational Documents) or clause (b), to the extent that such violation, conflict, breach or default would not reasonably be expected to have, a Material Adverse Effect.
Section 4.05Governmental Consents. The execution, delivery, and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for registrations, consents, approvals, notices or other actions (a) with respect to the Collateral to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (b) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 4.06Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
Section 4.07Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and changes resulting from audit and normal year-end adjustments.
Section 4.08[Reserved].
Section 4.09No Material Adverse Effect. Since December 31, 2025, no event, circumstance, or change has occurred that has caused, either in any case or in the aggregate, a Material Adverse Effect.
Section 4.10Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) would reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (y) is in violation of any applicable laws, statutes, regulations, and orders of, or any applicable restrictions imposed by, any Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with any applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (z) is subject to, or in default with respect to, any final judgments, writs, injunctions, decrees, rules, or regulations of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 4.11Payment of Taxes. Except as otherwise permitted under Section 5.03 and except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes due and payable and all assessments, fees, and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses, and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
Section 4.12Properties.

(a)Title. Each of Holdings and its Subsidiaries has (i) good, sufficient, marketable, and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and valid title to (in the case of all other personal property), all of its respective properties and assets necessary in the ordinary conduct of its business except where the failure to have such title or other property interests described above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
(b)[Reserved].
Section 4.13Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) to Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party or its Subsidiaries in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release, or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower’s knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site and (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries. No Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
Section 4.14[Reserved].
Section 4.15[Reserved].
Section 4.16Investment Company Act. No Loan Party is an “investment company” as such term is defined in the Investment Company Act of 1940.
Section 4.17Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Revolving Credit Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.
Section 4.18Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b), or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 4.19Employee Benefit Plans. Except as would not, individually or in the aggregate with any other matter described herein, be expected to have a Material Adverse Effect, (i) Holdings, each of its Subsidiaries, and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and have performed all their obligations under each Employee Benefit Plan, (ii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified, and nothing has occurred subsequent to the issuance of such determination letter that could cause such Employee Benefit Plan to lose its qualified status, (iii) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries, or any of their ERISA Affiliates, (iv) no ERISA Event has occurred or is reasonably expected to occur, (v) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates, (vi) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained, or contributed to by Holdings, any of its Subsidiaries, or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan, (vii) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries, and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero, and (viii) Holdings, each of its Subsidiaries, and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
Section 4.20[Reserved].
Section 4.21Solvency. Borrower and its Subsidiaries on a consolidated basis are Solvent.
Section 4.22[Reserved].
Section 4.23[Reserved].
Section 4.24Intellectual Property. Each of Holdings and its Subsidiaries owns or holds licenses in, all material Intellectual Property that is necessary to the conduct of its business as currently conducted. To their knowledge, each of Holdings and its Subsidiaries, has not infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and the conduct of their business, including any software used, distributed, provided, or licensed by or service provided by Holdings or any of its Subsidiaries has not infringed or misappropriated or is not currently infringing or misappropriating any Intellectual Property rights of any Person, except where such infringement either individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.
Section 4.25[Reserved].
Section 4.26[Reserved].
Section 4.27Insurance. Each of Holdings and its Subsidiaries maintains (a) insurance to such extent and against such risks, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, and (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied, or controlled by it, and (d) such other insurance as may be required by law. Schedule 4.27 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.
Section 4.28[Reserved].
Section 4.29Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements, and accreditations required for such Loan Party lawfully to own, lease, manage, or operate, each business currently owned, leased, managed, or operated, by such Loan Party, other than those permits, licenses, authorizations, approvals, entitlements, and accreditations which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, or non-renewal of any such permit, license, authorization, approval, entitlement, or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event, or claim could not be reasonably expected to have a Material Adverse Effect.
Section 4.30Bank Accounts and Securities Accounts. Schedule 4.30 sets forth a complete and accurate list as of the Closing Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer, and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).
Section 4.31Security Interests. Subject to the provisions of this Agreement, the Security Agreement creates in favor of Collateral Agent, for the benefit of Secured Parties, a legal, valid, and enforceable security interest in the Collateral secured thereby subject to applicable Debtor Relief Laws or other laws affecting creditors’ rights generally or at law. Subject to the provisions of this Agreement (including, without limitation, the terms of the last paragraph of Section 3.01 and all Collateral delivered after the Closing Date pursuant to Section 5.16) and the other relevant Loan Documents, upon (a) the filing of the UCC-1 financing statements described in Section 3.01(h), (b) the recording of short-form intellectual property security agreements in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, (c) the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset, in each case in favor of Collateral Agent for the benefit of the Secured Parties, and (d) the delivery to Collateral Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank, the security interests in and Liens on the Collateral granted pursuant to the Security Agreement shall be perfected, First Priority security interests, in each case, as and to the extent set forth therein and to the extent the security interest in such Collateral can be perfected by filing and recording under the laws of the United States (or under the UCC and United States intellectual property laws), and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of the short-form intellectual property security agreements pursuant to the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyright registrations, and (c) with respect to any assets of a Foreign Subsidiary, appropriate documentation and actions required to obtain a perfected First Priority security interest in the applicable foreign jurisdictions.
Section 4.32Anti-Money Laundering Laws. To the extent applicable, each Loan Party is in compliance, in all material respects, with the Anti-Money Laundering Laws.
Section 4.33Sanctions, Anti-Corruption Laws. No Loan Party nor any of its Subsidiaries is, or since April 24, 2019 has been, in violation of any Sanctions. No Loan Party nor any of its Subsidiaries, any director, officer, employee, or to any Loan Party’s knowledge, any agent of such Loan Party or such Subsidiary, is a Sanctioned Person. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees and agents with the Anti-Corruption Laws and Sanctions. Each of the Loan Parties and its Subsidiaries, and each director, officer, employee and agent of each such Loan Party and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects.
Section 4.34Disclosure. All written factual information furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby (excluding any projections furnished to any Lender, other forward-looking information and information of a general economic or industry specific nature), when taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which the same were made (after giving effect to all supplements and updates thereto from time to time). Any projections furnished to the Lenders by or on behalf of Holdings or any of its Subsidiaries are based upon good faith estimates and assumptions believed by Holdings or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.
Section 4.35Data Privacy. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) Holdings and its Subsidiaries are in compliance and have been in compliance for the past three (3) years with applicable Privacy Requirements, (ii) Holdings and its Subsidiaries have adopted and follow commercially reasonable physical, technical, organizational and administrative security measures and policies designed to protect all Personally Identifiable Information in their custody or control from and against unauthorized access, use and/or disclosure and (iii) for the past three (3) years, Holdings and its Subsidiaries (A) have not been the subject of any data breaches or other unauthorized access, and (B) have not been the subject of any written complaints, written claims or investigations related to their compliance with Privacy Requirements from consumers, regulators or law enforcement agencies, in each case, that have not yet been resolved.
Section 4.36Use of Proceeds. The proceeds of the Revolving Credit Loans made on the Closing Date, if any, shall be applied by Borrower to pay Transaction Costs and for general corporate purposes and working capital.
ARTICLE V

AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) or any Letter of Credit shall remain outstanding (unless the Revolving Exposure of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.
Section 5.01Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Administrative Agent, Collateral Agent and Lenders:
(a)Monthly Reports. As soon as available, and in any event within 30 days after the end of the month ending April 30, 2026 and the first two (2) months of each Fiscal Quarter thereafter, (i) consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income and consolidated statements of cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and (ii) a report of key performance indicators set forth on Schedule 5.01(a) for such month,
(b)Quarterly Financial Statements. As soon as available, and in any event within and 45 days after the end of the Fiscal Quarter ending June 30, 2026 and each Fiscal Quarter ending thereafter of each Fiscal Year (including the fourth Fiscal Quarter of each Fiscal Year), (i) consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity, and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and (iii) customary short form management’s discussion and analysis of the financial condition and results of operations (which may be satisfied by the management discussion and analysis included in the 10-Q filings of a direct or indirect parent company of Borrower),
(c)Annual Financial Statements. As soon as available, and in any event within 120 days after the end of the Fiscal Year ending December 31, 2026 and each subsequent Fiscal Year, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity, and cash flows of Holdings and its Subsidiaries for such Fiscal Year, prepared in conformity with GAAP, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP, other independent certified public accountants of recognized national standing or accountants otherwise selected by Holdings and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to (x) going concern (other than any exception, explanatory paragraph or qualification that is solely with respect to or solely resulting from, (i) an upcoming maturity date under any Indebtedness or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) and (y) the scope of the audit, to the effect that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements),
(d)Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Section 5.01(b) or Section 5.01(c), a duly executed and completed Compliance Certificate,
(e)[Reserved],
(f)Notice of Default. Promptly (but in any event within three (3) Business Days) upon any Authorized Officer of Holdings or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default, (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b), or (iii) of the occurrence of any event or change that has caused, either in any case or in the aggregate, a Material Adverse Effect, deliver a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event, or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, event, or condition, and what action Borrower has taken, is taking, and proposes to take with respect thereto,
(g)Notice of Litigation. Promptly (but in any event within three (3) Business Days) upon any Authorized Officer of Holdings or Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, would be reasonably be expected to have a Material Adverse Effect, written notice thereof setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto,
(h)ERISA. (i) Promptly (but in any event within three (3) Business Days) upon any Authorized Officer of Holdings or Borrower obtaining knowledge of the occurrence of any ERISA Event that individually or in the aggregate, would be expected to have a Material Adverse Effect, deliver a written notice specifying the nature thereof and what action Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the U.S. Department of Labor, or the PBGC with respect thereto, and (ii) with reasonable promptness, copies of all notices received by Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates from, or on behalf of, a Multiemployer Plan sponsor concerning an ERISA Event that individually or in the aggregate, would be expected to have a Material Adverse Effect, and copies of such other material documents or material governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request,
(i)Cash Balances Report. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Section 5.01(b), a report as at the end of such Fiscal Quarter showing the balance on deposit in each Deposit Account and Securities Account (in each case, that is not an Excluded Account) and setting forth such other details including the account holder and jurisdiction in form and substance satisfactory to Administrative Agent,
(j) [Reserved],
(k)[Reserved],
(l)[Reserved],
(m)[Reserved],
(n)Information Regarding Collateral. Borrower will furnish to Administrative Agent and Collateral Agent, within thirty (30) days after any such change, written notice of any change (i) in any Loan Party’s corporate name, (ii) in any Loan Party’s identity or corporate structure, (iii) in any Loan Party’s Federal Taxpayer Identification Number,
(o)[Reserved],
(p)[Reserved], and
(q)Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices, and proxy statements sent or made available generally by Holdings to its public security holders acting in such capacity, (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with the SEC or any governmental or private regulatory authority, and (C) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, (ii) prompt notice of the acquisition by any Loan Party or any of their respective Subsidiaries of any Margin Stock, together with a completed and executed Form U-1, together with such other information reasonably requested by Administrative Agent to enable any Lender to comply with any of the requirements under Regulations T, U, and X, and (iii) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested in writing by any Agent or Lender; provided, that none of Holdings or its Subsidiaries will be required to disclose any document, information or other matter (x) that constitutes trade secrets or proprietary information, (y) in respect of which disclosure is prohibited by law or any bona fide binding agreement (not entered into solely for the purpose of prohibiting such disclosure) with a third-party or (z) that is subject to attorney client or similar privilege or constitute attorney work product.
Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (c) of this Section 5.01 may be satisfied with respect to financial information of Holdings and the Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings or (B) any direct or indirect parent’s, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and the Subsidiaries on a stand-alone basis, on the other hand.
Documents required to be delivered pursuant to paragraphs (a), (b) and (c) of this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) Holdings or any direct or indirect parent posts such documents, or provides a link thereto on Holdings’ or such parent’s website on the Internet; (ii) such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender, Collateral Agent and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov.
Section 5.02Existence. Except as otherwise permitted under Section 6.09, each Loan Party will, and will cause each of its Subsidiaries to (a) at all times preserve and keep in full force and effect its legal existence under the laws of the jurisdiction of its organization or incorporation, (b) take all reasonable action to preserve and keep in full force and effect the rights, and Governmental Authorizations, qualifications, franchises, licenses, and permits material to its business, except in the case of clause (a) or (b) to the extent (other than with respect to the preservation of the existence of Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that this shall not prohibit any Loan Party or any of its Subsidiaries from allowing any Intellectual Property to expire at the end of its natural statutory term.
Section 5.03Payment of Taxes and Claims. Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to, file all tax returns required to be filed by Holdings or any of its Subsidiaries and pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses, or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine, or Lien resulting from the non-payment thereof. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).
Section 5.04Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to, (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
Section 5.05Insurance. The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance and (ii) casualty insurance, public liability insurance, third party property damage insurance, or such other insurance with respect to liabilities, losses, or damage in respect of the assets, properties, and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks, and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case, solely to the extent required by applicable regulations of the Board of Governors of the Federal Reserve System. Borrower shall use commercially reasonable efforts to ensure that each such policy of insurance (other than business interruption insurance, director and officer insurance and worker’s compensation insurance) shall, unless otherwise agreed by Administrative Agent, (1) in the case of each liability insurance policy, name Collateral Agent, on behalf of Lenders, as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder.
Section 5.06Inspections. Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep adequate books of record and account in which materially full, true, and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by Administrative Agent (including employees of Administrative Agent, employees of any Lender or any consultants, auditors, accountants, lawyers, and appraisers retained by Administrative Agent) to visit and inspect any of the properties of any Loan Party and any of its Subsidiaries (including Phase I Report and, based upon the results of the Phase I, Phase II Environmental Site Assessments), to conduct audits, valuations, and/or field examinations of any Loan Party and any of its Subsidiaries, to inspect, copy, and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances, and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours and no more than once a Fiscal Year, unless an Event of Default has occurred and is continuing. The Loan Parties agree to pay (y) the examiner’s reasonable out-of-pocket costs and expenses incurred in connection with all such visits, audits, inspections, valuations, and field examinations, and (z) the reasonable costs of all visits, audits, inspections, valuations, and field examinations conducted by a third party on behalf of Agents and Lenders. The Loan Parties acknowledge that Administrative Agent, after exercising its rights of inspection, may prepare and distribute to Collateral Agent and Lenders certain reports pertaining to the Loan Parties’ assets for internal use by Administrative Agent, Collateral Agent and Lenders. Notwithstanding anything to the contrary in this Section 5.06, none of Holdings, Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes trade secrets or proprietary information of the Loan Parties and their Subsidiaries or any of their respective customers and suppliers, (b) in respect of which disclosure to Administrative Agent, Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any bona fide binding agreement (not entered into solely for the purpose of prohibiting such disclosure) with any third party or (c) is subject to attorney-client or similar privilege or constitutes attorney work product. In any event, the inspections described in this Section 5.06 shall be conducted in a manner that will not unreasonably interfere with the business operations of Holdings, Borrower or any other Subsidiary.
Section 5.07Lenders Conference Calls. Following the delivery of financial statements and other information required to be delivered pursuant to Section 5.01(a), Borrower shall cause its chief financial officer (or another financial officer) to participate in a conference call with Administrative Agent, Collateral Agent and all Lenders who choose to participate in such conference call at such time as may be agreed to by Borrower and Administrative Agent during which conference call the chief financial officer (or another financial officer) shall review the financial condition of Holdings and its Subsidiaries and such other matters as Administrative Agent, Collateral Agent or any Lender may reasonably request.
Section 5.08Compliance with Laws. Each Loan Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including all Environmental Laws), except, in each case, in instances in which (a) such requirement of law, rule, regulation or order is being contested in good faith by appropriate actions diligently conducted or (b) non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.09Compliance with Environmental Laws. Except to the extent that the failure to do so would not reasonably be expected to have, individual or in the aggregate, a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to comply with applicable Environmental Laws.
Section 5.10Subsidiaries.
(a)In the event that any Person becomes a Subsidiary (other than an Excluded Subsidiary) of Holdings, Holdings shall (i) within the later of forty-five (45) days after the date when such Person becomes a Subsidiary or the date of delivery of the Compliance Certificate for any Fiscal Quarter in which such Person becomes a Subsidiary (or, in each case, such longer period as Administrative Agent may agree to in its reasonable discretion), cause such Subsidiary to become a Guarantor hereunder by executing a joinder to this Agreement and cause such Subsidiary to be a Grantor under the Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Joinder and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are reasonably requested by Administrative Agent or Collateral Agent in connection therewith and otherwise required to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, in all Capital Stock issued by, and substantially all of the assets of such Subsidiary (in each case, other than Excluded Assets), including, with respect to any Foreign Subsidiary (other than an Excluded Subsidiary), any such actions, documents or agreements in such Foreign Subsidiary’s jurisdiction of organization as are reasonably requested by Administrative Agent or Collateral Agent in connection therewith and otherwise required to grant and to perfect a First Priority Lien in favor of Collateral Agent for the benefit of Secured Parties; provided that, in the case of a Foreign Subsidiary organized or incorporated under the laws of England and Wales, Ireland or Cyprus, such actions, documents or agreements shall be consistent with those identified on Schedule 5.16.
(b)In the event that any Person becomes a Subsidiary (other than an Excluded Subsidiary) of Holdings, concurrently with the execution and delivery of a joinder agreement to this Agreement pursuant to Section 5.10(a), such Subsidiary shall deliver to Administrative Agent (i) copies of each Organizational Document certified, to the extent applicable, as of a recent date by the appropriate governmental official, (ii) signature and incumbency certificates of the officers of such Subsidiary executing the Loan Documents to which it is a party, (iii) resolutions of the Board or similar governing body of such Person approving and authorizing the execution, delivery, and performance of the joinder agreement and the other Loan Documents to which it is a party, certified by its secretary, an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment, (iv) a good standing certificate from the applicable Governmental Authority of such Person’s jurisdiction of incorporation, organization, or formation (to the extent such concept exists in the relevant jurisdiction) (for the avoidance of doubt, no such certificate shall be provided for companies incorporated in Ireland), each dated a recent date prior, and (v) such other documents as Administrative Agent may reasonably request.
Section 5.11Additional Material Real Estate Assets. In the event that any Loan Party acquires a Material Real Estate Asset, then such Loan Party, within ninety (90) days (or such longer period as Administrative Agent may agree to in its reasonable discretion) of acquiring such Material Real Estate Asset (or such longer period as Administrative Agent may agree to in its reasonable discretion), shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions, and certificates as are reasonably requested by Administrative Agent or Collateral Agent with respect to each such Material Real Estate Asset that Administrative Agent or Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets, including:
(a)A fully executed and, where required in the applicable jurisdiction, notarized Mortgage, in proper form for recording in the applicable jurisdictions required by law to establish and perfect the Mortgage in favor of Collateral Agent, encumbering the interest of such Loan Party in such Material Real Estate Asset;
(b)An opinion of counsel in the state or other jurisdiction in which such Material Real Estate Asset is located with respect to the enforceability of such Mortgage to be recorded in such state and such other customary matters as Administrative Agent or Collateral Agent may reasonably request;
(c)ALTA mortgagee title insurance policy or unconditional commitments therefor (the “Mortgage Policy”) issued by a Title Company with respect to such Material Real Estate Asset, in an amount reasonably satisfactory to Administrative Agent, insuring title to such Material Real Estate Asset vested in such Loan Party, which such Mortgage Policy shall, to the extent available under applicable state law, include customary affirmative insurance and endorsements and contain no exceptions to title except Permitted Liens and other exceptions as may be reasonably acceptable to Administrative Agent;
(d)upon the reasonable request of Administrative Agent, an appraisal;
(e)upon the reasonable request of Administrative Agent, a complete Phase I Report for the Material Real Estate Asset (and, if recommended by the Phase I Report, a Phase II environmental report) addressed to Administrative Agent and reasonably satisfactory in form and substance to Administrative Agent, prepared by a firm reasonably approved by Administrative Agent, together with complete copies of all existing environmental and hazardous material studies and reports, and any disclosure document required pursuant to the laws of the state in which the Material Real Estate Asset is located;
(f)completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Estate Asset (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and each Loan Party relating thereto); and
(g)an ALTA survey of the Material Real Estate Asset reasonably acceptable to the Required Lenders and the Title Company (in order to remove the so-called “standard survey exception” and provide customary endorsements).
Section 5.12[Reserved].
Section 5.13Further Assurances.
(a)Subject to the provisions and limitations in any Collateral Document, at any time or from time to time upon the request of any Agent, each Loan Party will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as such Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as any Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets (other than Excluded Assets) of the Grantors.
(b)Notwithstanding anything in this Agreement or any Collateral Document to the contrary: (i) neither Administrative Agent nor Collateral Agent shall take, and the Loan Parties shall not be required to grant, a security interest in any Excluded Assets (other than in relation to any floating charge (or its equivalent) pursuant to a Foreign Law Security Agreement governed by English, Irish or Cypriot law); (ii) other than pursuant to Section 5.16, no Loan Party shall be required, nor shall Administrative Agent or Collateral Agent be authorized, to perfect any pledges, charges, assignments, security interests and mortgages in any Collateral by any means other than (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant state(s), similar filings with applicable Governmental Authorities in the jurisdiction of organization or incorporation of any Loan Party organized or incorporated under the laws of a jurisdiction other than the United States or any State thereof and filings in the applicable real estate records with respect to mortgaged properties or any fixtures relating to Material Real Estate Asset, (B) filings of intellectual property security agreements in the United States Patent and Trademark Office or United States Copyright Office and other government offices in the jurisdiction of organization or incorporation of any Loan Party, in each case, as expressly required by the Loan Documents, (C) delivery of Mortgages and the other deliverables required by Section 5.11 in respect of any Material Real Estate Asset, (D) delivery to Collateral Agent to be held in its possession of all Collateral consisting of intercompany notes, stock certificates of Borrower and its Subsidiaries and other instruments issued to any Loan Party, and (E) by entering into Control Agreements; (ii) neither Administrative Agent nor Collateral Agent shall take, and the Loan Parties shall not be required to take, any action in any jurisdiction other than the United States or any State thereof, or any other jurisdiction where a Loan Party is organized or incorporated, (iii) no Loan Party shall have any obligation under any Loan Document to enter into any landlord, bailee or warehousemen waiver, estoppel or consent or any other document of similar effect; and (iv) no Loan Party shall be required to comply with the Federal Assignment of Claims Act or any similar statute of any state or other jurisdiction.
Section 5.14[Reserved].

Section 5.15[Reserved].
Section 5.16Post-Closing Matters. Borrower shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.16 on or before the date specified for such requirement or such later date to be determined by Administrative Agent.
ARTICLE VI

NEGATIVE COVENANTS
So long as any Commitment is in effect and until payment in full of all Obligations (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) or any Letter of Credit shall remain outstanding (unless the Revolving Exposure of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI and Holdings shall perform the covenant in Section 6.14.
Section 6.01Indebtedness. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or suffer to exist any Indebtedness, except Permitted Indebtedness. Notwithstanding the foregoing, all Permitted Indebtedness of a Loan Party owing to a Subsidiary of Borrower that is not a Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.
Section 6.02Liens. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom except Permitted Liens. With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any amount permitted under clause (o) of the definition of Permitted Indebtedness in respect of such Indebtedness.
Section 6.03[Reserved].
Section 6.04No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or other obligations that are permitted to be secured under Section 6.02 or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.09 and (b) restrictions by reason of customary provisions restricting assignments, subletting, or other transfers contained in leases, licenses, and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, or similar agreements, as the case may be), (c) restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of Borrower, so long as such restrictions were not entered into in contemplation of such Person becoming a Subsidiary of Borrower, (d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.07 and applicable solely to such joint venture entered into in the ordinary course of business, (e) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (f) restrictions arising in connection with cash or other deposits permitted under Section 6.01 and 6.02 and limited to such cash or deposit, (g) customary restrictions contained in any documentation related to any Specified Indebtedness and (h) restrictions contained in the Term Loan Documents, Borrower shall not, nor shall it permit any of its Subsidiaries to enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
Section 6.05Restricted Payments. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart, any sum for any Restricted Payment except:
(a)with respect to any taxable period for which Borrower is a disregarded entity or partnership for U.S. federal income tax purposes, Borrower may make Restricted Payments to each direct or indirect owner of Borrower (as applicable) which shall be equal to the product of (X) such owner’s direct or indirect allocable share of the taxable income of Borrower or attributable to Borrower if Borrower is a disregarded entity (calculated as if Borrower were a partnership for U.S. federal income tax purposes, and taking into account any available prior year losses or loss carryforwards) for such taxable period, and (Y) the highest combined marginal federal, state and local income tax rate applicable to any direct or indirect equity owner of Borrower that is a corporation for U.S. federal income tax purposes for such taxable period (taking into account the character (long-term capital gain, qualified dividend income, tax-exempt income, etc.) of the current period taxable income); provided that any such distributions shall be made on a pro rata basis; provided further that, to the extent that the aggregate amount of such distributions made with respect to any taxable year exceeds the actual tax liability calculated pursuant to this clause for such year, such excess shall be promptly refunded to Borrower or deducted from future distributions permitted under this clause,
(b)so long as no Event of Default has occurred and is continuing, Borrower and each Subsidiary may pay or make Restricted Payments to Borrower or Holdings to permit Borrower or Holdings to, and Borrower or Holdings may, repurchase or redeem Qualified Capital Stock of Borrower, Holdings or Parent held by current or former officers, directors, or employees or former officers, directors, or employees (or their transferees, spouses, ex-spouses, estates, or beneficiaries under their estates) of Parent or any of its Subsidiaries, upon their death, disability, retirement, severance, or termination of employment or service or to make payments on Indebtedness issued to buy such Qualified Capital Stock upon their death, disability, retirement, severance, or termination of employment or service or pursuant to any employee or director equity plan, employee, manager, officer, member, partner, independent contractor or director stock option plan or any other employee, manager, officer, member, partner, independent contractor or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, officer, director, member, partner, independent contractor or consultant of such Subsidiary; provided, that the aggregate cash consideration (for the avoidance of doubt, excluding cancellation of Indebtedness owed by such person) paid for all such redemptions and payments shall not exceed, in any Fiscal Year (without the ability to carry over any unused amounts into subsequent Fiscal Years), $5,000,000; provided further, that during an Event of Default any payments described in this clause may accrue and shall be permitted to be paid upon such Event of Default no longer existing so long as no other Event of Default is continuing at such time,
(c)Borrower and each Subsidiary may make repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if the Capital Stock represent a portion of the exercise price thereof,
(d)Borrower and its Subsidiaries may consummate Permitted Intercompany Activities,
(e)Restricted Payments made solely in Capital Stock of Holdings (other than Disqualified Capital Stock) shall be permitted,

(f)to the extent constituting Restricted Payments, Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 6.07, 6.09 or 6.12,
(g)Borrower may make Restricted Payments to Holdings or any direct or indirect parent of Borrower:
(i)to pay its organizational, operating costs and other costs and expenses (including, without limitation, expenses related to auditing or other accounting or tax reporting matters) incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Borrower and its Subsidiaries, any costs, expenses and liabilities incurred in connection with any litigation or arbitration attributable to the ownership or operations of Borrower and its Subsidiaries, and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of Borrower and its Subsidiaries, and listing fees and other costs and expenses attributable to being a publicly traded company;
(ii)the proceeds of which shall be used by such parent to pay franchise Taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
(iii)to finance any Investment that would be permitted to be made pursuant to Section 6.07 if such parent were subject to such Section 6.07; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to Borrower or its Subsidiaries or (2) the merger (to the extent permitted in Section 6.09) of the Person formed or acquired into Borrower or its Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;
(iv)the proceeds of which shall be used to pay customary salary, bonus, indemnity and other benefits payable to future, present or former officers, directors, managers, members, partners, consultants, independent contractors or employees of Borrower; and
(v)the proceeds of which shall be used by Holdings or Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any equity or debt offering, financing transaction, acquisition, divestiture, investment or other non-ordinary course transaction permitted by this Agreement; provided that any such transaction was in the good faith judgment of Borrower intended to be for the benefit of Borrower and its Subsidiaries;
(h)payments made or expected to be made by Borrower or any of its Subsidiaries in respect of required withholding or similar taxes payable upon or in connection with the exercise or vesting of Capital Stock or any other equity award with respect to any future, present or former employee, director, manager, officer, partner, independent consultant or consultant (or their respective Affiliates and Immediate Family Members) and any repurchases of Capital Stock in consideration of such payments including in connection with the exercise or vesting of stock options, warrants or the issuance of restricted stock units or similar stock based awards,

(i)Borrower or any Subsidiary may (i) pay cash in lieu of fractional Capital Stock in connection with any dividend, distribution, split, merger, consolidation, amalgamation or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion,
(j)payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of assets permitted by Section 6.07 or Section 6.09 and
(k)the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement.
Notwithstanding anything to the contrary contained herein, in no event shall any Loan Party make any Restricted Payment that consists of Material Intellectual Property, or that results in the transfer of ownership or exclusive license of any Material Intellectual Property or any Capital Stock of any Subsidiary that owns or exclusively licenses any Material Intellectual Property, to any Person that is not Borrower or a Guarantor Subsidiary.
Section 6.06Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, Borrower shall not, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Permitted Purchase Money Indebtedness that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting, or other transfers contained in leases, licenses, joint venture agreements, and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer, or option or right with respect to any property, assets, or Capital Stock not otherwise prohibited under this Agreement, (iv) which exist on the Closing Date and are listed in Schedule 6.06, (v) that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of Holdings, so long as the arrangement imposing such restriction was not entered into solely in contemplation of such Person becoming a Subsidiary of Holdings, (vi) represent Indebtedness or any other obligations of a Subsidiary of Holdings which is not a Loan Party which is permitted by Section 6.01, (vii) arise in connection with (x) any Lien permitted by Section 6.02 and relate to the property subject to such Lien or (y) any Asset Sale permitted by Section 6.09 and relate solely to the assets or Person subject to such Asset Sale, (viii) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.07 and applicable solely to such joint venture entered into in the ordinary course of business, (ix) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (x) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (xi) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01 and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Subsidiaries incurring or guaranteeing such Indebtedness, (xii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any Subsidiary or the assignment of any license or sublicense agreement, (xiii) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xiv) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xv) arise in connection with cash or other deposits permitted under Sections 6.02 and 6.07 and limited to such cash or deposit and (xvii) are customary restrictions contained in any documentation governing Specified Indebtedness or any Permitted Refinancing thereof.
Section 6.07Investments. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including, without limitation, any Joint Venture and any Foreign Subsidiary, except Permitted Investments. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment that consists of Material Intellectual Property or that results in the transfer of ownership or exclusive license of any Material Intellectual Property or any Capital Stock of any Subsidiary that owns or exclusively licenses any Material Intellectual Property, to any Person that is not Borrower or a Guarantor Subsidiary.
Section 6.08Financial Covenants.
(a)Total Leverage Ratio. Borrower and its Subsidiaries shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the first full Fiscal Quarter ending after the Closing Date, to exceed the correlative ratio indicated:

Fiscal Quarter	Total Leverage Ratio
September 30, 2026	3.00:1.00
December 31, 2026	2.75:1.00
March 31, 2027	2.75:1.00
June 30, 2027	2.50:1.00
September 30, 2027	2.50:1.00
December 31, 2027	2.25:1.00
March 31, 2028	2.25:1.00
June 30, 2028 and each Fiscal Quarter thereafter	2.00:1.00

(b)Minimum Consolidated Liquidity. Borrower and its Subsidiaries shall not permit Consolidated Liquidity at any time to be less than the amounts specified below as of the correlative dates indicated:

Date	Minimum Consolidated Liquidity
On or prior to September 24, 2026	$25,000,000
After September 24, 2026	$50,000,000

Section 6.09Fundamental Changes; Disposition of Assets. Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, or sub-lease (as lessor or sublessor), exchange, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets, or property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:
(a)(i) any Subsidiary of Holdings may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up, or dissolved so long as all the assets of such liquidating, wound up or dissolved entity are transferred to a Loan Party (other than Holdings) that is not liquidating, winding up or dissolving, or all or any part of its business, property, or assets may be conveyed, sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, that in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable, shall be the continuing or surviving Person and (ii) any Subsidiary may sell, lease, or sub-lease (as lessor or sublessor), exchange, transfer, or otherwise dispose of its assets (upon voluntary liquidation or otherwise) to Borrower or any other Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (A) the transferee must be a Guarantor or Borrower or (B) to the extent constituting an Investment, such Investment must be a Permitted Investment in or Indebtedness of a Subsidiary that is not a Loan Party in accordance with Sections 6.07 and 6.01, respectively,
(b)(i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or a Borrower or any Subsidiary may change its legal form (x) if Borrower determines in good faith that such action is in the best interest of Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) to the extent such Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 6.07 or this Section 6.09 or, in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Loan Party (other than Holdings) after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder),
(c)Borrower and its Subsidiaries may consummate Permitted Intercompany Activities,
(d)sales or other dispositions of assets that do not constitute Asset Sales,
(e)Asset Sales, the proceeds of which shall not exceed $10,000,000 during the term of this Agreement; provided, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by Borrower or such Subsidiary) and (ii) no Event of Default has occurred and is continuing,
(f)other Asset Sales; provided, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by Borrower or such Subsidiary), (ii) if the assets sold, transferred or otherwise disposed of have a fair market value (as determined in good faith by Borrower) in excess of $10,000,000, no less than 75% thereof shall be paid in Cash or Cash Equivalents or Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration outstanding at such time does not exceed $5,000,000 and (iii) no Event of Default has occurred and is continuing,
(g)Asset Sales of assets not constituting Collateral the proceeds of which are less than $2,500,000 in the aggregate,

(h)dispositions of Real Estate Assets pursuant to sale-leaseback transactions; provided that the fair market value (as determined in good faith by Borrower) of all property so disposed of after the Closing Date shall not exceed $5,000,000 in the aggregate,
(i)(i) dispositions of non-core, obsolete, surplus or worn-out property, whether now owned or hereafter acquired, and dispositions of property no longer used or useful or economically practical to maintain in the conduct of the business of Borrower or any of its Subsidiaries and (ii) write-off or write-down of any unrecoupable loans or advances,
(j)Permitted Acquisitions and any transactions to effect a Permitted Acquisition,
(k)Permitted Investments and any transactions to effect a Permitted Investment,
(l)dispositions of inventory or goods held for sale, in each case, in the ordinary course of business,
(m)dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property,
(n)to the extent constituting an Asset Sale, transactions permitted by Sections 6.02 and 6.05,
(o)Asset Sales contemplated as of the Closing Date and listed on Schedule 6.09,
(p)(i) dispositions of Cash Equivalents so long as Borrower or such Subsidiary receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such disposition at least equal to the fair market value (as determined in good faith by Borrower) of the Cash Equivalents disposed of and (ii) the unwinding of any Swap Contract pursuant to its terms,
(q)leases, subleases, licenses or sublicenses (excluding Intellectual Property other than the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Borrower or any of the Subsidiaries,
(r)transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event,
(s)subject the last paragraph of this Section 6.09, the sale, assignment, licensing, sub-licensing or other disposition of intellectual property rights or other general intangibles pursuant to any Intercompany License Agreement,
(t)any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of Borrower and its Subsidiaries as a whole, as determined in good faith by the management of Borrower,
(u)dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements,

(v)(i) abandonments, cancellations, lapses or other dispositions of Intellectual Property that is no longer used in or useful for the operation of the business of Borrower and its Subsidiaries, taken as a whole, or, in Borrower’s reasonable business judgement, is no longer economically practicable or commercially reasonable to maintain, (ii) the expiration of Intellectual Property at the end of its natural statutory term, and (iii) licenses, sublicenses and other dispositions of Intellectual Property (excluding any Material Intellectual Property) not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary,
(w)Permitted Intercompany Activities,
(x)dispositions of assets that are made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of Borrower to consummate any acquisition,
(y)any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims, in each case, in the ordinary course of business, and
(z)the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.
Notwithstanding anything to the contrary contained herein, in no event shall Borrower or any Guarantor Subsidiary make any Asset Sale or other asset sale or disposition of assets that consists of Material Intellectual Property, or that results in the transfer of ownership or exclusive license of any Material Intellectual Property or any Capital Stock of any Subsidiary that owns or exclusively licenses any Material Intellectual Property to any Person that is not Borrower or a Guarantor Subsidiary.
Section 6.10[Reserved].
Section 6.11Securitizations and Receivables Facilities. Notwithstanding anything herein to the contrary, Borrower shall not, and shall not permit any Subsidiary, to sell, dispose of or contribute (whether pursuant to any Asset Sale, Investment, Restricted Payment or otherwise) any assets (i) in connection with a “whole business” securitization and (ii) any other any other asset securitization or receivables financing.
Section 6.12Transactions with Affiliates. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of Holdings, with a fair market value in excess of $15,000,000; provided, that the Loan Parties and their Subsidiaries may enter into or permit to exist any such transaction if the terms of such transaction are not less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; provided further, that the foregoing restrictions shall not apply to any of the following:
(a)loans and other transactions among Borrower and its Subsidiaries or any entity that becomes a Subsidiary as a result of such loan or other transaction to the extent permitted under this Article VI,
(b)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of Holdings, Borrower and its Subsidiaries (or any other direct or indirect parent of Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of Borrower and its Subsidiaries,

(c)(i) compensation arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business and (ii) employee benefit plans and arrangements in the ordinary course of business,
(d)transactions described in Schedule 6.12,
(e)Restricted Payments permitted under Section 6.05, Investments permitted under Section 6.07 and prepayments redemptions, purchases, defeasances and other payments permitted by Section 6.18,
(f)(i) the payment of indemnification and other similar amounts to the Permitted Holders and reimbursement of expenses of the Permitted Holders and (ii) customary payments by Borrower and any of its Subsidiaries to the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of Borrower, in good faith,
(g)payments by Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of Borrower to the extent attributable to the ownership or operation of Borrower and its Subsidiaries, but only to the extent permitted by Section 6.05(a),
(h)[reserved],
(i)Permitted Intercompany Activities, and
(j)a joint venture to the extent permitted under this Article VI which would constitute a transaction with an Affiliate solely as a result of Holdings, Borrower or any Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity.
Notwithstanding anything to the contrary contained herein, in no event shall Borrower or any of its Subsidiaries enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of Borrower or of any such holder, that results in the transfer of ownership or exclusive license of any Material Intellectual Property or any Capital Stock of any Subsidiary that owns or exclusively licenses any Material Intellectual Property, to any Person that is not Borrower or a Guarantor Subsidiary.
Section 6.13Conduct of Business. From and after the Closing Date, Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Person on the Closing Date and businesses reasonably ancillary, related or complementary thereto or any business that is a reasonable extension thereof and (b) such other lines of business as may be consented to by Administrative Agent.
Section 6.14Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness that would be included in the calculation of Consolidated Total Debt other than the Obligations and obligations under the Term Loan Documents, (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents or the Term Loan Documents to which it is a party, (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of its Subsidiaries, (ii) performing its obligations and activities incidental thereto under the Loan Documents and the Term Loan Documents, (iii) making

Restricted Payments and Investments to the extent permitted by this Agreement, (iv) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (v) any issuance or sale of its Capital Stock, (vi) financing activities, including the issuance of securities, payment of dividends, making contributions to the capital of Borrower, and other distributions and the making of investments, (vii) incurrence of debt and guaranteeing the obligations of Borrower and its Subsidiaries, (viii) participating in tax, accounting and other administrative matters, including as owner of Borrower and its Subsidiaries, (ix) holding any cash incidental to any activities permitted under this Section 6.14, (x) providing indemnification to officers, managers and directors and (xi) any activities incidental to the foregoing.
Section 6.15Changes to Certain Agreements and Organizational Documents.
(a)Neither Borrower nor any Guarantor Subsidiary amend or permit any amendments to its Organizational Documents if such amendment, termination, or waiver would be materially adverse to Agents or the Lenders.
(b)Borrower shall not, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the documentation governing any Specified Indebtedness in a manner that would be materially adverse to Agents or the Lenders.
Section 6.16[Reserved].
Section 6.17[Reserved].
Section 6.18Prepayments of Certain Indebtedness. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any voluntary or optional payment or prepayment on, or repurchase, redemption or acquisition for value of, any Specified Indebtedness outstanding under documents evidencing any such Specified Indebtedness, except:
(a)(i) the prepayment of Indebtedness of Borrower or any Subsidiary owed to Borrower or any Subsidiary to the extent not prohibited by the subordination provisions in the Intercompany Subordination Agreement or (ii) the prepayment of any other Specified Indebtedness with the proceeds of any other Specified Indebtedness otherwise permitted by Section 6.01,
(b)So long as no Default or Event of Default has occurred and is continuing or would result therefrom, other prepayments in an aggregate amount not exceeding $5,000,000, and
(c)the conversion of any Specified Indebtedness to Capital Stock (other than Disqualified Capital Stock) of Borrower or any of its direct or indirect parents.
Section 6.19Certain Transactions. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Priming Financing/Liability Management Transaction or make any Investment, sale transfer or disposition of assets or Restricted Payment in connection therewith.
Section 6.20Anti-Money Laundering Laws & Sanctions. No Loan Party or any Subsidiary thereof shall, directly or knowingly indirectly, use the proceeds of any Revolving Credit Loans hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) for the purpose of financing activities of or with any Sanctioned Person or in any Sanctioned Jurisdiction, in either case in violation of any Sanctions, or (ii) in any manner that would reasonably cause any party to this Agreement to be in violation of Anti-Money Laundering Laws or Sanctions.
ARTICLE VII

GUARANTY

Section 7.01Guaranty of the Obligations. Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).
Section 7.02Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Guarantor for purposes of this Section 7.02, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement, or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor, as of any date of determination, an amount equal to (y) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.02), minus (z) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.
Section 7.03Payment by Guarantors. Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed or allowable against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid.
Section 7.04Liability of Guarantors Absolute. Subject to Section 7.13, each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent, and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed

Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety,
(b)Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default,
(c)the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions,
(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify, or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify, or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations,
(e)any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge, or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner, or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release, or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate, or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Hedge Agreement or Treasury Services Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations, and (vi) exercise any other rights available to it under the Loan Documents, the Secured Hedge Agreements or the Treasury Services Agreements, and
(f)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge, or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power, or remedy (whether arising under the Loan Documents, the Secured Hedge Agreements or the Treasury Services Agreements, at law, in equity, or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of, or security for the payment of, the Guaranteed Obligations, (ii) any rescission, waiver, amendment, or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents, any Secured Hedge Agreements or any Treasury Services Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, Secured Hedge Agreement or Treasury Services Agreement or any agreement relating to such other guaranty or security, (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid, or unenforceable in any respect, (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Secured Hedge Agreements or the Treasury Services Agreements from the Guarantors or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations, (v) any Secured Party’s consent to the change, reorganization, or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, (vi) any failure to perfect or continue perfection of a security interest in any Collateral which secures any of the Guaranteed Obligations, (vii) any defenses (other than payment in full of the Guaranteed Obligations), set-offs, or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury, and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Section 7.05Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations, or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor, or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever, (b) any defense arising by reason of the incapacity, lack of authority, or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations, (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, and counterclaims, and (iv) promptness, diligence, and any requirement that any Secured Party protect, secure, perfect, or insure any security interest or lien or any property subject thereto, (f) notices, demands, presentments, protests, notices of protest, notices of dishonor, and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto or under any Secured Hedge Agreement or Treasury Services Agreement, notices of any renewal, extension, or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower, and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof, and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties or which may conflict with the terms hereof.
Section 7.06Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) shall have been indefeasibly paid in full and the Revolving Credit Commitments shall have been terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right, or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right, or remedy arises in equity, under contract, by statute, under common law, or otherwise and including, without limitation, (a) any right of subrogation, reimbursement, or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right, or remedy that any Secured Party now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitments shall have been terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification, and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against Borrower, to all right, title, and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification, or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent, on behalf of the Secured Parties, and shall forthwith be paid over to Administrative Agent, for the benefit of the Secured Parties, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 7.07Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent, on behalf of the Secured Parties, and shall forthwith be paid over to Administrative Agent, for the benefit of the Secured Parties, to be credited and applied against the Guaranteed Obligations but without affecting, impairing, or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.08Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitments shall have been terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 7.09Authority of Guarantors or Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors, or any agents acting or purporting to act on behalf of any of them.
Section 7.10Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time and any Secured Hedge Agreements or Treasury Services Agreements may be entered into from time to time, in each case, without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Secured Hedge Agreements or Treasury Services Agreements are entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, the Secured Hedge Agreements and the Treasury Services Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact, or thing relating to the business, operations, or conditions of Borrower now known or hereafter known by any Secured Party.
Section 7.11Bankruptcy, etc.
(a)So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization, or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, administrative receivership, examinership, rescue process, reorganization, liquidation, or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree, or decision of any court or administrative body resulting from any such proceeding.
(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, administrative receiver, compulsory or interim manager, examiner, process advisor, debtor in possession, assignee for the benefit of creditors, or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer, or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 7.12Release of a Guarantor. Any Guarantor Subsidiary shall automatically be released from its obligations under this Guaranty if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; provided, that to the extent such release is due to any applicable Guarantor Subsidiary becoming an “Excluded Subsidiary” pursuant to clause (a) of the definition thereof, no such automatic release shall occur unless (w) such Guarantor Subsidiary became a non-Wholly Owned Subsidiary as a result of a bona fide joint venture transaction or other strategic transaction entered into for a bona fide business purpose, in each case, with any Person or Persons that are not an Affiliate of Borrower, (x) such transaction is not entered into with the primary purpose of releasing such Guarantor Subsidiary from the applicable Guaranty under this Agreement or the other Loan Documents, (y) such Guarantor Subsidiary does not own (or hold an exclusive license with respect to) Material Intellectual Property and (z) upon giving pro forma effect to such release and the consummation of the relevant transaction, Borrower shall be deemed to have made a new Investment in such Person and such Investment shall otherwise comply with the definition of “Permitted Investment”.
Section 7.13Irish Guarantee Limitations. This Guaranty does not apply to any liability of any Irish Loan Party to the extent that it would result in this Guaranty (a) constituting unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act or (b) constituting a breach of Section 239 of the Irish Companies Act.
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.01Events of Default. If any one or more of the following conditions or events shall occur:
(a)Failure to Make Payments When Due. Failure by Borrower to pay (i) when due, the principal of any Revolving Credit Loan or Swing Line Loan whether at stated maturity, by acceleration, or otherwise, (ii) when due, any payment of principal of any Revolving Credit Loan or Swing Line Loan, by notice of voluntary prepayment, by mandatory prepayment, or otherwise, (iii) within five (5) Business Days after the date when due, any interest on any Revolving Credit Loan or Swing Line Loan due hereunder, (iv) within five (5) Business Days after the date when due any amount payable to L/C Issuer in reimbursement of any drawing under a Letter of Credit or any Cash Collateralization required pursuant to Section 2.21(e), or (v) within ten (10) Business Days after the date when due, any fee or any other amount due hereunder (other than such amounts as set forth in clauses (i) through (iv) above), or
(b)Default in Other Agreements. (i) Failure of any Loan Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Material Indebtedness (other than Indebtedness referred to in Section 8.01(a)), in each case beyond the grace period, if any, provided therefor and solely to the extent the holders thereof have not waived such event of default prior to the acceleration of or exercise of remedies in respect of the Obligations, or (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Material Indebtedness or (B) any loan agreement, mortgage, indenture, or other agreement relating to such item(s) of Material Indebtedness, in each case beyond the grace period, if any, provided therefor and solely to the extent the holders thereof have not waived such event of default prior to the acceleration of or exercise of remedies in respect of the Obligations, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase, or defeasance of, or to cause Holdings or any of its Subsidiaries to make any offer to prepay, redeem, repurchase, or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, or
(c)Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.05, Section 5.01(f) (provided that any Default or Event of Default arising from failure to deliver a notice of Default or Event of Default shall be deemed to be no longer continuing automatically upon and simultaneously with the underlying Default or Event of Default ceasing to be continuing), Section 5.02 (solely with respect to Borrower), or Article VI, or
(d)Breach of Representations, etc. Any representation, warranty, certification, or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that by their terms are qualified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made, or
(e)Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of, or compliance with, any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Loan Party becoming aware of such default or (ii) receipt by Borrower of written notice from Administrative Agent of such default, or
(f)Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrative receiver, compulsory or interim manager, liquidator, examiner, process advisor, sequestrator, trustee, custodian, or other officer having similar powers over Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, administrative receiver, compulsory or interim manager, trustee, examiner, process advisor, or other custodian of Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) for all or a substantial part of its property, or a warrant of attachment, execution, or similar process shall have been issued against any substantial part of the property of Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded, or discharged, or
(g)Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, administrative receiver, compulsory or interim manager, trustee, examiner, process advisor, or other custodian for all or a substantial part of its property, or Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall make any assignment for the benefit of creditors, or (ii) Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, or the Board (or similar governing body) of Holdings, Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f), or
(h)Judgments and Attachments. Any final and nonappealable money judgment, order, awards, writ, or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $20,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Holdings or Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder), or
(i)[Reserved], or
(j)Employee Benefit Plans. There shall occur one or more ERISA Events that, individually or in the aggregate with all other ERISA Events, has had, or would reasonably be expected to result in, a Material Adverse Effect, or
(k)Change of Control. A Change of Control shall occur, or
(l)Guaranties, Collateral Documents, and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material provision of the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) any material provision of this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party, or
THEN, (A) upon the occurrence of any Event of Default described in Section 8.01(f) or Section 8.01(g), automatically and (B) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to Borrower by Administrative Agent, (1) the Commitments, if any, of each Lender having such Commitments and the obligation of the L/C Issuer to issue any Letter of Credit shall immediately terminate, (2) each of the following shall immediately become due and payable, in each case without presentment, demand, protest, or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (x) the unpaid principal amount of and accrued interest on the Revolving Credit Loans, (y) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (z) all other Obligations; provided, that the foregoing clauses (x), (y) and (z) shall not affect in any way the obligations of the Lenders under Section 2.26(d) and 2.03, (3) any Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents, (4) Administrative Agent shall direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.01(f) and (g) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time and (5) Administrative Agent and Collateral Agent may enforce any other rights and remedies available to it under any Loan Document or under applicable law.
ARTICLE IX

ADMINISTRATIVE AGENT
Section 9.01Appointment of Agents.
(a)Citi is hereby appointed Administrative Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes Citi, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise, and enforce any and all other rights and remedies of Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.
(b)Alter Domus is hereby appointed Collateral Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes Alter Domus, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise, and enforce any and all other rights and remedies of Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.
(c)Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX are solely for the benefit of Agents and Lenders, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume, and shall not be deemed to have assumed, any obligation towards, or relationship of agency or trust with or for, Holdings or any of its Subsidiaries.
Section 9.02Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights, and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights, and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents and such duties are solely mechanical, ministerial and administrative in nature. Each Agent may exercise such powers, rights, and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.
Section 9.03General Immunity.
(a)No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals, or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports, or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants, or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Revolving Credit Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Credit Loans.
(b)Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees, or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by any Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion, or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion, or authority, in accordance with such instructions. Each Agent may request a certificate from Lenders identifying the Required Lenders and may conclusively rely on such certificate. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument, or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts, and other professional advisors selected by it, and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05). No Agent shall have any fiduciary duty to any Person. Each Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its respective duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or indemnity satisfactory to it against, or security for, such risk or liability is not reasonably assured to it. No Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own gross negligence or willful misconduct. No Agent shall have any duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Loan Documents by any other Person. In no event shall any Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. No Agent shall have any duty or liability for any action taken or omitted in the absence of instructions from the Required Lenders. In the event of any inconsistency between this Agreement and any other Loan Document, this Agreement shall control with respect to the rights and protections of Agents. In determining compliance with any condition hereunder to the making of a Revolving Credit Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a L/C Issuer, Administrative Agent and Collateral Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless Administrative Agent and Collateral Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Revolving Credit Loan or the issuance of such Letter of Credit.
(c)Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest, and fees required to be paid to Administrative Agent for the account of Lenders, unless such Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Such Agent will notify Lenders of its receipt of any such notice. Collateral Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, that unless and until such Agent has received any such direction, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.
(d)Lead Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of Administrative Agent as, and to the extent, provided for under Sections 10.02 and 10.03. Without limitation of the foregoing, each Lead Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.
Section 9.04Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Credit Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent or its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory, or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
Section 9.05Lenders’ Representations, Warranties and Acknowledgment.
(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Credit Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of, or the completeness of, any information provided to Lenders.
(b)Each Lender, by delivering its signature page to this Agreement or a Joinder and making available its Revolving Credit Commitments or funding of its Revolving Credit Loans on the Closing Date, as applicable, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders, or Lenders, as applicable on the Closing Date.
(c)Each Lender (i) represents and warrants that, as of the Closing Date, neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party, and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Loan Party other than the Obligations or Capital Stock described in subclause (i) above without the prior written consent of Administrative Agent.
Section 9.06Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY EACH AGENT, L/C ISSUER, THEIR RESPECTIVE AFFILIATES, AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, AND AGENTS OF EACH AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS), OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS, AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF

COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, THAT IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE, OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; PROVIDED FURTHER, THAT THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE, OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.
Section 9.07Successor Agent.
(a)Any Agent may resign at any time by giving thirty (30) days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders, Borrower, and the other Agent and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to such Agent and signed by Borrower and the Required Lenders. Upon any such notice of resignation or any such removal, Required Lenders and Borrower shall have the right, upon five (5) Business Days’ notice to Borrower, to appoint a successor Agent. If no successor shall have been so appointed by the Required Lenders and Borrower and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above, as applicable, from among Lenders. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, that successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent, as applicable, all sums, Securities, and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent, as applicable, such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent, as applicable, of the security interests created under the Collateral Documents, whereupon such retiring or removed Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if no successor Administrative Agent or Collateral Agent, as applicable, has accepted an appointment by the retiring or removed Agent, on behalf of the Lenders, within thirty (30) days after the retiring or removed Agent appoints such successor Agent, such retiring or removed Agent’s resignation shall be deemed effective, and Borrower shall appoint the successor Administrative Agent or Collateral Agent, as applicable, on behalf of the Lenders, without their further consent. After any retiring or removed Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, hereunder.
(b)Notwithstanding anything herein to the contrary, any Agent may assign their rights and duties as Administrative Agent or Collateral Agent, as applicable, hereunder to an Affiliate of Citi or Alter Domus, respectively, without the prior written consent of, or prior written notice to, Borrower or Lenders; provided, that Borrower and Lenders may deem and treat such assigning Agent as Administrative Agent or Collateral Agent, as applicable, for all purposes hereof, unless and until such assigning Agent provides written notice to Borrower and Lenders of such assignment. Upon such assignment, such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents.
(c)Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory, indemnification, and other provisions of Section 9.03, Section 9.06, and this Section 9.07 shall apply to any of the Affiliates of each Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of Section 9.03, Section 9.06, and this Section 9.07 shall apply to any such sub-agent and to the Affiliates of any such sub-agent and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits, and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits, and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits, and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and Lenders, (ii) such rights, benefits, and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Loan Party, Lender, or any other Person and no Loan Party, Lender, or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
Section 9.08Collateral Documents and Guaranty.
(a)Agents Under Collateral Documents and Guaranty. Each Lender (including in its capacity as a counterparty to a Secured Hedge Agreement or Treasury Services Agreement) hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for, and representative of, Lenders with respect to the Guaranty, the Collateral, and the Collateral Documents. Subject to Section 10.05, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented, (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented, (iii) release any Lien encumbering any asset to the extent such asset constitutes an Excluded Asset, (iv) release any Lien on any property granted to or held by Administrative Agent or Collateral Agent under any Loan Document upon termination of the Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and return or termination of any Letter of Credit outstanding (unless the Revolving Exposure of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), (v) release any Lien on any property granted to or held by

Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (m) of the definition of “Permitted Liens” pursuant to documents reasonably acceptable to Administrative Agent or (w) subordinate any Lien on any property granted to or held by Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (z) of the definition of “Permitted Liens” pursuant to documents reasonably acceptable to Administrative Agent. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Section 9.08 shall require the consent of any holder of obligations under Secured Hedge Agreement or any Treasury Services Agreements.
(b)Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent, and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by Collateral Agent, on behalf of Lenders, in accordance with the terms hereof and all powers, rights, and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for, and representative of, Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.
(c)In each case as specified in this Section 9.08, Administrative Agent or Collateral Agent will promptly upon the request of Borrower (and each Lender irrevocably authorizes and requires Administrative Agent and Collateral Agent to), at Borrower’s expense, execute and deliver to the applicable Loan Party such documents as Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.08. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by Administrative Agent or Collateral Agent. Each Lender and each other Secured Party agrees that it will take such action and execute any such documents as may be reasonably requested by Borrower, at Borrower’s sole cost and expense, in connection with any of the foregoing releases or any such subordination and irrevocably authorizes and requires Administrative Agent and Collateral Agent to take such action and execute any such document. Upon request by Administrative Agent or Collateral Agent at any time, the Required Lenders will promptly confirm in writing Administrative Agent or Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.08. Upon Administrative Agent or Collateral Agent’s request, Borrower shall deliver to Administrative Agent and Collateral Agent a certificate of an Authorized Officer of Borrower certifying that any transaction related to the release or subordination of an item of Collateral from the assignment and security interest granted under the Collateral Documents, or the release of a Guarantor from its obligations under the Guaranty has been consummated in compliance with this Agreement and the other Loan Documents (and each of the Secured Parties hereby authorizes Agents to rely on such certificate in performing their obligations under this Section 9.08).

Section 9.09Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party), and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of Agents and Lenders as secured party. Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing. Notwithstanding anything herein or in the Loan Documents to the contrary, no Agent shall have any responsibility for the preparation, filing or recording of any instrument, document, or financing statement or for the perfection or maintenance of any security interest created hereunder. Each Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of such Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. No Agent shall have any duty to monitor the value or rating of any Collateral on an ongoing basis. Each Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
Section 9.10First Lien Intercreditor Agreement. Each Lender, L/C Issuer and Agent hereby grants to Administrative Agent and Administrative Agent all requisite authority to enter into or otherwise become bound by the First Lien Intercreditor Agreement or any other intercreditor agreement with Collateral Agent or other representatives of the holders of Indebtedness permitted under Section 6.01 that is intended to be secured by Liens permitted under Section 6.02 and to bind each Lender and Agent thereto by such Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender or Agent is or will be required in connection with the performance by Administrative Agent or Collateral Agent of the First Lien Intercreditor Agreement or any other intercreditor agreement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the First Lien Intercreditor Agreement and any other Loan Document, the terms of the First Lien Intercreditor Agreement shall govern and control; provided that notwithstanding anything herein to the contrary or in any Loan Document, (i) the lien and security interest granted to Alter Domus (US) LLC pursuant to the Collateral Agreement and the exercise of any right or remedy by Citibank, N.A. or Alter Domus (US) LLC hereunder are subject to the provisions of the First Lien Intercreditor Agreement and (ii) in the event of any conflict between the terms of the First Lien Intercreditor Agreement and this Agreement, the terms of the First Lien Intercreditor Agreement shall govern and control.
Section 9.11Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender and other Agent:

(a)is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Holdings or its Subsidiaries (each, a “Report” and, collectively, the “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender and Agent with such Reports,
(b)expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report,
(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, and that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Holdings and its Subsidiaries and will rely significantly upon Holdings’ and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,
(d)agrees to keep all Reports and other material, non-public information regarding Holdings and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.17, and
(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender or Agent preparing a Report harmless from any action the indemnifying Lender or Agent may take or fail to take or any conclusion the indemnifying Lender or Agent may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender or Agent has made or may make to Borrower, or the indemnifying Lender’s or Agent’s participation in, or the indemnifying Lender’s or Agent’s purchase of, a Revolving Credit Loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend, and hold Administrative Agent, and any such other Lender or Agent preparing a Report, harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorneys’ fees and costs) incurred by Administrative Agent and any such other Lender or Agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Agent.
In addition to the foregoing: (x) any Lender or other Agent may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender or other Agent a copy of any report or document provided by Holdings or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Holdings or such Subsidiary to such Lender or other Agent, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Holdings or its Subsidiaries, any Lender or other Agent may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s or other Agent’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Holdings or Borrower the additional reports or information reasonably specified by such Lender or other Agent, and, upon receipt thereof from Holdings or Borrower or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender or other Agent, and (z) any time that Administrative Agent renders to Borrower a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

Section 9.12Erroneous Payments.
(a)Each Lender hereby agrees that (x) if Administrative Agent notifies such Lender that Administrative Agent has determined in its sole discretion that any funds received by such Lender from Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as Administrative Agent, may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)Each Lender hereby further agrees that if it receives a Payment from Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Administrative Agent of such occurrence and, upon demand from Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as Administrative Agent, may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of Borrower or any other Loan Party.
(d)Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, none of the Loan Parties or any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 9.12 in respect of any erroneous Payment (other than with respect to acknowledging and consenting to the subrogation rights referenced in Section 9.12(c), subject to any consent rights set forth in Section 10.06 and other than Borrower’s agreement to Section 9.12(c)) (it being understood that, if a Loan Party has paid principal, interest or any other amounts owed pursuant to a Loan Document, nothing in this Section 9.12 shall require any such Loan Party to pay additional amounts that are duplicative of such previously paid amounts).
ARTICLE X

MISCELLANEOUS
Section 10.01Notices.
(a)Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Collateral Agent, Administrative Agent, Swing Line Lender or L/C Issuer shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, or sent by facsimile (excluding any notices to L/C Issuer or, Swing Line Lender in their respective capacity as such), electronic mail or United States mail or courier service, and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent, Swing Line Lender or L/C Issuer in its capacity as such shall be effective until received by such Agent, Swing Line Lender or L/C Issuer.
(b)Electronic Communications.
(i)Each of Agents and Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agents, provided, that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified Agents that it is incapable of receiving notices under such Article by electronic communication.
(ii)Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided, that for both subclauses (A) and (B) above, if such notice, email, or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
Section 10.02Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay (a) all of each Agent’s, L/C Issuer’s, and

Lender’s reasonable documented and invoiced costs and out-of-pocket expenses in connection with the structuring, negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of Milbank LLP, as counsel to Administrative Agent and (y) Pryor Cashman LLP, as counsel to Collateral Agent, and, at the sole discretion of each Lender, if necessary, external tax advisors, fund counsel and a single local counsel to Agents, L/C Issuers and the Lenders in each relevant material jurisdiction and, solely in the case of an actual or perceived conflict of interest and upon notice to Borrower of such conflict, one additional counsel in each relevant jurisdiction, and of such other counsel retained with Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed)), (b) all other actual and reasonable documented and invoiced costs and out-of-pocket expenses incurred by each Agent and Initial Lender in connection with the syndication of the Loans and Commitments and (c) from and after the Closing Date, all of each Agent’s, L/C Issuer’s and each Lender’s reasonable documented and invoiced costs and out-of-pocket expenses in connection with the enforcement of the Loan Documents or protection of rights thereunder (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of (x) Milbank LLP, as counsel to Administrative Agent and (y) Pryor Cashman LLP, as counsel to Collateral Agent, and, if necessary, of one local counsel to Agents and the Lenders in each relevant material jurisdiction and, solely in the case of an actual or perceived conflict of interest and upon notice to Borrower of such conflict, one additional counsel in each relevant jurisdiction, and of such other counsel retained with Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed)), in each case, within thirty (30) days of a written demand therefor or, on the Closing Date, to the extent invoiced at least two (2) Business Days prior thereto, in each case, together with reasonable backup documentation supporting such reimbursement request to the extent reasonably requested by Borrower.
Section 10.03Indemnity.
(a)IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.02, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH LOAN PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY, AND HOLD HARMLESS EACH AGENT, L/C ISSUER, LEAD ARRANGER AND LENDER, THEIR AFFILIATES AND RELATED FUNDS, AND EACH OF THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM (I) THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR ITS CONTROLLED AFFILIATES OR ANY OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR OTHER REPRESENTATIVES OF ANY OF THE FOREGOING, IN EACH CASE, WHO ARE INVOLVED IN OR AWARE OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE, (II) A MATERIAL BREACH OF THE LOAN DOCUMENTS BY SUCH INDEMNITEE OR ONE OF ITS CONTROLLED AFFILIATES (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION), OR (III) DISPUTES SOLELY BETWEEN AND AMONG INDEMNITEES TO THE EXTENT SUCH DISPUTES DO NOT ARISE FROM ANY ACT OR OMISSION OF BORROWER OR ANY OF ITS AFFILIATES (OTHER THAN CLAIMS AGAINST AN INDEMNIFIED PERSON ACTING IN ITS CAPACITY AS

AN AGENT, L/C ISSUER OR ARRANGER OR SIMILAR ROLE UNDER THIS AGREEMENT UNLESS SUCH CLAIMS ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION)). TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY, AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.03 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.
(b)To the extent permitted by applicable law, no Indemnitee and no Loan Party shall assert, and each Indemnitee and Loan Party hereby waives, any claim against Lenders, Agents, and their respective Affiliates and Related Funds, directors, employees, attorneys, or agents, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort, or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Revolving Credit Loan or Letter of Credit or the use of the proceeds thereof, or any act or omission or event occurring in connection therewith, and each Indemnitee and Holdings and Borrower hereby waives, releases, and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 10.04Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its respective Affiliates and Related Funds and the L/C Issuer are hereby authorized by each Loan Party at any time or from time to time, subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender and its respective Affiliates and Related Funds or L/C Issuer to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender and its respective Affiliates and Related Funds or L/C Issuer hereunder, the Letters of Credit and participations therein and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein, or with any other Loan Document, irrespective of whether or not (a) such Lender and its respective Affiliates and Related Funds shall have made any demand hereunder, (b) the principal of, or the interest on, the Revolving Credit Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured, or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.
Section 10.05Amendments and Waivers.
(a)Required Lenders’ Consent. Subject to Sections 10.05(b) and 10.05(c), no amendment, modification, termination, or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent, Collateral Agent, the Required Lenders and Borrower.

(b)Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)extend the scheduled final maturity of any Revolving Credit Loan or Revolving Credit Note,
(ii)waive or reduce any scheduled repayment or accept any payment of any such amounts other than in cash,
(iii)reduce the rate of interest on any Revolving Credit Loan (other than any waiver of any increase in the interest rate applicable to any Revolving Credit Loan pursuant to Section 2.09) or any fee payable hereunder or accept any payment of any such amounts other than in cash,
(iv)extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Facility Maturity Date, or
(v)reduce or forgive the principal amount of any Revolving Credit Loan or any reimbursement obligation in respect of any Letter of Credit or accept any payment of any such amounts other than in cash.
(c)Other Consents. No amendment, modification, termination, or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:
(i)increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, that no amendment, modification, or waiver of any condition precedent, covenant, Default, or Event of Default shall constitute an increase in any Commitment of any Lender,
(ii)amend, modify, terminate, or waive any provision of Section 3.01 or Section 3.02 without the consent of Required Lenders,
(iii)amend, modify, terminate, or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent,
(iv)adversely affect the rights or duties of the Lenders holding loans or commitments of a particular class (but not the Lenders holding loans or commitments of any other class) will require only the requisite percentage in interest of the affected class of Lenders that would be required to consent thereto if such class of Lenders were the only class of Lenders, or
(v)extend the time for payment of any scheduled repayment, interest, fees or prepayment premiums, without the consent of the Required Lenders and the consent of each Lender directly and adversely affected thereby,
(vi)amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.03(e) without the written consent of Administrative Agent and of L/C Issuer,

(vii)amend, modify, terminate, or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the written consent of Swing Line Lender,
(viii)without the consent of each Lender:
(A)amend, modify, terminate, or waive (A) any pro rata sharing, payment, or setoff provision of any Loan Document (including, without limitation, Section 2.16 of this Agreement), (B) Section 2.01 of the First Lien Intercreditor Agreement, or (C) any other provision of a Loan Document (including, without limitation, Section 2.15(g)(i)), in each case, in a manner that would alter (or have the effect of altering) the pro rata treatment of Lenders or alter the priority of any Liens or any payments, disbursements, setoffs or proceeds to the Lenders,
(B)amend, modify, terminate, or waive any provision of this Section 10.05(c) or Section 10.05(b) or any other voting provisions or percentages,
(C)amend the definition of “Required Lenders” or “Pro Rata Share” or any other provision of a Loan Document in a manner that would alter (or have the effect of altering) the pro rata allocation among the Lenders of any payments, disbursements, proceeds or setoffs,
(D)releases (or subordination) of all or a material portion of the value of the Guarantors or release of all or a material portion of the Liens on the Collateral, in each case, in any transaction or series of related transactions (other than in connection with permitted Asset Sales, permitted mergers, permitted liquidations or dissolutions or as otherwise permitted under the Loan Documents, in each case, as in effect on the Closing Date),
(E)subordinate (1) any Liens on the Collateral securing the Obligations to any Liens on the Collateral securing any Indebtedness (except to the extent permitted under Section 6.01 and Section 6.02 hereunder as in effect on the Closing Date) or (2) any of the Obligations in right of payment (including pursuant to Section 2.15(g)(i)) to any other Indebtedness or other obligations,
(F)consent to the assignment or transfer by Borrower of any of its rights and obligations under any Loan Document,
(G)amend the definition of “Material Intellectual Property” or any provision in this Agreement with respect to Material Intellectual Property, or
(H)amend the definition of “Priming Financing/Liability Management Transaction” (or any component definition used therein) or Section 6.19.
(d)Technical Amendments. Notwithstanding the foregoing, this Agreement may be amended solely with the consent of Administrative Agent, Collateral Agent and Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to (i) correct or cure (A) ambiguities, errors, omissions, or defects or (B) incorrect cross-references or similar inaccuracies or (ii) effectuate administrative changes of a technical or immaterial nature. In addition to the foregoing, the Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of Administrative Agent and Collateral Agent at the request of Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects, or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents.
(e)Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers, or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender, and, if signed by a Loan Party, on such Loan Party.
Section 10.06Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and L/C Issuer; provided, that any assignment that is not permitted pursuant to the terms of this Agreement shall be absolutely void ab initio. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders and L/C Issuer. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.06, Indemnitees under Section 10.03, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, Affiliates of any Agent, each Lender and L/C Issuer) any legal or equitable right, remedy, or claim under or by reason of this Agreement.
(b)Register. Borrower, Administrative Agent, Collateral Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register following Administrative Agent’s acceptance of a fully executed an Assignment Agreement, together with the forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(f). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority, or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments or Loans.
(c)Right to Assign. Subject to Section 10.06(j), each Lender shall have the right at any time to sell, assign, or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolving Credit Loan and any related Commitments):
(i)to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent, and
(ii)to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent and Borrower and, solely in the case of any assignment of

Revolving Credit Commitments, the consent of L/C Issuer (such consent not to be unreasonably withheld, delayed or conditioned); provided, that (A) no consent of Borrower shall be required if an Event of Default under Sections 8.01(a), (g) or (h) has occurred and is continuing, (B) Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received written notice thereof, and (C) each such assignment pursuant to this Section 10.06(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Revolving Credit Commitments or Revolving Credit Loans, as applicable, of the assigning Lender).
(d)Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms or certificates with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(d) and payment of a recordation fee of $3,500 for each assignment (other than any assignment to another Lender, an Affiliate of a Lender or a Related Fund or unless otherwise waived by Administrative Agent).
(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement and any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower, and shall maintain a copy of such Assignment Agreement.
(f)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee, (ii) it has experience and expertise in the making of, or investing in, commitments or loans such as the applicable Commitments or Loans, as the case may be, (iii) it will make or invest in, as the case may be, its Commitments or Revolving Credit Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Revolving Credit Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control), and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party.
(g)Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof, (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.08) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding (x) L/C Issuer shall continue to have all rights and obligations thereof with respect to each Letter of Credit until the cancellation or expiration of (without any pending drawing on) such Letters of Credit and the reimbursement of any amounts drawn thereunder and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder), (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any, and (D) if any such assignment occurs after the issuance of any Revolving Credit Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Credit Notes to Administrative Agent for cancellation, and thereupon, Borrower shall issue and deliver new Revolving Credit Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(h)Participations.
(i)Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee in all or any part of its Commitments, Loans, or in any other Obligation; provided, that any sale of any participation made to any Person other than an Eligible Assignee shall be absolutely void ab initio. The holder of any such participation, other than an Affiliate or Related Fund of Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, or waiver with respect to which the unanimous vote of all Lenders (or all directly and adversely affected Lenders, if the participant is directly and adversely affected) would be required. Any agreement or instrument pursuant to which a Lender sells such a participation shall (i) include a requirement that such participant comply with the provisions of the Loan Documents in connection with any sub-participations it may sell to any Person (including those provisions relating to Disqualified Institutions) and (ii) provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents other than with respect to the voting rights described in the immediately preceding sentence. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18, and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(c); provided, that a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless, at the time such participant is claiming such benefits, Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.19 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.
(ii)In the event that any Lender sells participations in its Commitments, Loans, or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name of all participants in the Commitments, Loans, or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Loans, or Obligations which are the subject of the participation (the “Participant Register”). A Commitment, Loan, or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Revolving Credit Note shall expressly so provide). The Participant Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.
(i)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.06, any Lender may assign, pledge, and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its

Revolving Credit Notes, if any, to secure obligations of such Lender or any of its Affiliates or Related Funds to any Person providing any loan, letter of credit, or other extension of credit or financial arrangement to or for the account of such Lender or Agent or any of its Affiliates or Related Funds and any agent, trustee, or representative of such Person (without the consent of, notice to, or any other action by any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, that no Lender or Agent, as between Borrower and such Lender or Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, that in no event shall such Person, agent, trustee, or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender or Agent to take or omit to take any action hereunder.
(j)Disqualified Institutions.    So long as no Event of Default has occurred and is continuing under Sections 8.01(a), (g) or (h), no assignment or participation shall be made to a Disqualified Institution without Borrower’s consent in writing (which consent may be withheld in its sole discretion and which consent shall not be deemed to have occurred due to a failure to object) (with any assignment or participation in violation of the foregoing to be absolutely void ab initio), and upon an inquiry by any Lender to Administrative Agent as to whether a specific potential assignee or prospective participant is a Disqualified Institution, Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Institutions, but such list shall not be posted or otherwise distributed to other Lenders, any potential assignee or any prospective participant; provided, that Administrative Agent shall not, in any event, be responsible for, nor have any liability in connection with, maintaining, updating, monitoring, or enforcing the list of Disqualified Institutions, nor for any assignment or participation to a Disqualified Institution to which Borrower has consented, except to the extent determined by a court of competent jurisdiction in a final and non-appealable decision to have been caused by, or be the result, of the gross negligence or willful misconduct of Administrative Agent or its Related Parties.
(k)Assignments to Holdings and Affiliates. No assignment shall be made to Holdings or any of its Subsidiaries or Affiliates.
Section 10.07Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 10.08Survival of Representations, Warranties, and Agreements. All representations, warranties, and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.18, 2.19, 10.02, 10.03, 10.04, and 10.10 and the agreements of Lenders set forth in Sections 2.16, 9.03(b), and 9.06 shall survive the payment of the Revolving Credit Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.
Section 10.09No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, L/C Issuer or any Lender in the exercise of any power, right, or privilege hereunder or under any other Loan Document shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other power, right, or privilege. The rights, powers, and remedies given to each Agent, L/C Issuer, and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers, and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power, or remedy hereunder shall not impair any such right, power, or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power, or remedy.
Section 10.10Marshalling; Payments Set Aside. None of any Agent, L/C Issuer nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent, L/C Issuer or Lenders (or to Administrative Agent, on behalf of Lenders, or L/C Issuer), or Administrative Agent, Collateral Agent, or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, administrative receiver, compulsory or interim manager, or any other party under any bankruptcy law, any other state or federal law, common law, or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights, and remedies therefor or related thereto, be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 10.11Severability. In case any provision herein or obligation hereunder or any Revolving Credit Note or other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 10.12Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture, or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.08, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 10.13Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 10.14APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
Section 10.15CONSENT TO JURISDICTION. (a) ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN

ACCORDANCE WITH SECTION 10.01 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH SECTION 10.15(b), WHICH IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.
(b)    EACH LOAN PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.01 OR TO THE BORROWER, LOCATED AT 1105 WEST 41ST STREET, AUSTIN, TEXAS AND HEREBY APPOINTS THE BORROWER AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT, OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT BORROWER SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF ANY LOAN PARTY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH LOAN PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 10.15, AND ACCEPTABLE TO ADMINISTRATIVE AGENT, AS EACH LOAN PARTY’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON EACH LOAN PARTY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT, OR PROCEEDING.
Section 10.16WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY

WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING CREDIT LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 10.17Confidentiality. Each Agent and Lender (which term, for purposes of this Section 10.17, shall include L/C Issuer) shall hold all non-public information regarding Holdings and its Subsidiaries and their businesses identified as such by Borrower in accordance with such Lender’s customary procedures for handling confidential information of such nature and shall treat confidentially all such information and shall not disclose such information, directly or indirectly, to any other Person or entity, it being understood and agreed by Borrower that, in any event, any Agent or Lender may make (a) disclosures of such information to Affiliates or Related Funds of such Agent or Lender and to their agents, advisors, directors, and shareholders (and to other persons authorized by a Lender or Agent to organize, present, or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), in each case, who need to know such information and have been advised of their obligation to keep information of this type confidential (provided, that such Agent or Lender shall be responsible for its Affiliates’ and representatives’ compliance herewith), (b) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, or participant in connection with the contemplated assignment, transfer, or participation by any such Lender of any Revolving Credit Loans or any participations therein, (c) disclosure to any rating agency when required by it; provided, that prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Holdings and its Subsidiaries received by it from any of Agents or any Lender, (d) disclosure to any Lender’s financing sources; provided, that prior to any disclosure, such financing source is informed of the confidential nature of the information, (e) disclosures of such information to any investors, potential investors and partners of any Lender; provided, that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, (f) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable law or court order, each Agent and Lender shall notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (g) disclosures to the extent any such information becomes publicly available other than by reason of disclosure by any Agent or any Lender or any Affiliates of any Agent or any Lender or their respective officers, directors, agents, employees, attorneys, accountants, or advisors in breach of this Agreement, or to the extent any such information is developed independently by any Agent or any Lender, (h) disclosures for purposes of establishing a “due diligence” defense or to exercise rights or remedies and (i) to any credit insurance provider or broker, in each case, who need to know such information for purposes of providing such services to a Lender and have been advised of their obligation to keep information of this type confidential. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent or any Lender may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals, and other appropriate media (which may include use of logos of one or more of the Loan Parties) (collectively, “Trade Announcements”).
Section 10.18Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Revolving Credit Loans, Swing Line Loans and Letters of Credit made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Revolving Credit Loans, Swing Line Loans and Letters of Credit made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Revolving Credit Loans and Swing Line Loans made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
Section 10.19Counterparts and Electronic Execution. (a) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
(a)The parties consent to the execution by or on behalf of each other party of this Agreement, and the witnessing thereof, by electronic signature, provided that such manner of execution is permitted by law.
(b)The parties also agree that an executed copy of this Agreement may be retained in electronic form and acknowledge that such electronic form shall constitute an original of this Agreement and may be relied upon as evidence of this Agreement.
Section 10.20Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and each Agent of written or telephonic notification of such execution and authorization of delivery thereof.
Section 10.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution, and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability,
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.22PATRIOT Act Notice. Each Lender, L/C Issuer and Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender, L/C Issuer or Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act.
Section 10.23Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, Agents and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments, or this Agreement,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and satisfied so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments, and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Revolving

Credit Loans, the Letters of Credit, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (f) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of sub-section (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments, and this Agreement, or
(iv)such other representation, warranty, and covenant as may be agreed in writing between any Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, Agents and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that neither Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by either Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.24Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BUZZ BIDCO L.L.C., as Holdings

By:    /s/ Kevin Cook
Name: Kevin Cook
Title: Chief Financial Officer

BUZZ FINCO L.L.C., as Borrower

By:    /s/ Kevin Cook
Name: Kevin Cook
Title: Chief Financial Officer

BADOO PARTNERCO LLC
BUMBLE TRADING LLC, each as a Guarantor Subsidiary

By:    /s/ Amy Kossover
Name: Amy Kossover
Title: Manager

BUMBLE IP HOLDCO LLC, as a Guarantor Subsidiary

By:    /s/ Kevin Cook
Name: Kevin Cook
Title: Chief Financial Officer

SOCIAL ONLINE PAYMENTS LLC, as a Guarantor Subsidiary

By:    /s/ Richard Cohen
Name: Richard Cohen
Title: Manager

GENEVA TECHNOLOGIES, INC., as a Guarantor Subsidiary

By:    /s/ Richard Cohen
Name: Richard Cohen
Title: Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

CITIBANK, N.A.,
as Administrative Agent, Lender, Swing Line Lender and L/C Issuer

By:    /s/ Carmen Kelleher
Name: Carmen Kelleher
Title: Vice President

ALTER DOMUS (US) LLC,
as Collateral Agent

By:    /s/ Matthew Trybula
Name: Matthew Trybula
Title: Head of Legal, Commercial Transactional

BARCLAYS BANK PLC,
as a Lender

By:    /s/ Sean Duggan
Name: Sean Duggan
Title: Director

HSBC BANK PLC,
as a Lender

By:    /s/ James Steele
Name: James Steele
Title: Relationship Manager

ROYAL BANK OF CANADA,
as a Lender

By:    /s/ Theodore Brown
Name: Theodore Brown
Title: Authorized Signatory

GOLDMAN SACHS BANK USA,
as a Lender

By:    /s/ Thomas Manning
Name: Thomas Manning
Title: Authorized Signatory

APPENDIX A
TO CREDIT AGREEMENT
Revolving Credit Commitments

Revolving Credit Lender	Revolving Credit Commitment
Citibank, N.A.	$14,000,000.00
Royal Bank of Canada	$12,000,000.00
Barclays Bank PLC	$8,000,000.00
HSBC Bank PLC	$8,000,000.00
Goldman Sachs Bank USA	$8,000,000.00
TOTAL	$50,000,000.00

L/C Issuer	Letter of Credit Commitment
Citibank, N.A.	$10,000,000.00
TOTAL	$10,000,000.00

APPENDIX A

APPENDIX B
TO CREDIT AGREEMENT
Notice Addresses
BUZZ BIDCO L.L.C.
1105 West 41st Street
Austin, Texas 78756
Attention: Kevin D. Cook, Chief Financial Officer
Email: kevin.cook@team.bumble.com
BUZZ FINCO L.L.C.
1105 West 41st Street
Austin, Texas 78756
Attention: Kevin D. Cook, Chief Financial Officer
Email: kevin.cook@team.bumble.com

Each Guarantor Subsidiary
1105 West 41st Street
Austin, Texas 78756
Attention: Kevin D. Cook, Chief Financial Officer
Email: kevin.cook@team.bumble.com

in each case, with a copy to:
    Adam Moss
    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue, New York, NY 10017
    Email: adam.moss@stblaw.com
    Telephone: 212-455-2210
APPENDIX B

CITIBANK, N.A.,
as Administrative Agent
Administrative Agent’s Principal Office:

Citibank, N.A.
c/o Citibank Delaware
One Penns Way
OPS II
New Castle, DE 19720
Attn: Agency Operations
Email: global.loans.support@citi.com
Phone: (302) 894-6010
Fax: (646) 274-5080

Wiring Instructions:
Bank: Citibank N.A.
Swift BIC: CITIUS33
ABA #: 021-000-089
Account #: 31311565
Attn: CBNA Lending Agency

Swing Line Lender’s Principal Office:

    Citibank, N.A.
    c/o Citibank Delaware
    One Penns Way
    OPS II
    New Castle, DE 19720
    Attn: Agency Operations
    Email: global.loans.support@citi.com
    Phone: (302) 894-6010
    Fax: (646) 274-5080

    Wiring Instructions:
    Bank: Citibank N.A.
Swift BIC: CITIUS33
ABA #: 021-000-089
Account #: 31311565
Attn: CBNA Lending Agency

APPENDIX B

L/C Issuer’s Principal Office:

Citibank, N.A.
    c/o Citibank Delaware
    One Penns Way
    OPS II
    New Castle, DE 19720
    Attn: Agency Operations
    Email: global.loans.support@citi.com
    Phone: (302) 894-6010
    Fax: (646) 274-5080

    Wiring Instructions:
Bank: Citibank N.A.
Swift BIC: CITIUS33
ABA #: 021-000-089
Account #: 31311565
Attn: CBNA Lending Agency

ALTER DOMUS (US) LLC,
as Collateral Agent

Alter Domus (US) LLC
225 West Washington St, 9th Floor
Chicago, Illinois 60606
Attention: Matthew Trybula
Email: matthew.trybula@alterdomus.com; legal_agency@alterdomus.com; cortlandsuccessoragent@alterdomus.com
Telephone: (312) 564-5100

with a copy to

Pryor Cashman LLP
7 Times Square
New York, NY 10036-6569
Attention: David Smith
Email: dsmith@pryorcashman.com

APPENDIX B